As filed with the Securities and Exchange Commission on November 3, 2026.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Masonglory Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	1700	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Room 8, 25/F, CRE Centre
889 Cheung Sha Wan
Kowloon, Hong Kong

+852 3997 3682

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
At the address of the Company set forth above

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ningxin Sun, Esq. Charles Wilson LLP 418 Broadway Albany, New York 12207 +852 9565 6373

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED November 3, 2026

3,378,000 Class A Ordinary Shares (including up to 1,334,000 Class A Ordinary Shares issuable upon exercise of the Warrants)

Masonglory Limited

This prospectus relates to the resale, from time to time, by the selling shareholders named in this prospectus (the “Selling Shareholders”) of up to 3,378,000 class A ordinary shares of a par value of US$0.0008 each (the “Class A Ordinary Shares”), of Masonglory Limited (“Masonglory”), an exempted company with limited liability incorporated under the laws of the Cayman Islands, whose subsidiaries are established in Hong Kong and the British Virgin Islands. The Class A Ordinary Shares offered by the Selling Shareholders consist of (i) 1,377,000 Class A Ordinary Shares issued on August 12, 2026 to Xudong Yang, the beneficial owner of the 20% equity interest in Beta Beteiligungs und Besitz GmbH transferred to our subsidiary Key Strategic Development Limited, a private limited liability company organized under the laws of the Republic of Austria, as consideration for the acquisition by us of a 20% equity interest in Beta Beteiligungs und Besitz GmbH pursuant to a share swap agreement dated August 12, 2026 at US$3.40 per share for aggregate consideration of US$4,681,800 (the “Swap Shares”), and (ii) 667,000 Class A Ordinary Shares issued on October 5, 2026 to four investors at a purchase price of US$1.50 per share pursuant to a securities purchase agreement dated September 25, 2026 (the “PIPE Shares”). This prospectus also covers the offer and sale of up to 1,334,000 Class A Ordinary Shares issuable upon exercise of the Series A Warrants and the Series B Warrants issued to those investors (the “Warrant Shares”), which are being registered for resale by the Selling Shareholders. We are not selling any Class A Ordinary Shares in this offering.

This prospectus also covers the offer and sale, from time to time, of up to 1,334,000 Class A Ordinary Shares issuable upon exercise of the Series A Warrants and the Series B Warrants issued in the private placement that closed on October 5, 2026, exercisable at US$1.30 per share in the case of the Series A Warrants and US$1.10 per share in the case of the Series B Warrants (the “Warrant Shares”), together with any additional Class A Ordinary Shares that may become issuable upon adjustment of the Warrants by reason of share splits, share dividends, share combinations, recapitalizations and similar events. The Warrant Shares are being registered for resale by the Selling Shareholders and will be issued only upon exercise of the Warrants. See “Risk Factors — Risks Related to our Class A Ordinary Shares and this Offering — The exercise of the outstanding Warrants would dilute your ownership interest and could depress the market price of our Class A Ordinary Shares.” on page 35 for a discussion of the risks relating to the Series A Warrants and the Series B Warrants. The Warrants do not provide for cashless exercise and contain no net exercise or cashless exercise feature: a holder must pay the aggregate exercise price in cash by wire transfer or cashier’s check.

The Selling Shareholders may offer and sell the Class A Ordinary Shares covered by this prospectus at prevailing market prices or at privately negotiated prices, in public or private transactions or both, from time to time. We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders. All net proceeds from the sale of the Class A Ordinary Shares covered by this prospectus will go to the Selling Shareholders. We will bear the costs and expenses of registering the Class A Ordinary Shares covered by this prospectus, and the Selling Shareholders will bear their own brokerage commissions and similar selling expenses. We do not know when or in what amount the Selling Shareholders may offer the Class A Ordinary Shares for sale, and the Selling Shareholders may sell any, all, or none of the Class A Ordinary Shares offered by this prospectus. We will, however, receive cash proceeds equal to the aggregate exercise price of any Warrants exercised for cash, up to approximately US$1,600,800 if all of the Warrants are exercised for cash, and we intend to use those proceeds for general corporate purposes, including working capital.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “FFTT.” Our ticker symbol changed from “MSGY” to “FFTT” effective at the opening of trading on October 28, 2026.  On November 2, 2026, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was US$ 3.87 per share. There is no underwriter, placement agent or other person engaged by us to solicit purchasers of the Class A Ordinary Shares offered by this prospectus, and no minimum number of Class A Ordinary Shares must be sold for the offering to close.

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations in Hong Kong by its Operating Subsidiary.

Our Class A Ordinary Shares and our Class B Ordinary Shares carry different voting rights. Holders of Class A Ordinary Shares are entitled to one (1) vote per share, while holders of Class B Ordinary Shares are entitled to fifty (50) votes per share, and the holders of Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as otherwise required by law. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof, and Class A Ordinary Shares are not convertible into Class B Ordinary Shares except with the unanimous prior approval of the holders of Class B Ordinary Shares. As of the date of this prospectus, Fung & Tun Limited, a company jointly owned by our Controlling Shareholders, Mr. SF Tse and Mr. TT Tse, holds all of the 682,500 issued and outstanding Class B Ordinary Shares and 266,952 Class A Ordinary Shares, representing approximately 91.5% of the aggregate voting power of our issued and outstanding Ordinary Shares, and, as a result, we are a “controlled company” within the meaning of the Nasdaq Stock Market Rules. See “Risk Factors” and “Principal Shareholders.” See “Risk Factors — Risks Related to our Class A Ordinary Shares and this Offering” on page 9 for a discussion of the risks relating to our dual-class share structure and the voting power of our Controlling Shareholders.

Masonglory is a Cayman Islands holding company with no material operations of its own, and we conduct our operations primarily in Hong Kong through our Operating Subsidiary (as defined below). References to the “Company,” “we,” “us,” and “our” in the prospectus are to Masonglory, the Cayman Islands entity that will issue the Class A Ordinary Shares being offered. This is an offering of the Class A Ordinary Shares of Masonglory, the Cayman Islands holding company, and not of the shares of the Operating Subsidiary. Investors in this offering may never directly hold any equity interests in the Operating Subsidiary.

Investing in the Shares is highly speculative and involves a high degree of risk. Before buying any Class A Ordinary Shares, you should carefully read the discussion of material risks of investing in the Shares in “Risk Factors” beginning on page 17 of this prospectus.

Our operations are primarily located in Hong Kong, a Special Administrative Region of the People’s Republic of China (“China” or the “PRC”), with its own governmental and legal system that is independent from mainland China and has its own distinct rules and regulations. Due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard. We may also be subject to unique risks due to the uncertainty of the interpretation and application of PRC laws and regulations.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our operations and/or the value of our securities;
●	could significantly limit or completely hinder our ability to continue our operations;
●	could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and
●	may cause the value of our securities to significantly decline or be worthless.

The legal and operational risks associated in operating in the PRC also apply to the Operating Subsidiary’s operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would be applicable to the Operating Subsidiary and us, given the substantial operations of the Operating Subsidiary in Hong Kong and the possibilities that Chinese government may exercise significant oversight over the conduct of business in Hong Kong. In the event that the Operating Subsidiary is to become subject to laws and regulations of the PRC, these risks could result in material costs to ensure compliance, fines, material changes in our operations and/or the value of the securities we are registering for sale, and/or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For example, if the recent regulatory actions of the PRC government on data security, anti-monopoly or other data-related laws and regulations were to apply to us and/or our subsidiaries, we and/or our subsidiaries could become subject to certain anti-monopoly, cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our public offerings on a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and/or our subsidiaries and may materially and adversely affect our subsidiaries’ business and our results of operations. We believe that we and the Operating Subsidiary is not currently required to obtain permission from or complete filing procedure with the PRC and/or Hong Kong government authorities to list on a U.S. securities exchange and consummate this offering, including the permission requirement or complete filing procedure for any data security or anti-monopoly concerns. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange in the United States, or even when such permission is obtained or such filing is completed, it will not be subsequently denied or rescinded. See “Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate — Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.” on page 24; and “Risk Factors — Jurisdictions We Operate — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless” on page 29.

We are aware that recently the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Prospectus Summary — Recent Regulatory Developments in the PRC” beginning on page 11.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” (“PRC Personal Information Protection Law”), which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in mainland China, issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise on the basis of the equity, assets, income, or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing under the Draft Overseas Listing Regulations.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”), jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021), which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the (“Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings, or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes, and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering.

The Operating Subsidiary may collect and store certain data (including certain personal information) from our clients, who may be mainland China individuals, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). The Measures for Cybersecurity Review (2021), PRC Data Security Law, the PRC Personal Information Protection Law, and the Draft Overseas Listing Regulations currently does not have an impact on our business, operations or this offering, nor are we or the Operating Subsidiary are covered by permission requirements from the CAC that is required to approve our Hong Kong subsidiaries’ operations and our offering, as our Hong Kong subsidiaries will not be deemed to be an “Operator” or a “data processor” that required to file for cybersecurity review before listing in the United States, because: (i) the Operating Subsidiary was incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Measures for Cybersecurity Review (2021), the Personal Information Protection Law and the Draft Overseas Listing Regulations does not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, the Operating Subsidiary has in aggregate collected and stored personal information of far less than one million users; (iii) all of the data the Operating Subsidiary has collected is stored in servers located in Hong Kong, and we and the Operating Subsidiary do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor has received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we and the Operating Subsidiary have not been notified by any authorities of being classified as an Operator. Moreover, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by mainland China authorities, neither we, nor the Operating Subsidiary in Hong Kong are currently required to obtain any permission or approval from the mainland China government authorities, including the CSRC and CAC, to operate our business or to offer the securities being registered to foreign investors. As of the date of this prospectus, neither we nor the Operating Subsidiary have ever applied for any such permission or approval.

However, given the uncertainties arising from the legal system in mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of Draft Overseas Listing Regulations, CSRC Filing Rules, PRC Personal Information Protection Law, relevant mainland China data privacy, cybersecurity laws and other regulations. Since the CSRC Filing Rules are newly promulgated, their interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If the CSRC Filing Rules become applicable to us or the Operating Subsidiary in Hong Kong, if the Operating Subsidiary is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to the Operating Subsidiary in Hong Kong, the business operation of the Operating Subsidiary and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. While, we do not believe we are covered by the permission requirements from CSRC or CAC, investors of our company and our business may face potential uncertainty from actions taken by the PRC government affecting our business. If the applicable laws, regulations, or interpretations change and the Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that the Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — Jurisdictions We Operate — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless” on page 29.

The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers. The PRC government may also intervene or impose restrictions on our ability to move out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or any of our subsidiaries to obtain regulatory approval from PRC authorities before this offering. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this offering or cause the value of the Shares to significantly decline or become worthless. See “Prospectus Summary — Recent Regulatory Developments in the PRC” beginning on page 11.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCA Act”), have been recently imposed by the SEC and the Public Company Accounting Oversight Board (“PCAOB”), recently, the Shares may be prohibited from trading if our auditor cannot be fully inspected. Our auditor, J&S Associate PLT, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess J&S Associate PLT’s compliance with applicable professional standards. J&S Associate PLT is headquartered in Malaysia, and can be inspected by the PCAOB. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong. On August 26, 2022, CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. See “Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate — Although the audit report included in this prospectus is prepared by PCAOB registered auditor who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted” on page 30. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of the Shares to be materially and adversely affected.

Our management monitors the cash position of the Operating Subsidiary regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfil its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors (“Board of Directors”).

For Masonglory to transfer cash to its subsidiaries, Masonglory is permitted under the laws of the Cayman Islands and its Amended and Restated Memorandum and Articles (as defined below) to provide funding to our subsidiaries incorporated in the BVI (as defined below) and Hong Kong through loans or capital contributions. Masonglory’s subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to the Operating Subsidiary subject to certain restrictions set forth in the BVI Business Companies Act, Revised Edition 2020 and memorandum and articles of association of the relevant Masonglory’s subsidiary incorporated under the laws of the BVI. As a holding company, Masonglory may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. According to the BVI Business Companies Act, Revised Edition 2020, a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of Masonglory’s subsidiaries incur debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to Masonglory. During the fiscal years ended March 31, 2026, 2025 and 2024, Masonglory, Masonglory BVI, and Masontech did not declare or pay any dividends and there was no transfer of assets among Masonglory and its subsidiaries. We do not have any current intentions to distribute further earnings. If we decide to pay dividends on any of the Shares in the future, as a holding company, we will be dependent on receipt of funds from the Operating Subsidiary by way of dividend payments. See “Dividend Policy,” “Risk Factors — Risks Related to our Class A Ordinary Shares and this Offering — We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” on page 36, and “Consolidated Statements of Change in Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm” for further details.

We are an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

As of the date of this prospectus, 4,163,647 Ordinary Shares are issued and outstanding, consisting of 3,481,147 Class A Ordinary Shares and 682,500 Class B Ordinary Shares. The Class A Ordinary Shares offered by the Selling Shareholders consist of 2,044,000 Class A Ordinary Shares that are already issued and outstanding and up to 1,334,000 Class A Ordinary Shares issuable upon exercise of the Warrants, and the offer and sale of such shares by the Selling Shareholders will not change the number of our issued and outstanding Ordinary Shares. Because our Class B Ordinary Shares carry fifty (50) votes per share, Fung & Tun Limited, a company jointly owned by our Controlling Shareholders, holds approximately 91.5% of the aggregate voting power of our issued and outstanding Ordinary Shares and we are a “controlled company” within the meaning of the Nasdaq Stock Market Rules. See “Prospectus Summary — Implication of Being a Controlled Company.”

No underwriting discounts or commissions will be payable by us in connection with the offer and sale of the Class A Ordinary Shares by the Selling Shareholders, and we will not receive any proceeds from such sales. Any brokerage commissions and similar selling expenses attributable to sales by the Selling Shareholders will be borne by the Selling Shareholders. We will, however, receive cash proceeds equal to the aggregate exercise price of any Warrants exercised for cash, up to approximately US$1.6 million if all of the Warrants are exercised for cash. We cannot predict when or in what amounts the Warrants will be exercised, and it is possible that some or all of the Warrants will never be exercised. We will not pay any non-accountable expense allowance or expense reimbursement, and we will not pay any item of value that would be viewed by the Financial Industry Regulatory Authority (“FINRA”) as underwriting compensation.

Neither the Securities and Exchange Commission (as defined below) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 3, 2026.

We are responsible for the information contained in or incorporated by reference into this prospectus and any free writing prospectus we prepare or authorize. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information, and neither we nor the Selling Shareholders take any responsibility for any other information others may give you. Neither we nor the Selling Shareholders are making an offer to sell the Class A Ordinary Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Class A Ordinary Shares.

For investors outside the United States: Neither we nor the Selling Shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

Masonglory is an exempted company with limited liability incorporated under the laws of the Cayman Islands and a majority of our outstanding Ordinary Shares are owned by non-U.S. residents. Under the rules of the SEC we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act.

i

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

●	‘‘Amended and Restated Memorandum and Articles’’ refers to the second amended and restated memorandum and articles of association of our Company, adopted by a special resolution of our shareholders passed on July 31, 2026, as the same may be amended from time to time;
●	”BVI” refers to the British Virgin Islands;
●	”Companies Act” refers to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;
●	”Company,” “we,” “us,” and “Masonglory” refers to Masonglory Limited, an exempted Company with limited liability incorporated under the laws of the Cayman Islands on February 21, 2024, that will issue the Class A Ordinary Shares being offered and does not include its subsidiaries, Masonglory BVI and Masontech.

●	”Controlling Shareholders” refer to the ultimate beneficial owner of the Company, who are Mr. SF Tse and Mr. TT Tse. See “Management” and “Principal Shareholders” for more information;
●	”Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended;
●	”Group” refers to the Company and its subsidiaries, Masonglory BVI and Masontech;
●	”HKD” or “HK$” refers to Hong Kong dollar(s), the lawful currency of Hong Kong;
●	”Hong Kong” refers to Hong Kong Special Administrative Region of the People’s Republic of China;
●	”Independent Third Party” refers to a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company;
●	”mainland China” refers to the PRC (excluding Hong Kong, Macau and Taiwan);
●	”Masonglory BVI” refers to Masonglory (BVI) Limited, a BVI business company limited by shares incorporated in the BVI, a direct wholly owned subsidiary of Masonglory;
●	”Mr. SF Tse” refers to Mr. Tse Shing Fung, one of our Controlling Shareholders;
●	”Mr. TT Tse” refers to Mr. Tse Tsz Tun, one of our Controlling Shareholders;
●	”Nasdaq” refers to Nasdaq Stock Market LLC;

ii

●	”Operating Subsidiary” refers to Masontech Limited, a company incorporated in Hong Kong with limited liability, an indirectly wholly owned subsidiary of Masonglory and our sole operating subsidiary in Hong Kong;
●	”Class A Ordinary Shares” refer to our class A ordinary shares of a par value of US$0.0008 each, each carrying one (1) vote; “Class B Ordinary Shares” refer to our class B ordinary shares of a par value of US$0.0008 each, each carrying fifty (50) votes; “Ordinary Shares” or “Shares” refer to our Class A Ordinary Shares and Class B Ordinary Shares, collectively;
●	”our Group” or “the Group” refers to Masonglory Limited and its subsidiaries;
●	”PCAOB” refers to Public Company Accounting Oversight Board;
●	”PRC” or “China” refers to the People’s Republic of China;
●	”PRC government” or “PRC authorities,” or variations of such words or similar expressions, refer to the central, provincial, and local governments of all levels in mainland China, including regulatory and administrative authorities, agencies and commissions, or any court, tribunal or any other judicial or arbitral body in mainland China;
●	”PRC laws” refer to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in mainland China;
●	”RMB” or “Renminbi” means Renminbi, the lawful currency of the PRC;
●	”SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission;
●	”Securities Act” refers to the U.S. Securities Act of 1933, as amended;
●	”U.S. dollars” or “$” or “USD” or “dollars” refers to United States dollar(s), the lawful currency of the United States.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Masonglory is a holding company with operations conducted in Hong Kong through its key Operating Subsidiary in Hong Kong, Masontech Limited. Masontech Limited’s reporting currency is Hong Kong dollars. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were calculated at the rate of US$1 = HK$7.80, a pegged rate determined by the linked exchange rate system in Hong Kong. We used this pegged rate to translate our consolidated balance sheets, statements of operations and comprehensive income and statements of cash flows for the periods presented in this prospectus. No representation is made that the HK$ amount represents or could have been, or could be converted, realized or settled into US$ at that rate, or at any other rate.

iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in the Shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in or incorporated by reference into this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision. Unless the context otherwise requires, all references to “Masonglory,” “we,” “us,” “our,” the “Company,” and similar designations refer to Masonglory Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands.

Overview

We are a holding company incorporated in the Cayman Islands with operations conducted in Hong Kong by our Operating Subsidiary, Masontech Limited. We have been engaged in the provision of wet trades services and other ancillary services as a subcontractor in Hong Kong since 2018. As a subcontractor, we provide our customers with comprehensive wet trades works solutions, which principally include (i) plastering on floors, ceilings and walls, (ii) tile laying on internal and external walls and floors, (iii) brick laying, (iv) floor screeding, and (v) marble works. In recognition of our achievements in the wet trades industry in Hong Kong, our Operating Subsidiary has been granted registration as a Group 2 Registered Specialist Trade Contractor under the Registered Specialist Trade Contractors Scheme (formerly known as the Subcontractor Registration Scheme) of the Construction Industry Council since 2020.

Our direct customers are generally main contractors of various building construction projects in Hong Kong and the ultimate owners of the projects undertaken by us mainly include property developers in Hong Kong as well as the Hong Kong government. Our project portfolio consists mainly of private sectors projects in Hong Kong, which include both private residential development and commercial development. We also engage in public sector projects in Hong Kong, which include infrastructure and public facilities developments, although to a lesser extent. We take pride in the quality of works which we deliver and we have developed stable relationship with a majority of our customers over the years.

For the years ended March 31, 2026 and 2025, our customers were primarily main contractors of property development and civil engineering projects in Hong Kong. Our five largest customers accounted for 99.3% and 100% of our revenue for the years ended March 31, 2026 and 2025, respectively. For the years ended March 31, 2026 and 2025, three and four of our customers generated income which accounted for more than 10% of our annual revenue, respectively.

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

●	We have an established track record in the wet trades industry in Hong Kong;
●	Long-term and stable relationship with our major customers;
●	Strong network of pre-approved suppliers;
●	Implementation of stringent quality assurance system; and
●	Experienced and professional management team.

Our Strategies

We intend to pursue the following strategies to further expand our business:

●	Expand our workforce;
●	Acquisition of additional machineries;
●	Diversifying our project portfolio; and
●	Strengthening our marketing efforts.

Corporate History and Structure

Our Operating Subsidiary, Masontech Limited, was incorporated as a company with limited liability under the laws of Hong Kong in September 2018.

Masonglory was incorporated as an exempted company with limited liability under the laws of the Cayman Islands in February 2024. Masonglory’s direct subsidiary is Masonglory (BVI), a BVI company incorporated in February 2024 and the holding company of Masontech Limited.

On February 21, 2024, one (1) ordinary share was allotted and issued as fully paid to an initial subscriber, an independent third party, which was subsequently transferred to Mr. Tse Tsz Tun. On February 29, 2024, one (1) ordinary share was allotted and issued as fully paid to Mr. Tse Shing Fung at a consideration of US$0.0001.

On March 21, 2024, each of the Controlling Shareholders entered into a sale and purchase agreement with Masonglory (BVI), pursuant to which the Controlling Shareholders sold, and Masonglory (BVI) purchased from the Controlling Shareholders a total of twenty (20) ordinary shares in the Operating Subsidiary (representing the entire issued share capital of the Operating Subsidiary), at an aggregate consideration of HK$20.00. After the acquisition, Masonglory (BVI) became the sole shareholder of the Operating Subsidiary.

On March 25, 2024, as part of the reorganization for the purpose of this offering, each of the Controlling Shareholders entered into a sale and purchase agreement with Masonglory, pursuant to which the Controlling Shareholders sold, and Masonglory purchased from the Controlling Shareholders a total of two (2) ordinary shares of Masonglory (BVI) (representing the entire issued share capital of Masonglory (BVI)), at an aggregate consideration of US$0.0002. After the acquisition, Masonglory became the ultimate holding company of Masonglory (BVI) and the Operating Subsidiary.

On March 25, 2024, each of the Controlling Shareholders entered into a sale and purchase agreement with Fung & Tun Limited, a company incorporated under the laws of the BVI and jointly owned by the Controlling Shareholders (each holding one (1) Ordinary Share), pursuant to which each of the Controlling Shareholders sold, and Fung & Tun Limited purchased from the Controlling Shareholders a total of two (2) ordinary shares (representing the entire issued share capital of the Company), at an aggregate consideration US$0.0002. After the acquisition, Fung & Tun Limited, via its direct holding in Masonglory, became the ultimate holding company of the Operating Subsidiary.

Subsequently, on June 14, 2024, Masonglory allotted and issued 11,499,998 ordinary shares at a par value of US$0.0001 per Ordinary Share, credited as fully-paid in its share capital, to Fung & Tun Limited. Also on June 14, 2024, Masonglory allotted and issued 500,000 ordinary shares to each of Vision Win Enterprises Limited and Main Works International Limited for a consideration of HK$640,000, representing 4% and 4%, respectively, of the enlarged entire issued share capital of the Company immediately upon completion of the above transactions.

Vision Win Enterprises Limited and Main Works International Limited, all of whom and their ultimate beneficial owners have no affiliation with us.

On July 9, 2025, Masonglory completed its initial public offering of 1,500,000 ordinary shares at a price of US$4.00 per share and listed its Ordinary Shares on the Nasdaq Capital Market under the symbol “MSGY”. On January 9, 2026, the Company issued 2,732,000 Ordinary Shares pursuant to the Company’s registration statement on Form S-8 filed on December 10, 2025.

On July 31, 2026, the shareholders of the Company approved at an extraordinary general meeting, among other things, (i) the consolidation of every eight (8) issued and unissued shares of par value US$0.0001 each into one (1) share of par value US$0.0008 each (the “Share Consolidation”) and (ii) immediately after the Share Consolidation, the reclassification of the authorized share capital of the Company into 60,000,000 Class A Ordinary Shares of par value US$0.0008 each and 2,500,000 Class B Ordinary Shares of par value US$0.0008 each, with the 682,500 issued shares held by Fung & Tun Limited re-designated as Class B Ordinary Shares and each other issued share re-designated as a Class A Ordinary Share, and adopted the Amended and Restated Memorandum and Articles. The Class A Ordinary Shares have continued to trade on the Nasdaq Capital Market under the symbol “MSGY”. Since then, we have completed the share swap and the private placement described under “Recent Developments.”

The chart below illustrates our corporate structure and identifies our subsidiaries as of the date of this prospectus:

Recent Developments

On August 12, 2026, the Company entered into a share swap agreement with the holder of a 49% equity interest in Beta Beteiligungs und Besitz GmbH, a private limited liability company organized under the laws of the Republic of Austria (the “Target”), and the beneficial owner of such holder, pursuant to which such holder agreed to transfer 20% of the equity interests in the Target to a wholly-owned subsidiary of the Company, and, as consideration therefor, the Company allotted and issued to such beneficial owner an aggregate of 1,377,000 Class A Ordinary Shares. The number of consideration shares was determined by reference to a valuation of 100% of the equity interests in the Target of US$23,400,000 performed by an independent third-party valuation firm, and a price per Class A Ordinary Share of US$3.40, which was determined by reference to the closing bid price of the Class A Ordinary Shares of US$3.43 on August 11, 2026. We hold 20% of the voting power of the Target and do not control it; accordingly, we account for our investment in the Target using the equity method of accounting in accordance with ASC 323, Investments—Equity Method and Joint Ventures, and we do not consolidate the Target’s results of operations. The acquisition of the 20% equity interest in the Target was deemed significant under Rule 3-05 of Regulation S-X, and the following separate financial statements of the Target are incorporated by reference into this prospectus from our Report on Form 6-K/A furnished with the SEC on October 30, 2026 (the “Beta 6-K”), as Exhibits 99.

The Target, operating under the BETA Wellness brand, is engaged in the trading and distribution of construction materials, principally bathtubs, hot tubs and swim spas, in Continental Europe, which is complementary to the Company’s existing wet trades and construction materials services business, and the transaction represents a horizontal, synergistic expansion of the Company’s geographic footprint and construction materials product portfolio into Continental Europe. BETA Wellness is a leading retailer of premium outdoor wellness products in Austria and Central Europe, specializing in high-quality whirlpools, swim spas, saunas and related health and leisure products, with seven large-scale experience showrooms in Austria, a business network extending to Southern Germany, Northern Italy and Eastern Switzerland, and an AI-powered smart spa management system integrated into the central control units of its spa equipment.

On September 25, 2026, we entered into a securities purchase agreement with four investors in a private placement and, on October 5, 2026, completed the issuance of an aggregate of 667,000 Class A Ordinary Shares at a purchase price of US$1.50 per share, for aggregate gross proceeds of US$1,000,500. In connection with the private placement, we issued Series A Warrants to purchase up to an aggregate of 667,000 Class A Ordinary Shares at an exercise price of US$1.30 per share and Series B Warrants to purchase up to an aggregate of 667,000 Class A Ordinary Shares at an exercise price of US$1.10 per share. Each investor purchased 166,750 Class A Ordinary Shares, together with a Series A Warrant and a Series B Warrant each to purchase 166,750 Class A Ordinary Shares, for a purchase price of US$250,125. The Warrants are exercisable until October 5, 2028 and do not provide for cashless exercise.

On October 21, 2026, we announced that our Nasdaq ticker symbol would change from “MSGY” to “FFTT,” effective at the opening of trading on October 28, 2026, as reported in the Report on Form 6-K that we furnished to the SEC on October 21, 2026. No action is required from existing shareholders in connection with the ticker symbol change, and our CUSIP number remains unchanged.

Summary of the Warrants

In connection with the private placement that closed on October 5, 2026, we issued to four investors Series A Warrants to purchase up to an aggregate of 667,000 Class A Ordinary Shares at an exercise price of US$1.30 per share and Series B Warrants to purchase up to an aggregate of 667,000 Class A Ordinary Shares at an exercise price of US$1.10 per share. Each series is exercisable, in whole or in part, at any time from the date of issuance until the second anniversary of the date of issuance. The exercise price and the number of Class A Ordinary Shares issuable upon exercise are subject to adjustment for share splits, share dividends, share combinations, recapitalizations and similar events, and upon the occurrence of certain other events specified in the Warrants.

Each of the four investors purchased 166,750 Class A Ordinary Shares, together with a Series A Warrant to purchase 166,750 Class A Ordinary Shares at US$1.30 per share and a Series B Warrant to purchase 166,750 Class A Ordinary Shares at US$1.10 per share, for a purchase price of US$250,125. The Warrants were issued under the securities purchase agreement dated September 25, 2026 and, on their face, bear an issue date of October 5, 2026 and a termination date of October 5, 2028.

To exercise a Warrant the holder must deliver a notice of exercise and pay the aggregate exercise price in cash by wire transfer or cashier’s check within the earlier of two trading days and the standard settlement period after delivery of the notice. The Warrants do not contain a cashless exercise or net exercise feature, and the notice of exercise form annexed to each Warrant contains no net-exercise election. The Company will deliver the Warrant Shares through DWAC if a registration statement permitting the issuance or resale of the Warrant Shares is effective or the Warrant Shares are eligible for resale without volume or manner-of-sale limitations under Rule 144, and otherwise in certificated form. Because Warrant Shares are acquired for cash consideration, no exchange under Section 3(a)(9) of the Securities Act occurs on exercise, and the Rule 144 holding period for the Warrant Shares will begin on the date of exercise and payment rather than on the issue date of the Warrants.

If the Warrants are exercised for cash, we will receive the exercise price, or up to approximately US$1.6 million in the aggregate if all of the Warrants are exercised for cash. We cannot predict when or in what amounts the Warrants will be exercised, and it is possible that some or all of the Warrants will never be exercised and will expire unexercised. See “Use of Proceeds” and “Plan of Distribution.”

The foregoing description of the Warrants is a summary only and is qualified in its entirety by reference to the full text of the forms of Series A Warrant and Series B Warrant, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Holding Company Structure

Masonglory is a Cayman Islands holding company with no material operations of its own, and we conduct our operations primarily in Hong Kong through the Operating Subsidiary. This is an offering of the Ordinary Shares of Masonglory, an exempted company with limited liability incorporated under the laws of the Cayman Islands, instead of the shares of the Operating Subsidiary. Investors in this offering will not directly hold any equity interests in the Operating Subsidiary.

As a result of our corporate structure, Masonglory’s ability to pay dividends may depend upon dividends paid by the Operating Subsidiary. If our Operating Subsidiary or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Transfers of Cash To and From Our Subsidiaries

Our management monitors the cash position of the Operating Subsidiary regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfil its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by the board of directors.

No regulatory approval is required for Masonglory to transfer cash to its subsidiaries is subject to the following: Masonglory is permitted under the laws of the Cayman Islands and its Amended and Restated Memorandum and Articles to provide funding to our subsidiaries incorporated in the BVI and Hong Kong through loans or capital contributions. Masonglory’s subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to the Operating Subsidiary subject to certain restrictions laid down in the BVI Business Companies Act, Revised Edition 2020 and memorandum and articles of association of the relevant Masonglory’s subsidiary incorporated under the laws of the BVI.

The ability of Masonglory BVI, the direct subsidiary of Masonglory, to transfer cash to Masonglory is subject to the following: according to the BVI Business Companies Act, Revised Edition 2020, Masonglory BVI may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

The ability of our Operating Subsidiary to transfer cash to Masonglory BVI is subject to the following: according to the Companies Ordinance of Hong Kong, our Operating Subsidiary may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

During the fiscal years ended March 31, 2025 and 2024, our Operating Subsidiary, Masontech BVI, and Masonglory did not declare or pay any dividends and there was no transfer of assets among Masonglory and its subsidiaries.

If we determine to pay dividends on any of the Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments. Masonglory is permitted under the laws of Cayman Islands and its Amended and Restated Memorandum and Articles to provide funding to its subsidiaries through loans or capital contributions. The Operating Subsidiary is permitted under the laws of Hong Kong to provide funding to Masonglory through dividend distributions without restrictions on the amount of the funds distributed.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Subject to the Cayman Islands laws and our Amended and Restated Memorandum and Articles, our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from the operating entities, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Any of these factors could have a material adverse effect on our business, financial position and results of operations, and hence there is no assurance that we will be able to pay dividends to our shareholders after the completion of this offering.

The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders in the Cayman Islands.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between Masonglory and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries, to Masonglory and U.S. investors and amounts owed. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, or the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” The PRC laws and regulations do not currently have any material impact on transfer of cash from Masonglory to our Operating Subsidiary nor from our Operating Subsidiary to Masonglory and the investors in the U.S. There is currently no restriction or limitation under the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and our Operating Subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition, and results of operations could be adversely affected and the value of our Ordinary Shares could decrease or become worthless.

See “Dividend Policy”, “Risk Factors — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business”, “Risk Factors — Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain”, and Consolidated Statements of Change in Shareholders’ Equity in the audited financial statements contained in this prospectus for more information.

Summary of Key Risks

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows, and prospects that you should consider before making a decision to invest in the Shares. These risks are discussed more fully in “Risk Factors.”

Risks Related to Our Business and Industry

●	A significant portion of our revenue was generated from contracts awarded by a limited number of customers, and any significant decrease in the number of projects with our major customers may materially and adversely affect our financial condition and operating results.
●	Our revenue is mainly derived from projects which are non-recurrent in nature and there is no guarantee that our customers will provide us with new businesses.
●	Failure to maintain safe construction sites and/or implement our safety management system may lead to the occurrence of personal injuries, property damages, fatal accidents or suspension or non-renewal of our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council.
●	Unsatisfactory performance by our subcontractors or unavailability of subcontractors may adversely affect our operation and profitability.
●	Any material inaccurate cost estimation or cost overruns may adversely affect our financial results.
●	Rising costs and limited supply of raw materials may increase our costs and affect our performance.
●	The total actual value of work done may differ from the original estimated contract sum stated in our contracts with customers.
●	Cash inflows and outflows in connection with wet trades projects may be irregular and, thus, may affect our net cash flow position.
●	Our performance depends on market conditions and trends in the wet trades industry and if there is any slowdown (in terms of transaction volume and price) of the property market in Hong Kong, the availability of wet trades works projects in Hong Kong may decrease significantly.
●	We face keen competition from other players in the market.
●	Our Group is dependent on key personnel and there is no assurance that our Group can retain them.
●	Our ability to successfully tender for and undertake new projects is limited by the availability of our project management staff and subcontractors.
●	Failure to complete our projects on a reliable and timely basis could materially affect our reputation, our financial performance or may subject us to claim.
●	Amounts included in our backlog may not result in actual revenue or translate into profits. Our backlog is subject to cancellation and unexpected adjustments and therefore is an uncertain indicator of future results of operations.
●	There is no assurance that we will be able to renew our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council.
●	Our insurance coverage may not be adequate to cover potential liabilities.
●	Our profitability may be affected by the potential increase in depreciation expenses and staff costs upon our planned acquisition of additional machinery and motor vehicles and our planned recruitment of additional staff.
●	Possible difficulty in recruiting sufficient labour may hinder our future business strategies.
●	Our business plans and strategies may not be successful or be achieved within the expected time frame or within the estimated budget.
●	If we fail to comply with applicable anti-corruption and anti-bribery laws, our reputation may be harmed and we could be subject to penalties and significant expenses that have a material adverse effect on our business, financial condition and results of operations.
●	We and the Operating Subsidiaries are exposed to potential disruptions and risks from unforeseen disasters or crises.
●	We may be a party to legal proceedings from time to time and we cannot assure you that such legal proceedings will not have a material adverse impact on our business.

Risks Related to Our Acquisition

●	We hold only a minority, non-controlling interest in the Target and have limited ability to influence its business;

●	Failure to realize synergy effects of the share swap transaction;

●	Valuation decline and substantial asset impairment; and

●	Potential cooling of the outdoor wellness products market impacting the Target’s business.

Risks Related to Doing Business in Jurisdictions We Operate

●	Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.
●	There are uncertainties regarding the interpretation and enforcement of PRC and Hong Kong laws, rules, and regulations.
●	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements.
●	We may become subject to a variety of PRC laws and other obligations regarding data security offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer the Shares to investors and cause the value of the Shares to significantly decline or be worthless.
●	If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.
●	Although the audit report included in this prospectus is prepared by PCAOB registered auditor who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted.

●	The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price, and reputation.
●	The effect of the Hong Kong Autonomy Act (“HKAA”) and other U.S. government policies in response to the enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Operating Subsidiary.
●	If we become subject to the recent scrutiny, criticism, and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, this offering, and our reputation and could result in a loss of your investment in the Shares, in particular if such matter cannot be addressed and resolved favorably.
●	A downturn in the political and socioeconomic conditions in Hong Kong, mainland China, or the global economy, or a change in the economic and political policies of China, could materially and adversely affect our business and financial condition.
●	Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of the Shares.
●	There are political risks associated with conducting business in Hong Kong.
●	The Hong Kong legal system embodies uncertainties that could limit the availability of legal protections.
●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.
●	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where the majority of our clients reside.

Risks Related to our Class A Ordinary Shares and this Offering

●	The trading price of the Shares may be volatile, which could result in substantial losses to you.
●	We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.
●	Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of the Shares.
●	If we fail to meet applicable listing requirements, Nasdaq may delist the Shares from trading, in which case the liquidity and market price of the Shares could decline.
●	Our Class A Ordinary Shares were the subject of a one-for-eight share consolidation that became effective on August 11, 2026. A share consolidation is generally intended to raise the per-share trading price above the minimum bid price requirement of the Nasdaq Capital Market, but there can be no assurance that the trading price will remain above such requirement or that the consolidation will increase our market capitalization or improve liquidity. If our Class A Ordinary Shares trade below US$1.00 per share for 30 consecutive business days, we may be subject to delisting proceedings; because we effected a share consolidation within the preceding one-year period, we would not be eligible for a further compliance period under the Nasdaq rules, which could materially impair the liquidity and market price of our Class A Ordinary Shares.

●	One holder, the holder of the Swap Shares, beneficially owns approximately 39.6% of our Class A Ordinary Shares, and the Selling Shareholders are not affiliates of ours. The interests of the Selling Shareholders may differ from those of other holders of our Class A Ordinary Shares, and their disposition of a substantial number of shares could adversely affect the trading price.
●	The Selling Shareholders may sell a substantial number of our Class A Ordinary Shares under this prospectus, and the 3,378,000 Class A Ordinary Shares registered for resale represent approximately 81.1% of our issued and outstanding Ordinary Shares. Sales of a substantial number of our Class A Ordinary Shares in the public market, or the perception that such sales may occur, could cause the market price of our Class A Ordinary Shares to decline, and could impair our ability to raise capital by selling equity securities.
●	The exercise of the outstanding Series A Warrants and Series B Warrants would dilute the ownership interest of holders of our Class A Ordinary Shares. The 1,334,000 Class A Ordinary Shares issuable upon exercise of the Warrants, if exercised, would represent approximately 38.3% of our Class A Ordinary Shares currently outstanding, and the Class A Ordinary Shares issuable upon exercise of the Warrants are registered for resale under this prospectus, so the Selling Shareholders may exercise the Warrants and sell those shares into the market, which could depress the trading price of our Class A Ordinary Shares. The exercise prices of the Warrants, US$1.30 and US$1.10 per share, are below the recent trading price of our Class A Ordinary Shares.
●	Our Class B Ordinary Shares carry fifty (50) votes per share and our Class A Ordinary Shares carry one vote per share, and Fung & Tun Limited, a company jointly owned by our Controlling Shareholders, holds all of the 682,500 Class B Ordinary Shares and 266,952 Class A Ordinary Shares, representing approximately 91.5% of the aggregate voting power of our issued and outstanding Ordinary Shares. As a result, our Controlling Shareholders have the ability to control the outcome of matters submitted to a vote of our shareholders, including the election of directors and the approval of significant corporate transactions, and their interests may not be the same as, or may conflict with, yours.
●	The board of directors may decline to register the transfer of Ordinary Shares in certain circumstances.
●	Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of the board of directors, you must rely on price appreciation of the Shares for return on your investment.
●	Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.
●	Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.
●	Certain judgments obtained against us by our shareholders may not be enforceable.
●	You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation.
●	Cayman Islands economic substance requirements may have an effect on our business and operations.
●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.
●	As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.
●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.
●	There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of the Shares.
●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.
●	We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”
●	As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders. In addition, the interests of our Controlling Shareholders, who are also our executive directors and officers, may not be the same as or may even conflict with your interests.

Recent Regulatory Developments in the PRC

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between mainland China and Hong Kong, companies operating in Hong Kong may face similar regulatory risks as those operated in the PRC, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, and conduct their business or accept foreign investment. In light of PRC government’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in the PRC can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like ourselves. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Also, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Revised Draft”), which required that, in addition to “operators of critical information infrastructure,” any “data processor” controlling personal information of no less than one million users that seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and it further elaborated the factors to be considered when assessing the national security risks of the relevant activities.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (together with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”). The Draft Rules Regarding Overseas Listing lays out the filing regulation arrangement for both direct and indirect overseas listing and clarifies the determination criteria for indirect overseas listing in overseas markets. Among other things, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation is with a major operating entity incorporated in the PRC, and such filing obligation shall be completed within three working days after the overseas listing application is submitted. The required filing materials for an IPO and listing shall include, but not be limited to: regulatory opinions, record filing, approval, and other documents issued by competent regulatory authorities of relevant industries (if applicable), and security assessment opinions issued by relevant regulatory authorities (if applicable). On December 27, 2021, the National Development and Reform Commission (“NDRC”) and the Ministry of Commerce jointly issued the Special Administrative Measures for Entry of Foreign Investment (Negative List) (2021 Version) (“Negative List”), which became effective and replaced the previous version. Pursuant to the Negative List, if a PRC company, which engages in any business where foreign investment is prohibited under the Negative List, or prohibited businesses seeks an overseas offering or listing, it must obtain the approval from competent governmental authorities. Based on a set of Q&A published on the NDRC’s official website, an NDRC official indicated that after a PRC company submits its application for overseas listing to the CSRC and where matters relating to prohibited businesses under the Negative List are implicated, the CSRC will consult the regulatory authorities having jurisdiction over the relevant industries and fields.

On January 4, 2022, the CAC, the NDRC, and several other administrations jointly adopted and published the revised Cybersecurity Review Measures (“CRM”), which took effect on February 15, 2022, and replaced the Revised Draft issued on July 10, 2021. Pursuant to the revised CRM, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. Although the CRM provides no further explanation on the extent of “network platform operator” and “foreign” listing, we do not believe we are obligated to apply for a cybersecurity review pursuant to the revised CRM, considering that (i) we are not in possession of or otherwise holding personal information of over one million users, and it is also very unlikely that we will reach such threshold in the near future; and (ii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, as approved by the State Council, released the CSRC Filing Rules, which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that, any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. We believe that we are not subject to the CSRC Filing Rules, because we are incorporated in the Cayman Islands and our subsidiaries are incorporated in Hong Kong, the British Virgin Islands and operate in Hong Kong without any subsidiary or VIE structure in mainland China, and we do not have any business operations or maintain any office or personnel in mainland China. However, as the CSRC Filing Rules and the supporting guidelines are newly published, there exists uncertainty with respect to the implementation and interpretation of the principle of “substance over form.” If our offering and listing is later deemed as “indirect overseas offering and listing by companies in mainland China” under the CSRC Filing Rules, we may need to complete the filing procedures for our offering and listing. If we are subject to the filing requirements, we cannot assure you that we will be able to complete such filings in a timely manner or even at all. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operations, its ability to accept foreign investments, and the listing of the Shares on a U.S. or other foreign exchange. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the CSRC Filing Rules become applicable to the Operating Subsidiary or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to the Operating Subsidiary, the business operation of the Operating Subsidiary and the listing of the Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and the Operating Subsidiary becomes subject to the CAC or CSRC review, we cannot assure you that the Operating Subsidiary will be able to comply with the regulatory requirements in all respects, and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If the Operating Subsidiary fails to receive or maintain such permissions or if the required approvals are denied, the Operating Subsidiary may become subject to fines and other penalties that may have a material adverse effect on our business, operations, and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of the Shares to significantly decline or be worthless.

Permission Required from Hong Kong and PRC Authorities

As of the date of this prospectus, the Operating Subsidiary has obtained all requisite licenses and approvals for the operation of their respective business in Hong Kong which remain in force and have not been suspended or revoked. The personnel of the Operating Subsidiary are also subject to the relevant laws and regulations. As of the date of this prospectus, Masonglory is not required to obtain any permission or approval from Hong Kong authorities to issue the Shares to foreign investors. We are also not required to obtain permissions or approvals from any PRC authorities before listing in the United State and to issue the Shares to foreign investors or operate our business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations.

As of the date of this prospectus, based on PRC laws and regulations effective as of the date of this prospectus, the Company is not required to obtain permissions or approvals from any PRC authorities before listing in the United States and to issue our Ordinary Shares to foreign investors or operate the business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Operating Subsidiary was established and operate in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. Masonglory and the Operating Subsidiary are not required to obtain any permissions or approvals from any Chinese authorities to operate their business as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority.

Hong Kong is a Special Administrative Region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution (the “Basic Law”). The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face similar regulatory risks as those operated in mainland China, including the ability to offer securities to investors, list their securities on a U.S. or other foreign exchanges, conduct their business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies.

Recent PCAOB Developments

On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Pursuant to the HFCA act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor cannot be inspected by the PCAOB for three consecutive years, and this ultimately could result in the Shares being delisted.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB issued a Determination Report, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

Our auditor, J&S Associate PLT, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is headquartered in Malaysia and is subject to inspection by the PCAOB. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021 in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has an exemption from the rule that a majority of the board of directors must be independent directors; unfettered ability to transfer information to the SEC.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Joseph Biden, which contained, among other things, an identical provision to AHFCAA and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before the Shares may be prohibited from trading or delisted.”

See “Risk Factors —Risks Related to Doing Business in Jurisdictions We Operate — Although the audit report included in this prospectus is prepared by PCAOB registered auditor who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted” on page 30.

Implication of Being a Controlled Company

We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules because Fung & Tun Limited, a company jointly owned by our Controlling Shareholders, beneficially owns 682,500 Class B Ordinary Shares, each carrying fifty (50) votes per share, and 266,952 Class A Ordinary Shares, together representing approximately 91.5% of the aggregate voting power of our issued and outstanding Ordinary Shares, and, as a result, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;
●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and
●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;
●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;
●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements, and registration statements; and
●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of the Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion, or we issue more than US$1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We are a foreign private issuer as defined by the SEC. As a result, in accordance with the rules and regulations of The Nasdaq Stock Market LLC, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence.
●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.
●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Corporate Information

Our principal office is located at Room 8, 25/F, CRE Centre 889 Cheung Sha Wan Kowloon, Hong Kong. Our telephone number is +852 3997 3682. Our registered office in the Cayman Islands is located at the office of Ascentium (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168.

The Offering

Securities being offered:	3,378,000 Class A Ordinary Shares (including up to 1,334,000 Class A Ordinary Shares issuable upon exercise of the Series A Warrants and Series B Warrants).

Offering price:	The Selling Shareholders may sell the Class A Ordinary Shares at prevailing market prices or at privately negotiated prices. See “Plan of Distribution.”

Number of Ordinary Shares outstanding before this offering:	3,481,147 Class A Ordinary Shares and 682,500 Class B Ordinary Shares.

Number of Ordinary Shares outstanding after this offering:	3,481,147 Class A Ordinary Shares and 682,500 Class B Ordinary Shares. The offer and sale of the Class A Ordinary Shares by the Selling Shareholders will not change the number of our issued and outstanding Ordinary Shares.

Use of proceeds:	We will not receive any proceeds from the sale of the Class A Ordinary Shares offered by this prospectus. All net proceeds from the sale of the Class A Ordinary Shares covered by this prospectus will go to the Selling Shareholders. See “Use of Proceeds.” We will, however, receive cash proceeds equal to the aggregate exercise price of any Warrants exercised for cash, up to approximately US$1,600,800 if all of the Warrants are exercised for cash, and we intend to use those proceeds for general corporate purposes, including working capital.

We plan to use the net proceeds of this offering as follows:

Lock-up:	We have not entered into any lock-up, market stand-off or similar agreement with any Selling Shareholder in connection with the offer and sale of the Class A Ordinary Shares by the Selling Shareholders.

Nasdaq symbol	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “FFTT.” Our ticker symbol changed from “MSGY” to “FFTT” effective at the opening of trading on October 28, 2026. No action was required from existing shareholders and our CUSIP number remains unchanged.

Transfer agent and registrar:	VStock Transfer, LLC

Risk factors:	Investing in the Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 17.

Unless otherwise indicated, all information contained in this prospectus is based on 3,481,147 Class A Ordinary Shares and 682,500 Class B Ordinary Shares issued and outstanding as of the date of this prospectus.

RISK FACTORS

An investment in the Shares involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, before deciding to invest in the Shares. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations, and future growth prospects. In these circumstances, the market price of the Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

A significant portion of our revenue was generated from contracts awarded by a limited number of customers, and any significant decrease in the number of projects with our major customers may materially and adversely affect our financial condition and operating results.

A significant portion of our revenue was derived from a limited number of customers. Our five largest customers for the years ended March 31, 2026 and 2025, accounted for 99.3% and 100% of our total revenue, respectively

There is no assurance that we will continue to be awarded with contracts from our major customers in the future. If there is a significant decrease in the number of projects awarded by our major customers, and we are unable to secure suitable projects of comparable size and quantity as replacements from other customers, our financial condition and operating results would be materially and adversely affected. In addition, in the event that our major customers experience any financial difficulties or cash flow problems, this may result in delay or default in payments to us, in which case our business could be materially and adversely affected.

Our revenue is mainly derived from projects which are non-recurrent in nature and there is no guarantee that our customers will provide us with new businesses

Our revenue is typically derived from projects which are non-recurrent in nature and our customers are under no obligation to award projects to us. For the years ended March 31, 2026 and 2025, we secured new businesses mainly through invitation for tender by customers. There is no assurance that we will be able to secure new contracts in the future. Accordingly, the number and scale of projects and the amount of revenue we are able to derive therefrom may vary significantly from period to period, and it may be difficult to forecast the volume of future business. Our directors consider that our success rate on project tendering depends on a range of factors, which primarily include our pricing and tender strategy, competitors’ tender and pricing strategy, the availability of our resources and subcontractors, level of competition and our customers’ evaluation standards. Furthermore, so far as our directors are aware, some of our customers have maintained an evaluation system to ensure that the service providers meet certain standards of management, industrial expertise, financial capability, reputation and regulatory compliance which may change from time to time. There is no assurance that we could achieve the same or higher tender success rate in the future as we did for the years ended March 31, 2026 and 2025. If we fail to secure new contracts or there is a significant decrease in the number of tender invitations or contracts available for bidding in the future, our business, financial position and prospects could be materially and adversely affected.

Failure to maintain safe construction sites and/or implement our safety management system may lead to the occurrence of personal injuries, property damages, fatal accidents or suspension or non-renewal of our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council

Due to the nature of works in construction sites, risks of accidents or injuries to workers are inherent. Notwithstanding our occupational health and safety measures that are required to be followed by employees of our Group and our subcontractors, accidents leading to personal injuries, property damages and/or fatal accidents remain an inherent risk at work sites. There is no assurance that there will not be any violation of our safety measures or other related rules and regulations by the employees of our Group or our subcontractors. Any such violation may lead to higher probability of occurrences, and/or increased seriousness, of personal injuries, property damages and/or fatal accidents at work sites, which may materially and adversely affect our business operations as well as our financial position to the extent not covered by insurance policies. Also, failure to maintain safe construction sites and/or to implement safety management measures resulting in the occurrence of serious personal injuries or fatal accidents may lead to negative publicity and/or suspension or non-renewal of our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council, which in turn adversely affect our reputation, financial position and results of operation.

In addition, any personal injuries and/or fatal accidents to the employees of our Group and our subcontractors may lead to claims or other legal proceedings against our Group. Any such claims or legal proceedings could adversely and materially affect our financial position to the extent not covered by insurance policies. Also, notwithstanding the merits of any such claims or legal proceedings, we need to divert management resources and incur extra costs to handle these matters. Any such claims or legal proceedings could therefore have a material and adverse impact on our business operations.

Unsatisfactory performance by our subcontractors or unavailability of subcontractors may adversely affect our operation and profitability

We have focused on the role of project management in carrying out our projects, and we have engaged subcontractors to perform substantial part of the site works under our supervision. In order to control and ensure the quality and progress of the works of our subcontractors, we select subcontractors based on their quality of services, qualifications, skills and technique, prevailing market price, delivery time, availability of resources in accommodating our requests and reputation. However, there is no assurance that the work quality of our subcontractors can always meet our requirements. We may be affected by the non-performance, inappropriate or poor quality of works rendered by our subcontractors. Such events could impact upon our profitability, financial performance and reputation. In addition, there is no assurance that our Group will always be able to secure services from suitable subcontractors when required, or be able to negotiate acceptable fees and terms of service with subcontractors. In such event, our operation and financial position may be adversely affected.

In the event that our subcontractors fail to follow the safety guidelines and other requirements imposed by our customers, we may be liable to pay to our customers the expenses and penalties incurred by them. Although we are entitled to be compensated by our subcontractors in relation to such penalties under the subcontracting agreement, we may not be able to claim from such subcontractors in order to maintain a stable relationship with our major subcontractors. In such event, we may be subject to additional costs and penalties incurred by our subcontractors in relation to their failure to comply with the safety procedures and other requirements imposed by our customers.

In the event that employees of our subcontractors suffer personal injuries as a result of accidents arising out and in the course of employment of the injured workers and/or involve in labour disputes, we may be involved in claims and litigations. Such claims and litigations may adversely affect our industry reputation, which may in turn have a material and adverse impact on our business operations.

Any material inaccurate cost estimation or cost overruns may adversely affect our financial results

When determining our tender price, our management would estimate the time and costs involved in a project taking into account (i) the scope of works; (ii) the price trend for the types of subcontracting services as well as materials and toolings required; (iii) the complexity and the location of the project; (iv) the estimated number and types of machinery required; (v) the completion time requested by customers; and (vi) the availability of our labour and financial resources.

There is no assurance that the actual amount of time and costs incurred during the performance of our projects would not exceed our estimation. The actual amount of time and costs incurred in completing a project may be adversely affected by many factors, including unforeseen site conditions, adverse weather conditions, accidents, non-performance by our subcontractors, unexpected significant increase in costs of materials agreed to be borne by us, unexpected increase in the amount of rectification works requested by our customers and other unforeseen problems and circumstances. Any material inaccurate estimation in the time and costs involved in a project may give rise to delays in completion of works and/or cost overruns, which in turn may materially and adversely affect our Group’s financial condition, profitability and liquidity.

For the years ended March 31, 2026, 2025 and 2024, our contracts with customers are generally on re-measurement basis and occasionally on a lump sum price basis or a combination of lump sum price items and re-measurement items, while our contracts with our subcontractors are generally on re-measurement basis. In the event that our contracts with customers are on a lump sum price basis and the cost of subcontracting increases and we are unable to pass on the risk of increased subcontracting fees to our customers, our profitability may be adversely affected.

Rising costs and limited supply of raw materials may increase our costs and affect our performance

The major raw construction materials in wet trades works include Portland cement, aggregates and sand. Since the inception of our Operating Subsidiary, the average prices of most of the construction materials applied in wet trades works have shown an increasing trend. If raw material costs of wet trades work industry keep increasing, our costs may increase in the future, which could materially and adversely affect our business operations and financial conditions. Amongst all raw materials used in wet trades works, the average price of sand has increased the most, primarily due to the limited supply of river sand in the PRC. In particular, the main source of river sand and aggregates used in Hong Kong originate from Guangdong Province, where the local government has imposed export quotas to ease the local shortages as demand outstrips supply, wet trades contractors are facing occasional fluctuations in the supply of river sand and aggregates. In the event of a shortage of river sand and aggregates, if we are unable to source sufficient river sand and aggregates promptly to meet the needs of our wet trades projects, our project progress could be delayed and we may not be able to complete the projects on time in accordance with customers’ requirement. In such event, our reputation and our tender success rate in the future may be adversely affected. For the years ended March 31, 2026, 2025 and 2024,, we did not experience any material claim by our customer arising from any failure to complete our projects on time as a result of any fluctuations in the supply of river sand and aggregates.

The total actual value of work done may differ from the original estimated contract sum stated in our contracts with customers

For the years ended March 31, 2026, 2025 and 2024, our contracts with customers are generally on re-measurement basis. Depending on our negotiations with customers, some of our customers may also engage us based on a lump sum price or a combination of lump sum price items and re-measurement items. In respect of re-measurement items, the contract will specify an estimated contract sum based on the agreed unit rates and the estimated quantities of work items. The actual amount of works to be carried out by us under our contract is subject to our customer’s instructions or orders placed during the contract period and the total actual value of work done may be different from the original estimated contract sum stated in the contract.

Our customers will measure the actual quantities of works executed on site and we will be paid based on the actual work done. In respect of lump sum price items, we are generally required to carry out the specified works required by our customers of fixed quantity at an agreed fixed price. Our customers may request additional, reduction or alteration of works beyond the scope of the contract during project implementation by placing variation orders with us. The aggregate amount of revenue that we are able to derive from a project may be different from the original estimated contract sum specified in the relevant contract due to variation orders placed by our customers. As such, there is no assurance that the amount of fees and charges as finally agreed with our customers would be sufficient to recover our costs incurred or provide us with a reasonable profit margin or the amount of revenue derived from our projects will not be substantially different from the original estimated contract sum as specified in the relevant contracts and our financial condition may be adversely affected by any decrease in our revenue as a result of variation orders. As a result, there is no assurance that our revenue and profit margin in the future will remain at a level comparable to those recorded during the years ended March 31, 2026 and 2025.

Cash inflows and outflows in connection with wet trades projects may be irregular and, thus, may affect our net cash flow position.

In a wet trades project, cash outflows for payment of certain operating expenditures may not align with progress payments to be received during the relevant periods. In general, we do not receive any prepayment from our customers. Nevertheless, during the commencement of a project, we may incur various costs, including: (i) purchase costs of construction materials and supplies, (ii) rental costs for machinery, and (iii) settlement of our subcontractors’ fees, while progress payments will be paid after our construction work commences and is certified by our customers and/or consultants engaged by our customers. Accordingly, the cash inflows and outflows for a particular project may fluctuate as the wet trades works progress. If, during any particular period of time, there exists too many projects that require substantial cash outflow while we have significantly less cash inflows during that period, our cash flow position may be adversely affected.

Further, we are subject to credit risks of our customers and our liquidity is dependent on our customers making prompt progress payments and/or release of retention monies due to us. We rely on cash inflow from our customers to meet our payment obligation to our suppliers and subcontractors, which is dependent on prompt settlement of progress payment and timely release of retention monies by our customers. As such, we may record a significant cash outflow in the event that we take up too many capital-intensive projects during a particular period of time.

We cannot assure you that we will be able to recover all or any part of the amounts due from our customers or we will be able to collect all or any part of the trade receivables from our customers within the agreed credit terms or at all. Further, in the event that disputes arise between us and the main contractor or customer in relation to the variation orders, there is a possibility that we may take a longer time than the credit period offered to collect payments. Any failure by our customers to make payments on time and in full may lead to mismatch in our cash flows, which will negatively affect our cash flow position and affect (i) our ability to repay our suppliers and subcontractors; and (ii) our tendering decisions, as we may not be in a position to take up any more new projects with a high upfront costs. This will negatively affect our business operation and financial performance.

Our performance depends on market conditions and trends in the wet trades industry and if there is any slowdown (in terms of transaction volume and price) of the property market in Hong Kong, the availability of wet trades works projects in Hong Kong may decrease significantly.

For the years ended March 31, 2026, 2025 and 2024, the majority of our revenue was derived from wet trades works for residential developments. The future development of the wet trades industry and the availability of wet trades works projects in Hong Kong depend largely on the continued development of the property market in Hong Kong. The nature, extent and timing of available wet trades works projects will be determined by an interplay of a variety of factors, including the Government’s policies on the property market in Hong Kong, its land supply and public housing policy, the investment of property developers and the general conditions and prospects of Hong Kong’s economy. These factors may affect the availability of wet trades works projects in Hong Kong. If there is any slowdown (in terms of transaction volume and price) of the property market in Hong Kong, there is no assurance that the availability of wet trades works projects in Hong Kong would not decrease significantly, and our business, financial position and prospect may be adversely and materially affected.

We face keen competition from other players in the market.

The wet trades industry in Hong Kong is competitive. According to Construction Industry Council, there were over 500 contractors registered under the trade specialties of “Finishing Wet Trades” as at the date of this prospectus. Some of our competitors may have certain advantages, including stronger brand names, greater access to capital, longer operating history, longer and more established relationship with main contractors or project owners, and greater marketing and other forms of resources. Further, some of the existing market players have been listed on stock exchanges, which may give them an advantage in terms of financing capability and reputation. New participants may enter the industry, provided that they possess all the various licenses, resources, experience, and qualifications required. Increased competition may result in lower operating margins and loss of market share, resulting in an adverse impact on our profitability and operating results.

Our Group is dependent on key personnel and there is no assurance that our Group can retain them

Our directors believe that our success, to a large extent, is attributable to, among other things, the contribution of Mr. SF Tse and Mr. TT Tse, each being our executive director. Our key personnel as well as their management experience in the wet trades industry in Hong Kong are crucial to our operation and financial performance. Although we inter to enter into a service agreement with each of our executive directors, there could be an adverse impact on our operation should any of our executive directors terminate his service agreement with us or otherwise cease to serve our Group and appropriate persons could not be found to replace them. There is no assurance that we will be able to attract and retain capable staff in the future. In such event, the business and financial position and prospects of our Group could be materially and adversely affected.

Our ability to successfully tender for and undertake new projects is limited by the availability of our project management staff and subcontractors

For the years ended March 31, 2026, 2025 and 2024, we have focused on the role of project management in carrying out our wet trades works. Therefore, our services capacity in undertaking several and sizeable wet trades works projects is largely limited by the availability of our in-house project management staff and our subcontractors. However, shortage of experienced and skilled labour is a prolonged issue in the wet trades industry in Hong Kong. In view of the aforesaid, we may encounter difficulties in maintaining and recruiting sufficient number of project management staff or engaging suitable subcontractors for undertaking additional projects in the future.

For the years ended March 31, 2026, 2025 and 2024, our Group had from time to time received invitations for tenders when our available resources were occupied by other projects on hand. On occasion, in order to (i) maintain our business relationship with customers; (ii) maintain our presence in the market; and (iii) be informed of the latest market development and pricing trends which are useful for tendering projects in the future, we would respond to our customers’ invitations by submitting tenders instead of turning them down. In such circumstances, our executive directors would take a more prudent approach in costs estimation by factoring a higher profit margin even though it may cause our tender price to become less competitive than those submitted by our competitors. Therefore, our ability to successfully tender for new projects may be affected by the availability of our project management staff. There is a risk that we may not be awarded with new contracts by our customers as our tenders may become relatively less competitive due to limitation in our service capacity.

Failure to complete our projects on a reliable and timely basis could materially affect our reputation, our financial performance or may subject us to claim

The contracts with our customers generally contain a liquidated damages clause under which we are liable to pay liquidated damages to our customers if we are unable to deliver or perform the contractual works within the time specified in the contract. Liquidated damages are generally determined on the basis of a fixed sum per day. Delay in a project may occur from time to time due to various unforeseen factors such as shortage of manpower, delays by subcontractors, industrial accidents, and delay in delivery of materials. If there is any delay on our part in completion of a project, we may be liable to pay liquidated damages under the contract. There is no assurance that there will not be any delay in our existing and future projects resulting in claims in relation to liquidated damages, which in turn will have adverse impact on our reputation, business, financial condition and results of operations.

Amounts included in our backlog may not result in actual revenue or translate into profits. Our backlog is subject to cancellation and unexpected adjustments and therefore is an uncertain indicator of future results of operations.

Our backlog consists of the remaining unearned revenue on awarded contracts. We include in our backlog estimates of the amount of consideration to be received and such estimated value is generally firm or can be estimated with a reasonable amount of certainty in both timing and amounts. As construction on our contracts progresses, we increase or decrease backlog to take account of changes in estimated quantities under fixed-price contracts, as well as to reflect changed conditions, change orders and other variations from initially anticipated contract revenue and costs, including completion bonuses. Substantially all of the contracts in our backlog may be canceled or modified at the election of the customer. Reductions in backlog due to cancellation by a customer, or for other reasons, could significantly reduce the revenue that we actually receive from contracts in backlog. In the event of a project cancellation, we may be reimbursed for certain costs, but we typically have no contractual right to the total revenues reflected in our backlog. Backlog amounts are determined based on target price estimates that incorporate historical trends, anticipated seasonal impacts, experience from similar projects and from communications with our customers. These estimates may prove inaccurate, which could cause estimated revenue to be realized in periods later than originally expected, or not at all. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings. In addition, contracts included in our backlog may not be profitable. If our backlog fails to materialize, our business, financial condition, results of operations and cash flows could be materially and adversely affected.

The timing and extent to which backlog will result in direct revenue depends on many factors, including the timing of commencement of work, the rate at which we perform services, scope changes, cancellations, delays, receipt of regulatory approvals and the nature, duration, size, complexity and phase of the studies. In addition, delayed projects remain in backlog until they are canceled. As a result of these factors, our backlog is not necessarily a reliable indicator of future direct revenue and we might not realize all or any part of the direct revenue from the authorizations in backlog as of any point in time.

There is no assurance that we will be able to renew our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council

Our Operating Subsidiary is currently a registered specialist trade contractors in the designated trade category of plastering (Group 2) under the Registered Specialist Trade Contractors Scheme (formerly known as the Subcontractor Registration Scheme) of the Construction Industry Council. Subcontractors engaged under public sector projects initiated by the Government are generally required to possess registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council. Renewal of registration under the Registered Specialist Trade Contractors Scheme is required every three or five years and is generally subject to certain technical and relevant industry experience requirements. There is no assurance that we will be able to renew such registration every time in the future. In the event of non-renewal of such registration, our reputation, our ability to obtain future businesses, and our business and financial position and prospects could be materially and adversely affected.

We are exposed to claims arising from latent defects liability. We do not maintain any defects liability insurance and we may face claims arising from latent defects that are existing but not yet active, developed or visible, found in the works which are constructed by us or our subcontractors. If there is any significant claim against us for latent defects liability of any default or failure of our services by our customers or other party, our profitability may be adversely affected.

Our contracts generally include a defects liability period of 12 months, following the completion of the relevant site works. During the defects liability period, we are typically required to rectify any defect without delay at our own cost if the defect is due to our non-conformance of works performed, or due to our neglect or failure to comply with our contractual obligation. Such obligation will be recognised as liability in the statement of financial position if the obligation is considered highly probable and the obliged amount can be reliably measured. Otherwise, such claim will be disclosed as contingent liability.

Our insurance coverage may not be adequate to cover potential liabilities

Certain risks disclosed elsewhere in this section such as risks in relation to customer concentration, our ability to obtain new contracts, our ability to retain and attract personnel, availability and performance of subcontractors, project and cost management, our ability to maintain and renew our registrations, credit risk and liquidity risk, are generally not covered by insurance because they are either uninsurable or it is not cost justifiable to insure against such risks. Insurance policies covering losses from acts of war, terrorism, or natural catastrophes are also either unavailable or cost prohibitive.

Further, we may be subject to liabilities against which we are not insured adequately or at all or liabilities against which cannot be insured. Should any significant liabilities arise due to accidents, natural disasters, or other events which are not covered or are inadequately covered by our insurance, our business may be adversely affected, potentially lead to a loss of assets, lawsuits, employee compensation obligations, or other forms of economic loss.

We cannot guarantee that our current levels of insurance are sufficient to cover all potential risks and losses. In addition, we cannot guarantee that we can renew our policies or can renew our policies on similar or other acceptable terms. If we suffer from severe unexpected losses or losses that far exceed the policy limits, it could have a material and adverse effect on our business, financial position, results of operations and prospect.

Possible difficulty in recruiting sufficient labour may hinder our future business strategies

It is one of our business strategies to expand our labour resources by recruiting additional staff in order to cope with our business development and our planned purchases of additional machinery. However, our directors observed that the wet trades industry in Hong Kong has been facing the problem of labour shortage and ageing workforce. As a result, there may be potential difficulties for us to recruit sufficient labour for the implementation of our future business strategies. Any material difficulties in recruiting sufficient labour for the implementation of our future business strategies may adversely affect our ability to successfully grow our business, which may in turn adversely affect our business and financial position and prospects.

Our business plans and strategies may not be successful or be achieved within the expected time frame or within the estimated budget

We intend to further increase our capital reserve for financing our project up-front costs, enhance our machinery, strengthen our manpower and occupational safety management capability in order to cope with the expected increase in demand for our services. However, our plans and strategies may be hindered by risks including but not limited to those mentioned elsewhere in this section. There is no assurance that we will be able to successfully maintain or increase our market share or grow our business successfully after deploying our management and financial resources. Any failure in maintaining our current market position or implementing our plans could materially and adversely affect our business, financial condition and results of operations.

If we fail to comply with applicable anti-corruption and anti-bribery laws, our reputation may be harmed and we could be subject to penalties and significant expenses that have a material adverse effect on our business, financial condition and results of operations

We are subject to the anti-corruption and anti-bribery laws of Hong Kong, which include but are not limited to the Prevention of Bribery Ordinance. Our procedures and controls to monitor anti-corruption and anti-bribery compliance may fail to protect us from reckless or criminal acts committed by our employees. If we, due to either our own deliberate or inadvertent acts or those of others, fail to comply with applicable anti-corruption and anti-bribery laws, our reputation could be harmed and we could incur criminal or civil penalties, other sanctions and/or significant expenses, which could have a material adverse effect on our business, including our financial condition, results of operations, cash flows and prospects.

We and the Operating Subsidiary are exposed to potential disruptions and risks from unforeseen disasters or crises.

The operations and business continuity of our Operating Subsidiary depend on its ability to operate its facilities and systems without significant interruption. Unforeseen events such as natural disasters, pandemics, power outages, or other catastrophic events could potentially disrupt their operations, leading to business interruption, financial loss, and damage to our reputation. While our Operating Subsidiary has in place business continuity plans, these plans might not be sufficient to mitigate all potential disruptions. Furthermore, in the context of a global pandemic, our operations may be severely impacted due to government-imposed restrictions, widespread illness among the employees of the Operating Subsidiary, or disruptions in supply chain. There is no guarantee that the contingency plans could fully prevent or remediate the effects of such unforeseen disasters or crises. Thus, our financial condition, results of operations, and business prospects may be adversely affected.

We may be a party to legal proceedings from time to time and we cannot assure you that such legal proceedings will not have a material adverse impact on our business.

We may be involved in claims and litigations in respect of various matters from our customers, subcontractors, workers and other parties concerned with our works from time to time. Such claims may include in particular employees’ compensation claims and personal injury claims in relation to personal injuries suffered by workers as a result of accidents arising out of and in the course of employment of the injured workers. There is no assurance that we will not be involved in any claims or legal proceedings, nor can we assure you that any such claims or legal proceedings would not have a material adverse impact on our business. Should any claims against us fall outside the scope and/or limit of insurance coverage, our financial position may be adversely affected. Regardless of the merits of any outstanding and potential claims, we need to divert management resources and incur extra costs to handle these claims, which could affect our corporate image and reputation if they were published by the press. If the aforesaid claims were successfully made against us and are not covered by insurance policies, we may need to pay damages and legal costs, which in turn could adversely affect our results of operations and financial position.

Risks Relating to Our Acquisition

We hold only a minority, non-controlling interest in the Target and have limited ability to influence its business.

On August 12, 2026, we acquired a 20% equity interest in the Target. We do not manage or control the Target’s business, operations or strategic direction, which remain under the control of its existing controlling shareholder and management. The Target’s management may make decisions with which we disagree or that are not in our best interests, and our ability to influence those decisions is limited. The success of our investment depends largely on the performance of the Target’s existing management team and on factors outside our control.

Failure to realize synergy effects of the share swap transaction

We entered into the share swap transaction with the expectation of realizing strategic benefits, including cross-referral of customers, expansion of our sales channels into Continental Europe and Australia and diversification of our revenue base. Following the acquisition, however, the anticipated synergy benefits may not materialize as projected. The two companies operate in different industries and jurisdictions and may encounter mismatches in corporate culture, operational workflows and business practices, and obstacles to cross-border collaboration could hinder the combination of customer channels and market resources. Should the expected synergies fail to materialize, the share swap transaction will fail to generate the planned returns, which could materially and adversely affect our business, financial condition, results of operations and the market price of our Class A Ordinary Shares.

Valuation decline and substantial asset impairment

The consideration shares issued in the share swap transaction were determined by reference to a valuation of 100% of the equity interests in the Target of US$23,400,000 performed by an independent third-party valuation firm. The Target is a privately held company whose equity interests are illiquid and not traded on any market, and its valuation is heavily driven by growth expectations and future revenue forecasts. There is no assurance that such valuation reflects or will continue to reflect the fair value of the Target. If the Target’s actual business performance falls short of the projections underlying the valuation, or if its business or prospects otherwise deteriorate, we may be required to recognize substantial impairment losses on our investment, which would directly reduce our reported profits, distort our financial statements and exert negative pressure on our net asset position and the market price of our Class A Ordinary Shares.

Potential cooling of the outdoor wellness products market impacting the Target’s business

There is a risk that the outdoor wellness products market in Continental Europe and Australia may cool down, which would adversely affect the Target’s core business. This market is characterized by shifting consumer preferences, volatile demand and evolving regulatory requirements. A market downturn could shrink consumer spending on outdoor wellness products, reduce new order wins and slow the Target’s revenue growth, and intensified competition or changes in regulatory requirements may further compress its profit margins. As the Target’s business results are closely tied to industry trends in markets in which we have no prior operating experience, a market cooling could weaken its operational outlook and undermine the long-term investment value of the share swap transaction for the Company.

Risks Related to Doing Business in Jurisdictions We Operate

Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Masonglory is a holding company and we conduct our operations in Hong Kong through our Operating Subsidiary. Hong Kong is a Special Administrative Region of the PRC. Although a portion of our customers are individuals from mainland China or companies that have shareholders and directors that are individuals from mainland China, the Operating Subsidiary does not have operations in mainland China or is not regulated by any regulator in mainland China. Furthermore, except for the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), national laws of the PRC do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to certain long-arm provisions in the current PRC laws and regulations, there remains regulatory and legal uncertainty with respect to the implementation and interpretation of laws in China as they may affect Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the PRC laws and regulations to Hong Kong and exercise significant direct influence and discretion over the operation of the Operating Subsidiary in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons. In the event that we or our Hong Kong Operating Subsidiary were to become subject to the PRC laws and regulations, it is possible that all the legal and operational risks associated with being based in and having operations in the PRC may also apply to the operations in Hong Kong in the future, and we face the risks and uncertainties associated with the PRC legal system, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to a companies like the Operating Subsidiary and us, given the substantial operations of the Operating Subsidiary in Hong Kong and the Chinese government may exercise significant oversight over the conduct of business in Hong Kong.

The PRC laws and regulations are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties, and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence the Operating Subsidiary’s operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are by their very nature uncertain.

In addition, these PRC laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, which may result in inconsistency with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance, any associated inquiries or investigations, or any other government actions may:

●	delay or impede our development;
●	result in negative publicity or increase our operating costs;
●	require significant management time and attention; and
●	subject us to remedies, administrative penalties, and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or what the potential impact that any such modified or new laws and regulations would have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange.

The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of the Shares. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities.

For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and our Operating Subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition, and results of operations could be adversely affected and the value of our Ordinary Shares could decrease or become worthless.

There are uncertainties regarding the interpretation and enforcement of PRC and Hong Kong laws, rules, and regulations.

A substantial majority of our operations are conducted in Hong Kong, a Special Administrative Region of China with its own governmental and legal system that is independent from mainland China and has its own distinct rules and regulations. However, the Operating Subsidiary may become subject to laws, rules, and regulations applicable to foreign investment in mainland China. The PRC legal system is a civil law system based on written statutes. Prior court decisions may be cited for reference but have limited precedential value, unlike the common law system applicable in Hong Kong. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable with little advance notice, which could result in a material change in our operations and/or the value of the Shares.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules, and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules, and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules, and regulations are relatively new, and because of the limited number of published decisions and the non-binding nature of such decisions, and because the laws, rules, and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules, and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements.

Currently, Hong Kong has a separate legal system from mainland China, and it has its legislative framework and judiciary independent of that of the PRC government. Nonetheless, the recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in Hong Kong, or causing the suspension or termination of our business operations in Hong Kong entirely. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies (including Hong Kong) before their registration statements will be declared effective. On August 1, 2021, the CSRC issued a statement saying that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. Since the Operating Subsidiary operate in Hong Kong, we cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference from China.

We may become subject to a variety of PRC laws and other obligations regarding data security offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer the Shares to investors and cause the value of the Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” (“PRC Personal Information Protection Law”), which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the CSRC, together with other relevant government authorities in China, issued the Draft Overseas Listing Regulations. The Draft Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise on the basis of the equity, assets, income, or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing under the Draft Overseas Listing Regulations.

On December 28, 2021, the CAC, jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021), which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the (“Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings, or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes, and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering.

Our Operating Subsidiary may collect and store certain data (including certain personal information) from our clients, who may be mainland China individuals, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). The Measures for Cybersecurity Review (2021), PRC Data Security Law, the PRC Personal Information Protection Law, and the Draft Overseas Listing Regulations currently does not have an impact on our business, operations or this offering, nor do we or our Operating Subsidiary are covered by permission requirements from the CAC that is required to approve Operating Subsidiary’s operations and our Offering, as our Operating Subsidiary will not be deemed to be an “Operator” or a “data processor” that required to file for cybersecurity review before listing in the United States, because: (i) our Operating Subsidiary was incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Measures for Cybersecurity Review (2021), the Personal Information Protection Law and the Draft Overseas Listing Regulations do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored personal information of far less than one million users; (iii) all of the data our Operating Subsidiary have collected is stored in servers located in Hong Kong, and we and our Operating Subsidiary do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we and our Operating Subsidiary have not been notified by any authorities of being classified as an Operator. Moreover, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by mainland China authorities, neither we, nor our Operating Subsidiary in Hong Kong are currently required to obtain any permission or approval from the mainland China authorities, including the CSRC and CAC, to operate our business or to offer the securities being registered to foreign investors. As of the date of this prospectus, neither we nor our Operating Subsidiary have ever applied for any such permission or approval.

However, given the uncertainties arising from the legal system in mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of Draft Overseas Listing Regulations, CSRC Filing Rules, PRC Personal Information Protection Law, relevant mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiary and the listing of our Ordinary Shares on the U.S. or other foreign exchanges.

If the PRC Personal Information Protection Law becomes applicable to the companies headquartered in Hong Kong, our business, or the operation of our Operating Subsidiary, there can be no assurance that we or our subsidiaries will be able to comply with the PRC Personal Information Protection Law. Our Operating Subsidiary’s current practice of collecting and processing personal information may be required to be rectified or terminated by regulatory authorities. Failure to comply with any applicable requirements may subject our Operating Subsidiary to fines and other penalties which may have a material adverse effect on its business, operations, and financial condition. Furthermore, if the CSRC Filing Rules become applicable to our Operating Subsidiary in Hong Kong, if any of our Operating Subsidiary is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to our Operating Subsidiary in Hong Kong, the business operation of our Operating Subsidiary and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which our Operating Subsidiary currently operate or in which we or our Operating Subsidiary may operate in the future.

Additionally, as our Operating Subsidiary is based in Hong Kong without mainland China operation and subsidiaries, under the currently effective PRC laws and regulations, we and our Operating Subsidiary are not required to seek approval from the CSRC, or any other PRC governmental authorities for our overseas listing plan, nor have we or our Operating Subsidiary received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities as of the date of this prospectus. However, since the CSRC Filing Rules were newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If there is a significant change to the current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Rules on Overseas Listing published by CSRC on December 24, 2021 also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in mainland China-based issuers. It remains uncertain as to the enactment, interpretation, and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

Although the audit report included in this prospectus is prepared by PCAOB registered auditor who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted.

J&S Associate PLT is a firm registered with the PCAOB and is subject to inspections by the PCAOB. However, if there is significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong like us may face similar regulatory risks as those operated in mainland China, and we cannot assure you that our current auditor’s work will continue to be able to be inspected by the PCAOB. As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress that, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges, such as the Nasdaq, of issuers included on the SEC’s list for three consecutive years, thus reducing the time period for triggering the prohibition on trading. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB, or other federal agencies and departments with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Under the HFCA Act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in the Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On September 22, 2021, the PCAOB adopted a final rule implementing the AHFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the AHFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the SEC announced that the PCAOB designated mainland China and Hong Kong as the jurisdictions where the PCAOB is not allowed to conduct full and complete audit inspections as mandated under the HFCA Act. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the PRC MOF in respect to cooperation on the oversight of PCAOB-registered public accounting firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. As a result of the announcement, any companies audited by registered public accounting firms headquartered in mainland China and Hong Kong would not face immediate threat of trading prohibitions at this time. However, if any regulatory change or step taken by PRC regulators in the future precludes the PCAOB from accessing auditing papers of registered public accounting firms in mainland China and Hong Kong, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, then the companies audited by those registered public accounting firms may be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price, and reputation.

U.S. public companies with substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies, or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCA Act, which requires a foreign company to certify that it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act. On June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”; (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing; and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As a result of this scrutiny, criticism, and negative publicity, the traded stock of many U.S.-listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism, and negative publicity will have on us, our offerings, business, and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our share.

The effect of the Hong Kong Autonomy Act (“HKAA”) and other U.S. government policies in response to the enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Operating Subsidiary.

On June 30, 2020, the Standing Committee of the PRC NPC adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the Hong Kong Autonomy Act (“HKAA”) into law, authorizing the U.S. administration to impose sanctions against foreign individuals and entities who are determined by the U.S. administration to have materially contributed to the failure to preserve Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including Hong Kong’s then chief executive, Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or clients dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiaries conduct business operations in the future and were determined to be in violation of the Hong Kong National Security Law or the HKAA for some reasons, however unlikely, our business operations, financial position and results of operations could be materially and adversely affected.

If we become subject to the recent scrutiny, criticism, and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, this offering, and our reputation and could result in a loss of your investment in the Shares, in particular if such matter cannot be addressed and resolved favorably.

During the last several years, U.S.-listed companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators, and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting, and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time consuming and likely would distract our management from our normal business and could result in our reputation being harmed. Our stock price could decline because of such allegations, even if the allegations are false.

A downturn in the political and socioeconomic conditions in Hong Kong, mainland China, or the global economy, or a change in the economic and political policies of China, could materially and adversely affect our business and financial condition.

Our business may be influenced to a significant degree by political, economic, and social conditions in Hong Kong and China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but they may have a negative effect on us.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. If there is any significant decline in the global economy, our profitability and business prospects will be materially affected. Although we mainly operate our business through our Operating Subsidiary in Hong Kong, our clients principally comprise of listed companies as well as IPO listing applicants in Hong Kong and abroad. As such, the demand for our IPO sponsorship services, corporate finance and capital market advisory services and placing and underwriting services may be dependent on the global economy. Major market disruptions and adverse changes in market conditions and uncertainty in the regulatory climate worldwide may adversely affect our business and industry or impair our ability to borrow or make any future financial arrangements. The credit and financial markets have experienced extreme volatility and disruptions due to the current conflict between Ukraine and Russia, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. The conflict is expected to have further global economic consequences, including, but not limited to, the possibility of severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in inflation rates, and uncertainty about economic and political stability. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but they could be substantial, even though we do not have any direct exposure to Russia or the adjoining geographic regions. Rising tension between the U.S. and China may an adverse effect on global economic conditions. On August 9, 2023, an executive order was issued by President Biden to direct the Department of Treasury to issue regulations to restrict outbound investment in key technology sectors by U.S. persons to China, with a view to bolster U.S. national security and to curtail investment in sectors that may advance China’s military, intelligence, surveillance or cyber-enabled capabilities. Although we are not involved in the technology sector, any restrictions on investments, we will closely monitor the developments and potential implications of these regulations to assess any potential indirect effects on our operations.

Heightened tensions in international relations, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations.

Recently there have been heightened tensions in international relations, particularly between the United States and China, These tensions have affected both diplomatic and economic ties among countries. Heightened tensions could reduce levels of trade, investments, technological exchanges, and other economic activities between the major economies. The existing tensions and any further deterioration in the relationship between the United States and China may have a negative impact on the general, economic, political, and social conditions in both countries and, given our reliance on the Chinese market, adversely impact our business, financial condition, and results of operations.

On August 9, 2023, the Biden administration released an executive order and an advanced notice of proposed rule-making (the “ANPRM”) providing a conceptual framework for outbound investment controls focused on China. Further to this ANPRM, on June 21, 2024, the U.S. Department of the Treasury (the “Treasury”) issued a proposed rule on outbound U.S. investments involving China that generally follows the ANPRM. On October 28, 2024, the Treasury issued a Final Rule to implement the executive order of August 9, 2023. The Final Rule became effective on January 2, 2025. The Final Rule targets investments involving persons and entities associated with “countries of concern,” including China, and it imposes investment prohibition and notification requirements on a wide range of investments in companies engaged in certain types of activities relating to three sectors: (1) advanced microchips and microelectronics, (2) quantum computing, and (3) artificial intelligence systems (“Covered Activities”), with persons from countries of concern engaged in these Covered Activities included in the definition of “Covered Foreign Persons.” Investments by U.S. persons subject to the Final Rule, which are defined as “covered transactions,” include acquisitions of equity interests, certain debt financing, joint ventures, and certain investments as a limited partner in a non-U.S. person pooled investment fund. The Final Rule excludes some investments from the scope of covered transactions, including those in publicly traded securities listed on a national stock exchange. The Final Rule is aimed at exerting greater U.S. government oversight over U.S. direct and indirect investments involving China, and may introduce new hurdles and uncertainties for cross-border collaborations, investments, and funding opportunities of China-based issuers including us. We do not believe we are a Covered Foreign Person under the Final Rule. However, to the extent that we are deemed a Covered Foreign Person engaged in the development of Covered Activities, the Final Rule could limit our ability to raise capital from U.S. investors generally, in which case our ability to raise such capital may be significantly and negatively affected, which could be detrimental to our capital raising capacity and our business, financial condition and prospects.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of the Shares.

Our business is conducted in Hong Kong through our Operating Subsidiary; our books and records are reported in Hong Kong dollars, which is the currency of Hong Kong; and the financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars.

Since 1983, Hong Kong dollars have been pegged to U.S. dollars at the rate of approximately HK$7.80 to US$1.00. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in U.S. dollars. The value of the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue, and financial condition.

We cannot assure you that the current policy of the pegging of Hong Kong dollars to U.S. dollars will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would, in turn, adversely affect the operations and profitability of our business.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social, and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may affect the market may adversely affect the business operations of the Company. Hong Kong is a Special Administrative Region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative, and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development, including the Hong Kong National Security Law issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and, at the time, then-President Donald Trump signed an executive order and HKAA to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the United States, China, and Hong Kong, which could potentially harm our business.

The Hong Kong legal system embodies uncertainties that could limit the availability of legal protections.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. The laws previously in force in Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law are maintained. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed may be compromised, it could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

Currently, all of our operations are conducted in Hong Kong outside the United States, and all of our assets are located outside the United States. A majority of our directors and officers are Hong Kong nationals or residents and a substantial portion of their assets are located in Hong Kong outside the United States. You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. In addition, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. For more information regarding the relevant laws of the Cayman Islands and Hong Kong, see “Enforceability of Civil Liabilities.”

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where the majority of our clients reside.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and they could have a material adverse effect on us and our clients, our service providers, and our other partners. International trade disputes could result in tariffs and other protectionist measures that may materially and adversely affect our business.

Tariffs could increase the cost of the services and products, which could affect clients’ investment decisions. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to trade war and global recession could have a negative effect on client confidence, which could materially and adversely affect our business. We also may have access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Risks Related to Our Class A Ordinary Shares and this Offering

Our dual-class share structure gives our Controlling Shareholders approximately 91.5% of the voting power of our issued and outstanding Ordinary Shares, which will limit your ability to influence corporate matters.

Holders of our Class B Ordinary Shares are entitled to fifty (50) votes per share and holders of our Class A Ordinary Shares are entitled to one (1) vote per share, and the two classes vote together as one class on all matters submitted to a vote of our shareholders, except as otherwise required by law. Fung & Tun Limited holds all of the 682,500 Class B Ordinary Shares and 266,952 Class A Ordinary Shares, representing approximately 91.5% of the aggregate voting power of our issued and outstanding Ordinary Shares. As a result, our Controlling Shareholders are able to control the election of our directors and the approval of most corporate actions, including mergers, consolidations and sales of substantially all of our assets, and may take actions that advance their interests rather than yours. This concentration of voting power may also discourage, delay or prevent a change in control at a premium to the market price of our Class A Ordinary Shares, and may limit the liquidity of our Class A Ordinary Shares, because certain index providers exclude or limit the weight of companies with multi-class share structures.

We effected a one-for-eight share consolidation in August 2026; the consolidation may not maintain the per-share price of our Class A Ordinary Shares above the Nasdaq minimum bid price, and may reduce liquidity.

Effective at the opening of business on August 11, 2026, we consolidated every eight ordinary shares of par value US$0.0001 each into one Class A Ordinary Share of par value US$0.0008 each and re-designated 682,500 of our shares as Class B Ordinary Shares. A share consolidation reduces the number of shares outstanding and is generally intended to increase the per-share trading price, but there can be no assurance that the consolidation will result in a sustained increase in the trading price of our Class A Ordinary Shares, that the price will remain above the US$1.00 minimum bid price required for continued listing on the Nasdaq Capital Market, or that the consolidation will increase our market capitalization. The consolidation also reduced the number of our shares outstanding to 4,163,647, which may reduce the liquidity of our Class A Ordinary Shares, and holders of fewer than eight shares received cash in lieu of fractional shares. In addition, under the Nasdaq rules a company that has effected a reverse share split within the preceding one-year period is generally not eligible for an additional compliance period if it fails to meet the minimum bid price requirement, and cumulative reverse splits over a two-year period are limited, so our ability to remedy a future bid price deficiency through another consolidation may be restricted.

The exercise of the outstanding Warrants would dilute your ownership interest and could depress the market price of our Class A Ordinary Shares.

In connection with the private placement that closed on October 5, 2026, we issued Series A Warrants to purchase 667,000 Class A Ordinary Shares at an exercise price of US$1.30 per share and Series B Warrants to purchase 667,000 Class A Ordinary Shares at an exercise price of US$1.10 per share. Each series is exercisable from the date of issuance and has a term of two years. If the Warrants are exercised in full, we would issue an additional 1,334,000 Class A Ordinary Shares, representing approximately 38.3% of our Class A Ordinary Shares currently outstanding. The exercise prices of the Warrants are below the recent trading price of our Class A Ordinary Shares, and the holders of the Warrants are likely to exercise them and sell the underlying shares when the market price exceeds the exercise price. Any such issuance and resale would dilute the ownership interest of existing holders and could depress the market price of our Class A Ordinary Shares. The Class A Ordinary Shares underlying the Warrants are registered for resale under this prospectus, and the Selling Shareholders may exercise the Warrants, in whole or in part, and sell the underlying Class A Ordinary Shares in the public market from time to time. Any such exercise and resale would dilute the ownership interest of existing holders and could depress the market price of our Class A Ordinary Shares. The Warrants do not provide for cashless exercise: the exercise price must be paid in cash, and the purchase of Warrant Shares for cash will not preserve the Rule 144 holding period of the Warrants.

Each Selling Shareholder that holds Warrants may exercise them at any time before the second anniversary of issuance and sell the Warrant Shares under this prospectus. The Warrants contain no cashless exercise or net exercise feature, so a holder must pay the exercise price in cash in full. The exercise prices of US$1.30 and US$1.10 per share are below the recent trading price of our Class A Ordinary Shares, which gives the holders an incentive to exercise and sell. Sales of up to 1,334,000 Class A Ordinary Shares, representing approximately 38.3% of our Class A Ordinary Shares currently outstanding, could materially and adversely affect the market price of our Class A Ordinary Shares and make it more difficult for us to raise capital.

The trading price of the Shares may be volatile, which could result in substantial losses to you.

The trading prices of the Shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. The securities of some of these companies have experienced significant volatility since their IPOs, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Hong Kong and PRC companies’ securities after their offerings may affect the attitudes of investors toward Hong Kong-based, U.S.-listed companies, which consequently may affect the trading performance of the Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure, or matters of other Hong Kong and Chinese companies may also negatively affect the attitudes of investors toward Hong Kong and Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are unrelated to our operating performance.

In addition to the above factors, the price and trading volume of the Shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting us or our industry;
●	variations in our revenues, profit, and cash flow;
●	changes in the economic performance or market valuations of other financial services firms;
●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;
●	changes in financial estimates by securities research analysts;
●	detrimental negative publicity about us, our services, our officers, directors, our business partners, or our industry;
●	announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings, or capital commitments;
●	additions to or departures of our senior management;
●	litigation or regulatory proceedings involving us, our officers, or directors;
●	release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares; and
●	sales or perceived potential sales of additional Ordinary Shares; and
●	developments relating to the Target and our 20% equity interest in it, including the Target’s operating results, the valuation of our investment, any impairment charge, and any inability to realize the anticipated benefits of the acquisition.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future.

We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

Masonglory is a holding company, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

According to the BVI Business Companies Act, Revised Edition 2020, a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us. Any limitation on the ability of our Hong Kong subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of the Shares.

Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. We have identified certain material weakness in our internal control over financial reporting. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified related to (i) inadequate segregation of duties for certain key functions due to limited staff and resources, and (ii) a lack of independent directors and an audit committee. We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including (i) recruiting employees (including a qualified chief financial officer) with knowledge of accounting and SEC financial reporting requirements, and (ii) appointing independent directors, establishing an audit committee, and strengthening corporate governance. We intend to implement the above measures prior to the listing. However, we cannot assure you that these measures may fully address the material weakness in our internal control over financial reporting or that we may not identify additional material weaknesses or significant deficiencies in the future.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of our internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations, and prospects, as well as the market for and trading price of the Shares, may be materially and adversely affected if we do not have effective internal controls. We may not discover any problems in a timely manner, and in such an event, our shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of the Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing the Shares and may make it more difficult for us to raise funds in a debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with the Nasdaq listing rules.

If we fail to meet applicable listing requirements, Nasdaq may delist the Shares from trading, in which case the liquidity and market price of the Shares could decline.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, and we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists the Shares, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for the Shares;
●	reduced liquidity for the Shares;
●	a determination that the Shares are “penny stock,” which would require brokers trading in the Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The U.S. National Securities Markets Improvement Act of 1996 prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A Ordinary Shares are listed on Nasdaq, such securities are covered securities, such securities will be covered securities. Although the states are pre-empted from regulating the sale of our securities, this statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

There may be substantial sales of our Class A Ordinary Shares by the Selling Shareholders under this prospectus, which could depress the market price of our Class A Ordinary Shares.

This prospectus relates to the resale of up to 3,378,000 Class A Ordinary Shares by the Selling Shareholders, representing approximately 81.1% of our issued and outstanding Ordinary Shares as of the date of this prospectus. The Selling Shareholders may sell all, part or none of those shares, and there are no agreements or understandings with the Selling Shareholders that restrict their ability to sell after the effectiveness of the registration statement of which this prospectus forms a part. Sales of a substantial number of our Class A Ordinary Shares in the public market, or the perception that such sales may occur, could cause the market price of our Class A Ordinary Shares to decline, possibly below the price at which you acquired your shares, and could impair our ability to raise capital by selling equity securities. In addition, the holder of the Swap Shares beneficially owns approximately 39.6% of our Class A Ordinary Shares, and the disposition of that block, or the perception that it may be disposed of, could have a similar effect.

Our directors, officers, and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

As of the date of this prospectus, Fung & Tun Limited, a company jointly owned by our Controlling Shareholders, beneficially owns 682,500 Class B Ordinary Shares, each carrying fifty (50) votes per share, and 266,952 Class A Ordinary Shares, representing approximately 91.5% of the aggregate voting power of our issued and outstanding Ordinary Shares. As a result, we are a “controlled company” as defined under the Nasdaq Stock Market Rules.

The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets and might affect the prevailing market price of our Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

The Board of Directors may decline to register the transfer of Ordinary Shares in certain circumstances.

Where the Ordinary Shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may in its absolute discretion, decline to register any transfer of any Ordinary Share which has not been fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless: (i) the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and (v) a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof. If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required by the designated stock exchange rules, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of the Board of Directors, you must rely on price appreciation of the Shares for return on your investment.

The board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by the board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that under no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if the board of directors decides to declare and pay dividends, the timing, amount, and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow; our capital requirements and surplus; the amount of distributions, if any, received by us from our subsidiaries; and our financial condition, contractual restrictions, and other factors deemed relevant by the board of directors. Accordingly, the return on your investment in the Ordinary Shares will likely depend entirely upon any future price appreciation of the Ordinary Shares. We cannot assure you that the Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in the Ordinary Shares, and you may even lose your entire investment in the Ordinary Shares. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

We are subject to the periodic reporting requirements of the Exchange Act. We will design our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of a person, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

If a trading market for our shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a new public company, we may be slow to attract research coverage and the analysts who publish information about our Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our share price, our share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our share price or trading volume to decline and result in the loss of all or a part of your investment in us.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, substantially all of our directors and executive officers and the experts named in this prospectus reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against them in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Harney Westwood & Riegels, our counsel as to the laws of the Cayman Islands, has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of federal or state courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, exercising its discretion having regard to comity, fairness and mutuality, such as orders for specific performance or declaratory judgments. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. In addition, the foreign judgment must not already have been wholly satisfied and must still be capable of enforcement in the country of origin. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of United States federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are in the nature of a final or other penalty. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal despite the time-limit for which having not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending an appeal against the foreign judgment and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Our counsel as to the laws of Hong Kong has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States. See “Enforceability of Civil Liabilities.”

You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by the provisions of our Amended and Restated Memorandum and Articles, and by the provisions of the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders, and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The rights of shareholders and the fiduciary duties of our directors and officers under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to obtain copies of the register of members or inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) of the company. Our directors have discretion under our Amended and Restated Memorandum and Articles to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, or members of the board of directors than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

Cayman Islands economic substance requirements may have an effect on our business and operations.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2026 Revision) (the “ES Act”) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. If a company is considered to be a “relevant entity” and is conducting one or more of the nine “relevant activities” then such company will be required to comply with the economic substance requirements in relation to the relevant activity from 1 July 2019. All companies whether a relevant entity or not are required to file an annual report in the Cayman Islands with the Registrar of Companies of the Cayman Islands confirming whether or not it is carrying on any relevant activities. If the only business activity that the Company carries on is to hold equity participation in other entities and only earns dividends and capital gains, then based on the current interpretation of the ES Act, the Company is a “pure equity holding company” and will therefore only subject to the minimum substance requirements, which require us to (i) comply with the all applicable requirements under the Companies Act and (ii) have adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the ES Act. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on our business and operations.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;
●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect to a security registered under the Exchange Act;
●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards, except for general fiduciary duties and duties of care, Cayman Islands law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practices with respect to our corporate governance after we complete this offering. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of the Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income, or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service (“IRS”) will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of the Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of the Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we were to be or become a PFIC for any taxable year during which a U.S. holder holds the Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder. See “Material Income Tax Consideration — Material U.S. Federal Income Tax Considerations for U.S. Holders — PFIC Consequences.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley for so long as we remain an emerging growth company. As a result, if we elect not to comply with such attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

As a public company, we incur significant legal, accounting, and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which we have total annual gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of the Shares that is held by non-affiliates exceeds US$700 million as of the end of any second fiscal quarter before that time; and (2) the date on which we have issued more than US$1 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our IPO, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on the board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders. In addition, the interests of our Controlling Shareholders, who are also our executive directors and officers, may not be the same as or may even conflict with your interests.

Our Controlling Shareholders, who are also our executive directors and officers, beneficially own a majority of the voting power of our issued and outstanding Ordinary Shares. Under Rule 4350(c) of the Nasdaq Capital Market, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Capital Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Ordinary Shares to be less attractive to certain investors or otherwise harm our trading price.

In addition, the interests of our Controlling Shareholders may not be the same as or may even conflict with your interests. For example, our Controlling Shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets and might affect the prevailing market price of our Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

●	timing of the development of future business;
●	capabilities of our business operations;
●	expected future economic performance;
●	competition in our market;
●	continued market acceptance of our services;
●	changes in the laws that affect our operations;
●	inflation and fluctuations in foreign currency exchange rates;
●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	continued development of a public trading market for our securities;
●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
●	managing our growth effectively;
●	projections of revenue, earnings, capital structure, and other financial items;
●	fluctuations in operating results;
●	dependence on our senior management and key employees; and
●	other factors set forth under “Risk Factors.”

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

INDUSTRY AND MARKET DATA

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties, as well as estimates by our management based on such data. None of these third parties are affiliated with us, and the information contained in this prospectus has not been reviewed or endorsed by any of them. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

While we believe that the information from these industry publications, surveys, and studies is reliable, the industry in which our Operating Subsidiary operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

OVERVIEW OF WET TRADES WORK INDUSTRY IN HONG KONG

Wet trades works are a subset of fitting-out works and involve the use of dry construction materials mixed with water. In Hong Kong, wet trades work encompasses various activities such as plastering, brickwork, wall and floor tiling, painting and decoration, floor screeding, and marble works. Wet trades contractors may also provide ancillary services related to wet trades, including cleaning, smoothing platforms, applying sealant, washed granolithic screed, on-site logistics services, and more. The demand for wet trades works primarily arises from construction, renovation, maintenance, additions, and alterations of buildings in residential (private residential buildings and public housing), commercial (hotels, office buildings, retail stores, shopping malls), industrial, government, community facilities, transportation, and public infrastructure sectors.

Wet trades works are carried out in various types of buildings and facilities in Hong Kong, including residential buildings, commercial buildings, industrial buildings, government buildings, and community facilities. Here are some common examples of wet trades works:

1)	Plastering: It involves applying a coating composed of gypsum or ash, cement, sand, and water to protect and decorate ceilings, floors, walls, and stairs.

2)	Brickwork (bricklaying): Bricks are commonly used to construct walls, and mortar is applied between the bricks to facilitate positioning.

3)	Wall and floor tiling: This refers to the trimming and installation of ceramic tiles on interior and exterior walls and floors using mortar for grouting.

4)	Painting and decoration: It involves applying colored tint to interior spaces for aesthetic purposes.

5)	Floor screeding: This process entails applying a mixture of Portland cement, aggregates, and water to the floor surface.

6)	Marble works: It includes the fabrication, polishing, setting, and installation of marble and other limestone materials on various parts of a building structure, such as floors and walls.

In the construction industry, the value chain involves the coordination and management of various parties involved in a construction project. Typically, the main contractors have the responsibility of overseeing the overall progress and quality of the project. They monitor the day-to-day operations at the construction site and coordinate with subcontractors who carry out specific construction tasks. Main contractors often subcontract certain construction works to specialized subcontractors for a couple of reasons. Firstly, labor-intensive tasks like wet trades are subcontracted to ensure an adequate supply of direct labor. Main contractors usually maintain a small permanent workforce to control costs. Secondly, subcontractors often possess the necessary expertise and experience to perform specific tasks more efficiently. It is generally more cost-effective to allocate different parts of the construction works to subcontractors who specialize in their respective fields of expertise.

Wet trades subcontractors typically collaborate with main contractors in the construction industry. Their main responsibilities include managing wet trades workers, coordinating subcontractors, and overseeing the progress and quality of wet trades works. In the wet trades works industry, it is common practice to subcontract the works to different subcontractors. These subcontractors, who are engaged on a project-by-project basis, often provide direct labor for specific trades. This approach is preferred over maintaining a permanent agreement with a pool of workers for different trades, which can be costly. In some cases, main contractors may provide certain tools and miscellaneous services to their wet trades subcontractors for use on the same projects. The cost of these supplies is then deducted from the payment certificates issued to the wet trades subcontractors.

MARKET OPPORTUNITIES

The development of the wet trades market is highly associated with the constructions of buildings and infrastructures. In particular, the rising housing supply would serve as the driver to the wet trade works market in Hong Kong. As set out in the chief executive’s 2023 policy address, one of the government’s main focus is to enhance the quantity, speed, efficiency and quality of public housing supply. To achieve such goals, the government will be adopting a series of measures, including, but not limited to, the following:

1)	Extend the mortgage default guarantee period for subsidized sale flats in the second-hand market — The Hong Kong Housing Authority (HKHA) will relax the arrangements on mortgage default guarantee for SSFs, including extending the current maximum mortgage default guarantee period of the second-hand market from 30 years to 50 years to allow purchasers to have mortgage loans of longer tenor and help the circulation of flats;
2)	Sustain HKHA redevelopment projects — The HKHA is planning or undertaking 10 redevelopment projects2 to provide some 32 800 flats in total. It will also take the opportunity to provide additional local open space and recreational facilities in the redeveloped public housing estates;
3)	Promote smart estate management — The HKHA will select 10 PRH estates as pilot sites next year for trial adoption of such innovative technologies as the Internet of Things sensors, AI and mobile devices. These will help daily estate management; and
4)	Optimise the Modular Integrated Construction (MiC) approach to enhance speed, efficiency and quality — HKHA will continue to apply innovative construction technologies, as well as testing and improving the techniques of the MiC approach, to enhance building quality and expedite construction.

In addition to public housing, the government will make available sufficient land in the next five years to provide about 80,000 units for private housing. To promote the growth of the private housing market, the government has also adopted the following measures:

1)	Shorten the applicable period of the Special Stamp Duty (SSD) from three years to two years. In other words, if a property owner disposes of his/her property two years after acquisition, he/she will no longer need to pay the SSD, which amounts to 10% of the property price;
2)	reduce the respective rates of the Buyer’s Stamp Duty (BSD) and the New Residential Stamp Duty (NRSD) by half, from 15% to 7.5%. This arrangement will help alleviate the financial burden on Hong Kong; and
3)	Permanent Residents (HKPRs) who have already owned residential properties in their acquisition of another residential property, as well as reduce the costs of non-HKPRs in their acquisition of residential properties; and (iii) introduce a stamp duty suspension arrangement for incoming talents’ acquisition of residential properties. This is an enhancement of the stamp duty refund arrangement introduced last year for eligible incoming talents, whereby an incoming talent is required to pay the BSD and the NRSD at the time of property acquisition and will get a refund of the stamp duty paid when the talent concerned has resided in Hong Kong for seven years and become a HKPR. Under the suspension arrangement, the payment of stamp duty concerned is suspended at the time of property acquisition, but the talent is required to pay the relevant amount if he/she is subsequently unable to become a HKPR. This new arrangement applies to any sale and purchase agreement entered into from today onwards.

MARKET TREND AND OUTLOOK

Expanded utilization of machinery and equipment:

Under the “Designated Workers for Designated Skills” provision in the Construction Workers Registration Ordinance (CWRO), construction works within specific trade divisions on construction sites can only be independently carried out by registered skilled or semi-skilled workers. This provision aims to enhance both the quality of construction works and the skills of workers. A future market trend is the increasing adoption of machinery and equipment, such as plaster spray machines and floor screeding machines, to replace manual labor. In wet trades projects involving plastering works, it is becoming more common to replace manual operations with plaster spray machines. This transition enhances worker productivity and further improves the quality of craftsmanship. By using plaster spray machines, workers can cover a larger area of plastering works compared to traditional manual methods within the same timeframe.

Increased training and revitalization of manpower in the industry:

To address the manpower shortage in the construction industry, the Construction Industry Council (CIC), with support from the Development Bureau, has initiated the “Advanced Construction Manpower Training Scheme — Pilot Scheme (Structured On-the-job).” This scheme aims to train semi-skilled workers to become skilled workers. Additionally, the CIC has launched the Construction Industry Council Relief Fund — Multi-skills Training Scheme for Registered Workers, which assists underemployed or temporarily unemployed registered construction workers in acquiring new skills to enhance their competitiveness and prepare for further development within the industry. It is expected that labor within the wet trades industry will continuously acquire relevant skills, leading to increased productivity and efficiency.

Urban renewal projects:

Since 2012, the Hong Kong Government has implemented the Mandatory Building Inspection Scheme (MBIS), requiring owners of buildings aged 30 years or older and served with statutory notices to conduct prescribed inspections. The Urban Renewal Authority (URA) highlights the urgent need to revitalize dilapidated urban areas, particularly those in densely populated urban cores like Sham Shui Po and Kowloon City. By 2046, it is projected that there will be approximately 326,000 private housing units aged 70 years or older. The URA is conducting planning studies for Tsuen Wan and Sham Shui Po, with the comprehensive urban renewal master plans and restructuring proposals expected to be ready by phases from the second half of 2024. In the coming five years, the URA will also commence redevelopment projects of the “Nullah Road Urban Waterway” in Mong Kok East and the “Street Consolidation Areas” in Yau Ma Tei South. To enable the URA to cope with future financing demand, the Hong Kong government granted approval in mid-2023 for raising its borrowing limit from $6 billion to $25 billion. The Hong Kong government will also provide suitable land for the URA at nominal land premium to enhance the viability of the concerned redevelopment projects and increase the usable resources available to URA

Elevated industry standards and customer requirements:

With the rising living standards and disposable income of Hong Kong citizens, property developers are increasingly seeking higher durability in buildings and facilities with minimal defects and future maintenance costs. This expectation sets higher standards for the quality of materials, working processes, and craftsmanship in wet trade works. Property developers aim to enhance the competitiveness of their properties, leading to an increased demand for quality wet trade works that meet interior design and inspection requirements. The interior environment of residential flats and commercial buildings, including texture, color, materials, fixtures, furniture, and accessories, has become a key focus of competition in the wet trade works industry. Consequently, property developers and main contractors prefer well-established wet trade work contractors known for their quality of work.

Accelerated development of commercial areas:

According to the Rating and Valuation Department of Hong Kong, the number of sale and purchase agreements for commercial units has increased from 1,520 units to 2,189 units between 2016 and 2021, with the total consideration for offices and commercial units rising from HK$24.5 billion (approximately US$3.16 billion) to HK$42.0 billion (approximately US$5.38 billion). Areas such as Kowloon East and Island East have experienced enhanced accessibility and infrastructural development, leading to a constant need for rapid expansion and wet trade works in these regions. The Hong Kong government’s Land Sale Programme for 2020 to 2022 includes the sale and development of eight sites for commercial buildings. Additionally, several hotels and shopping malls are planning upgrades in response to market dynamics. The growth of wet trade works is supported by expanding commercial activities, the development of new business districts, and residential and entertainment facilities. Furthermore, the government’s continuous investment in infrastructure, with an estimated annual expenditure of over HK$100 billion (approximately US$12.8 billion) and an estimated annual construction volume of HK$300 billion (approximately US$38.4 billion) in both the public and private sector projects, as proposed in the 2023 Policy Address by the Chief Executive, will further drive the demand for wet trade works.

MARKET CONSTRAINTS AND LIMITATIONS

Cyclical nature of the construction industry:

The wet trades works industry, as a part of the construction industry, is subject to the cyclical nature of the overall construction sector. This cyclical pattern is closely linked to macroeconomic conditions, government policies, and the business cycle. During economic downturns, tighter financial budgets and increased financing costs may lead project owners to be more cautious in initiating new projects or allocating resources. Similarly, if there are indications of a slowdown in land supply or government development programs in Hong Kong, the growth of the wet trades works market may be impeded.

Labor shortage and rising labor costs:

The Construction Industry Council has identified labor engaged in wet trade works, such as plasterers, bricklayers, and concreters, as experiencing a shortage of skilled workers in Hong Kong. The aging population and heightened skill and qualification requirements have contributed to this shortage. To attract qualified workers, market participants may need to offer competitive remuneration packages, growth opportunities, and flexible schedules. The intensifying competition for talent will result in higher labor costs and pose a challenge to the growth of the wet trades market.

Increased material costs:

The prices of raw materials in the wet trade works industry have been steadily rising Among all the raw materials used in wet trade works, the average price of sand has experienced the highest increase, primarily due to limited supplies of river sand in the People’s Republic of China (PRC). The inflation in material costs will lead to higher expenses for participants in the wet trades market, potentially impacting profit margins negatively.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Class A Ordinary Shares offered by this prospectus. All net proceeds from the sale of the Class A Ordinary Shares covered by this prospectus will go to the Selling Shareholders. We will bear the costs and expenses of registering the Class A Ordinary Shares covered by this prospectus, other than any brokerage commissions and similar selling expenses attributable to sales by the Selling Shareholders, which will be borne by the Selling Shareholders. We will, however, receive cash proceeds equal to the aggregate exercise price of any Warrants exercised for cash, up to approximately US$1,600,800 if all of the Warrants are exercised for cash, and we intend to use those proceeds for general corporate purposes, including working capital.

We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders. We will, however, receive cash proceeds equal to the aggregate exercise price of any Warrants exercised for cash. If all of the Warrants were exercised for cash in full, we would receive gross proceeds of approximately US$1,600,800, comprising US$867,100 from the exercise of the Series A Warrants and US$733,700 from the exercise of the Series B Warrants. We currently intend to use any such proceeds for general corporate purposes, including working capital, and we have not allocated any specific portion of such proceeds to any particular purpose. See “Summary of the Warrants” and “Plan of Distribution.” The Warrants contain no cashless exercise or net exercise feature, so any exercise must be for cash and the full exercise price must be paid.

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects, other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

During the years ended March 31, 2026, 2025, and 2024 , Masonglory did not declare or pay any dividends and there was no transfer of assets among Masonglory and its subsidiaries.

The declaration, amount, and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of directors will take into account general economic and business conditions; our financial condition and results of operations; our available cash and current and anticipated cash needs; capital requirements; contractual, legal, tax, and regulatory restrictions; and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

Subject to the Companies Act and our Amended and Restated Memorandum and Articles, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our board of directors. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of our Memorandum and Articles of Association, a company may pay dividends and distributions out of its share premium account. In addition, based upon English case law which is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits.

As we are a holding company with no substantial business operations, we will rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur, and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries. According to the BVI Business Companies Act, Revised Edition 2020, a British Virgin Islands business company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars

CORPORATE HISTORY AND STRUCTURE

Corporate History and Structure

We are a holding company incorporated in the Cayman Islands with operations conducted in Hong Kong by our Operating Subsidiary, Masontech Limited. We have been engaged in the provision of wet trades services and other ancillary services as a subcontractor in Hong Kong since 2018. As a subcontractor, we provide our customers with comprehensive wet trades works solutions, which principally include (i) plastering on floors, ceilings and walls, (ii) tile laying on internal and external walls and floors, (iii) brick laying, (iv) floor screeding, and (v) marble works.

Our Operating Subsidiary, Masontech Limited, was incorporated as a company with limited liability under the laws of Hong Kong in September 2018.

Masonglory was incorporated as an exempted company with limited liability under the laws of the Cayman Islands in February 2024. Masonglory’s direct subsidiary is Masonglory (BVI), a BVI company incorporated in February 2024 and the holding company of Masontech Limited.

On February 21, 2024, one (1) Ordinary Share was allotted and issued as fully paid to an initial subscriber, an independent third party, which was subsequently transferred to Mr. TT Tun. On February 29, 2024, one (1) Ordinary Share was allotted and issued as fully paid to Mr. TS Fung at a consideration of US$0.0001.

On March 21, 2024, each of the Controlling Shareholders entered into a sale and purchase agreement with Masonglory (BVI), pursuant to which the Controlling Shareholders sold, and Masonglory (BVI) purchased from the Controlling Shareholders a total of twenty (20) ordinary shares in the Operating Subsidiary (representing the entire issued share capital of the Operating Subsidiary), at an aggregate consideration of HK$20.00. After the acquisition, Masonglory (BVI) became the sole shareholder of the Operating Subsidiary.

On March 25, 2024, each of the Controlling Shareholders entered into a sale and purchase agreement with Masonglory, pursuant to which the Controlling Shareholders sold, and Masonglory purchased from the Controlling Shareholders a total of two (2) Ordinary Shares of Masonglory (BVI) (representing the entire issued share capital of Masonglory (BVI)), at an aggregate consideration of US$0.0002. After the acquisition, Masonglory became the ultimate holding company of Masonglory (BVI) and the Operating Subsidiary.

On March 25, 2024, each of the Controlling Shareholders entered into a sale and purchase agreement with Fung & Tun Limited, a company incorporated under the laws of the BVI and jointly owned by the Controlling Shareholders (each holding one (1) Ordinary Share), pursuant to which the Controlling Shareholders sold, and Fung & Tun Limited purchased from the Controlling Shareholders a total of two (2) Ordinary Shares (representing the entire issued share capital of the Company), at an aggregate consideration of US$0.0002. After the acquisition, Fung & Tun Limited, via its direct holding in Masonglory, became the ultimate holding company of the Operating Subsidiary.

Subsequently, on June 14, 2024, Masonglory allotted and issued 11,499,998 Ordinary Shares at a par value of US$0.0001 per Ordinary Share, credited as fully-paid in its share capital, to Fung & Tun Limited. Also on June 14, 2024, Masonglory allotted and issued 500,000 Ordinary Shares to each of Vision Win Enterprises Limited and Main Works International Limited for a consideration of HK$640,000, representing 4% and 4%, respectively, of the enlarged entire issued share capital of the Company immediately upon completion of the above transactions.

Vision Win Enterprises Limited and Main Works International Limited, all of whom and their ultimate beneficial owners have no affiliation with us.

On July 9, 2025, Masonglory completed its initial public offering of 1,500,000 ordinary shares at a price of US$4.00 per share and listed its Ordinary Shares on the Nasdaq Capital Market under the symbol “MSGY”. On January 9, 2026, the Company issued 2,732,000 Ordinary Shares pursuant to the Company’s registration statement on Form S-8 filed on December 10, 2025.

On July 31, 2026, the shareholders of the Company approved at an extraordinary general meeting, among other things, (i) the consolidation of every eight (8) issued and unissued shares of par value US$0.0001 each into one (1) share of par value US$0.0008 each (the “Share Consolidation”) and (ii) immediately after the Share Consolidation, the reclassification of the authorized share capital of the Company into 60,000,000 Class A Ordinary Shares of par value US$0.0008 each and 2,500,000 Class B Ordinary Shares of par value US$0.0008 each, with the 682,500 issued shares held by Fung & Tun Limited re-designated as Class B Ordinary Shares and each other issued share re-designated as a Class A Ordinary Share, and adopted the Amended and Restated Memorandum and Articles. The Class A Ordinary Shares have continued to trade on the Nasdaq Capital Market under the symbol “MSGY”.

On August 12, 2026, the Company entered into a share swap agreement with the holder of a 49% equity interest in Beta Beteiligungs und Besitz GmbH, a private limited liability company organized under the laws of the Republic of Austria, and the beneficial owner of such holder, pursuant to which the Company agreed to allot and issue an aggregate of 1,377,000 Class A Ordinary Shares as consideration for the transfer to a wholly-owned subsidiary of the Company of 20% of the equity interests in such target company, which is engaged in the trading and distribution of construction materials in Continental Europe. We hold 20% of the voting power of the Target and do not control it; accordingly, we account for our investment in the Target using the equity method of accounting in accordance with ASC 323, Investments—Equity Method and Joint Ventures, and we do not consolidate the Target’s results of operations.

On September 25, 2026, the Company entered into a securities purchase agreement with four investors in a private placement and, on October 5, 2026, completed the issuance of an aggregate of 667,000 Class A Ordinary Shares at a purchase price of US$1.50 per share for aggregate gross proceeds of US$1,000,500, together with Series A warrants to purchase up to an aggregate of 667,000 Class A Ordinary Shares at an exercise price of US$1.30 per share and Series B warrants to purchase up to an aggregate of 667,000 Class A Ordinary Shares at an exercise price of US$1.10 per share.

The chart below illustrates our corporate structure and identifies our subsidiaries as of the date of this prospectus:

Name	Background	Ownership
Masonglory (BVI) Limited	– A BVI company – Incorporated on February 20, 2024 – Issued share capital of US$2.00	100% owned by Masonglory Limited
Masontech Limited	– A Hong Kong company – Incorporated on September 11, 2018 – Issued share capital of HK$20.00 – A registered subcontractor and a registered specialist trade contractor (Group 2 – Plastering)	100% owned by Masonglory (BVI) Limited

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a holding company incorporated in the Cayman Islands with operations conducted in Hong Kong by our Operating Subsidiary, Masontech Limited. We have been engaged in the provision of wet trades services and other ancillary services as a subcontractor in Hong Kong since 2018. As a subcontractor, we provide our customers with comprehensive wet trades works solutions, which principally include (i) plastering on floors, ceilings and walls, (ii) tile laying on internal and external walls and floors, (iii) brick laying, (iv) floor screeding, and (v) marble works.

The Company completed its initial public offering on the NASDAQ on July 8, 2025, issuing 1,500,000 ordinary shares at a price of US$4.00 per share. In addition, the Company entered into an underwriting agreement with the underwriter on July 7, 2025, which granted the underwriter a 45-day option to purchase up to an additional 225,000 ordinary shares at the public offering price of US$4.00 per share, less underwriting discounts, to cover any over-allotment. Subsequently, on July 24, 2025, the underwriter exercised the over-allotment option in full, purchasing an additional 225,000 ordinary shares at the public offering price of US$4.00 per share. The initial public offering and the exercise of the over-allotment option closed on July 24, 2025, with gross proceeds totaling US$6,900,000, before deducting underwriting discounts and offering expenses. The ordinary shares began trading on July 8, 2025 on The Nasdaq Capital Market and commenced trading under the ticker symbol ”MSGY”.

KEY FACTORS AFFECTING OUR RESULTS OF OPERATIONS

We and our subsidiaries’ results of operations have been and will continue to be affected by a number of factors, including those set forth below:

Economic, political, and social conditions in China and Hong Kong, as well as its government policies, laws, and regulations

Our key operations are in Hong Kong. However, due to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Accordingly, our business, prospects, financial condition, and results of operations may be influenced to a significant degree by the political, economic, and social conditions in the PRC generally and by the continued economic growth in China as a whole. Accordingly, our results of operations and prospects are, to a significant degree, subject to economic, political, and legal developments in the PRC.

Hong Kong is a Special Administrative Region of the PRC, and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely the Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative, and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Competition from other players in the market

We generally secure our projects after undergoing a tendering process. We submit quotation or tender price for a project that is based on our project cost estimate and a mark-up margin. The wet trades industry in Hong Kong is highly competitive, and it is often the case that multiple of our competitors bid for the same project that we do. We thus generally scale down our mark-up margin to be submitted to the project owner when competition for a project is perceived to be intense, and hence, the operating profit margin and our results of operation may be adversely affected.

Our ability to attract new customers and secure new projects

Our success depends in large part upon widespread adoption of our quality, safety, and timeliness by our customers. In order to attract new customers and continue to expand our customer base, we must appeal to and attract customers who identify with our project management expertise. In addition, our projects are non-recurrent in nature, and our future success depends in part on our ability to increase our project backlog over time. If we are unable to timely secure sufficient new projects when existing projects are completed, our turnover and, hence, results of operations may have a material setback and we may also suffer from higher staff turnover.

Shortage of labor, industrial actions, strikes or material increase in labor costs

We rely on a stable workforce, either directly employed by us or our subcontractors, to carry out construction work for our projects. In particular, subcontractors with various skills and expertise are required for each project to complete the work. Industrial actions of any one discipline may disrupt the progress of the construction work. There is no assurance that industrial actions or strikes will not be launched or there will be sufficient supply of labor in the future. Such industrial actions, strikes or material shortage of labor may adversely impact our business performance, profitability and results of operation. Moreover, the economy in Hong Kong and globally has experienced general increases in inflation and labor costs in recent years. As a result, average wages in Hong Kong and certain other regions are expected to continue to increase. In addition, we are required by Hong Kong laws and regulations to pay various statutory employee benefits, including mandatory provident fund to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to fines and other penalties. We expect that the labor costs, including wages and employee benefits, will continue to increase. Since our subcontracting fees include the labor of our subcontractors, when there is a significant increase in the cost of labor, our subcontracting fees will increase and as a result, our profitability would be adversely affected. Unless we are able to control the labor costs or pass on these increasing labor costs, our financial condition and results of operations may be adversely affected.

Cost control and management

Our cost of sales mainly comprises (i) subcontracting fees, (ii) direct labor costs, (iii) cost of materials and tools, and (iv) other construction costs. Although we determine our project prices based on a cost-plus method with reference to the time and costs estimated to be involved in a project, the actual time and costs involved in completing our foundation and related projects may be adversely escalated in materials and labor, adverse weather conditions, and changes in rules, regulations, and policies in Hong Kong. Therefore, the failure to control and manage the cost and time involved in a project may give rise to delays in completion of work and/or cost overruns, which in turn may materially and adversely affect our financial condition, profitability, and liquidity.

Collectability and timing of collection of our trade receivables and retention receivables

We normally receive progress payments from our customers on a regular basis with reference to the value of work done, and a portion of such payment, which is in general up to 10% of each interim payment, and up to a maximum limit of 5% to 10% of the contract sum, is usually withheld by our customers as retention money, and normally, part will be remitted to us after completion of our work and the remaining will be remitted to us upon the agreement of the final account between our customers and us according to the contract terms. Accordingly, we are subject to considerable credit risk, and there can be no assurance that the retention money or any future retention money will be remitted by our customers to us on a timely basis and in full. Any late payment, whether arising from payment practice of our customers or delay in completion of our projects, may adversely affect our future liquidity position.

Our ability to fulfil backlog orders

Our backlog consists of the remaining unearned revenue on awarded contracts. We include in our backlog estimates of the amount of consideration to be received and such estimated value is generally firm or can be estimated with a reasonable amount of certainty in both timing and amounts. As construction on our contracts progresses, we increase or decrease backlog to take account of changes in estimated quantities under fixed-price contracts, as well as to reflect changed conditions, change orders and other variations from initially anticipated contract revenue and costs, including completion bonuses. Substantially all of the contracts in our backlog may be canceled or modified at the election of the customer. Reductions in backlog due to cancellation by a customer, or for other reasons, could significantly reduce the revenue that we actually receive from contracts in backlog. In the event of a project cancellation, we may be reimbursed for certain costs, but we typically have no contractual right to the total revenues reflected in our backlog. Backlog amounts are determined based on target price estimates that incorporate historical trends, anticipated seasonal impacts, experience from similar projects and from communications with our customers. These estimates may prove inaccurate, which could cause estimated revenue to be realized in periods later than originally expected, or not at all. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings. In addition, contracts included in our backlog may not be profitable. If our backlog fails to materialize, our business, financial condition, results of operations and cash flows could be materially and adversely affected.

The following table shows a reconciliation of our backlog as of March 31, 2026 and 2025:

	As of March 31,
	2026	2025
	USD	USD
Contract revenues on uncompleted contracts at the beginning of the year	14,875,233	13,924,481
New contracts awarded during the year	41,266,415	14,215,149
Contract adjustment	(1,179,205)	10,054,085
Contracts revenue recognized for the year	(23,555,839)	(23,318,482)
Backlog at the end of the year	31,406,604	14,875,233

Our backlog increased from US$14,875,233 as of March 31, 2025 to US$31,406,604 as of March 31, 2026, representing an increase of US$16,531,371, or 111.1%. The increase in our backlog was due principally to US$41,266,415 of new contracts awarded during the year (primarily five new infrastructure and residential projects commenced during the year), partly offset by a net downward contract adjustment of US$1,179,205 on existing projects and by US$23,555,839 of revenue recognized during the year. The timing and extent to which backlog will result in direct revenue depends on many factors, including the timing of commencement of work, the rate at which we perform services, scope changes, cancellations, delays, receipt of regulatory approvals and the nature, duration, size, complexity and phase of the studies. In addition, delayed projects remain in backlog until they are canceled. As a result of these factors, our backlog is not necessarily a reliable indicator of future direct revenue and we might not realize all or any part of the direct revenue from the authorizations in backlog as of any point in time.

The following table shows a reconciliation of our backlog as of March 31, 2025 and 2024:

	As of March 31,
	2025	2024
	USD	USD
Contract revenues on uncompleted contracts at the beginning of the year	13,924,481	15,536,125
New contracts awarded during the year	14,215,149	18,327,607
Contract adjustment	10,054,085	689,392
Contracts revenue recognized for the year	(23,318,482)	(20,628,643)
Backlog at the end of the year	14,875,233	13,924,481

Our backlog increased from US$13,924,481 as of March 31, 2024 to US$14,875,233 as of March 31, 2025, representing an increase of US$950,752. The increase in our backlog was due primarily to the increased contract adjustment of our existing construction projects, in which it represented additional construction works requested by our customers which completed for the year ended March 31, 2025. Nevertheless, the timing and extent to which backlog will result in direct revenue depends on many factors, including the timing of commencement of work, the rate at which we perform services, scope changes, cancellations, delays, receipt of regulatory approvals and the nature, duration, size, complexity and phase of the studies. In addition, delayed projects remain in backlog until they are canceled. As a result of these factors, our backlog is not necessarily a reliable indicator of future direct revenue and we might not realize all or any part of the direct revenue from the authorizations in backlog as of any point in time.

We do not present separate contract liabilities on the face of the Consolidated Balance Sheet as of March 31, 2026 and 2025 as the majority of our backlog has not yet resulted in customer prepayments.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and contingencies at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. As a result, management is required to routinely make judgments and estimates about the effects of matters that are inherently uncertain. Actual results may differ from these estimates under different conditions or assumptions.

Critical accounting policy is both material to the presentation of financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on financial condition or results of operations. Accounting estimates and assumptions may become critical when they are material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and that have a material impact on financial condition or operating performance.

Critical accounting estimates are estimates that require us to make assumptions about matters that were highly uncertain at the time the accounting estimate were made and if different estimates that we reasonably could have used in the current period, or changes in the accounting estimate that are reasonably likely occur from period to period, have a material impact on the presentation of our financial condition, changes in financial condition or results of operations.

Please refer to the Note 2 to the Consolidated Financial Statements for the details of significant accounting policies.

RESULTS OF OPERATIONS

Year ended March 31, 2026, compared to year ended March 31, 2025

The following table sets forth a summary of the consolidated results of operations of us for the periods indicated, both in absolute amount and as a percentage of our total revenues. This information should be read together with our consolidated financial statements and related notes included elsewhere in this report. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	For the year ended March 31,
	2026	2025	Change
	US$	US$	%
Revenues	23,555,839	23,318,482	1.0
Cost of revenue	(22,517,082)	(21,146,746)	6.5
Gross profit	1,038,757	2,171,736	(52.2)

Operating expenses:
Administrative expenses	(8,852,414)	(668,785)	1,223.7
Total operating expenses	(8,852,414)	(668,785)	1,223.7

Other income (expense):
Interest expense, net	-	-
Other income	21,945	2,448	796.5
Total other income, net	21,945	2,448	796.5

(Loss) income from operations and before tax expenses	(7,791,712)	1,505,399	(617.6)
Income tax expense	(213,018)	(229,517)	(7.2)
Net (loss) income	(8,004,730)	1,275,882	(727.4)

Revenue

Our revenue increased slightly from US$23,318,482 for the year ended March 31, 2025 to US$23,555,839 for the year ended March 31, 2026, representing an increase of approximately US$237,357 or 1.0%. There was no significant movement in the volume of work performed under our portfolio of projects year-on-year.

The following table sets forth the breakdown of our revenue by sector for the years ended March 31, 2026 and 2025, respectively:

	For the year ended March 31,
	2026	2025
	US$	US$
Revenues
Public Sector	11,750,501	8,490,226
Private Sector	11,805,338	14,828,256
Total Revenue	23,555,839	23,318,482

Public sector revenue increased from US$8,490,226 to US$11,750,501, while private sector revenue decreased from US$14,828,256 to US$11,805,338, reflecting a shift in our project mix toward public sector works during the year, notwithstanding that total revenue remained broadly stable.

Cost of Revenue

Our cost of services mainly comprised subcontracting fees, cost of materials and toolings, direct labour costs and overhead costs. A breakdown of our cost of revenue for the years ended March 31, 2026 and 2025 are as follows:

	For the year ended March 31,
	2026	2025
	US$	US$
Cost of revenue
Subcontracting costs	18,637,730	18,926,090
Material costs	3,052,755	1,413,376
Direct labor costs	312,928	308,077
Depreciation	197,231	1,383
Overhead costs	316,438	497,820
Total cost of revenue	22,517,082	21,146,746

Our cost of services increased from US$21,146,746 for the year ended March 31, 2025 to US$22,517,082 for the year ended March 31, 2026, representing an increase of approximately US$1,370,336 or 6.5%. The increase was generally in line with the increase in revenue while the increase in material costs, direct labor costs for the year ended March 31, 2026 was mainly attributable to the increase in the amount of works performed by us in our existing projects during the year ended March 31, 2026.

With respect to material costs, we closely monitor the changes in price levels on a regular basis and we have noticed a gradual increase in the price of raw materials and especially river sand, which is one of the key raw materials used in wet trade works. However, such inflationary pressures have not materially affected our results of operations and we do not expect such inflationary pressures to have a material effect on our results of operations in the future as we have established long-term stable relationships with our main suppliers who are able to consistently supply the necessary raw materials to us at favorable price without significant mark-ups despite the gradual increase in raw material costs. This increase also reflected a shift in our project mix toward more material-intensive works during the year, including a number of projects under which we were responsible for supplying the principal construction materials ourselves rather than performing labour-only subcontracting works.

In general, we take into account the recent upward or downward movements in the market price of raw materials when we prepare our budget for each project before we submit our tender to our customers to mitigate against inflationary pressures. For instance, we may adjust our pricing by increasing our subcontracting fees to pass on inflation driven cost increase to our customers. However, if there is any unexpected increase in the pricing of raw materials after we are awarded a project, such increase in price may not be passed onto our customers as our subcontracting fee is fixed and governed by our subcontracting agreement with our customers. In such event, our results of operations may be affected. For the years ended March 31, 2026 and 2025, we did not experience any unexpected increase in pricing of raw materials after we were awarded a project.

Gross profit and gross profit margin

Our gross profit decreased by 52.2 % to US$1,038,757 for the year ended March 31, 2026, from US$2,171,736 for the year ended March 31, 2025. Our gross profit margin decreased to 4.4% for the year ended March 31, 2026, from 9.3% for the year ended March 31, 2025. The decrease in gross profit margin was primarily attributable to the significant increase in material costs and the additional depreciation of equipment described above, which were not accompanied by a corresponding increase in revenue.

The following table sets out the gross profit and gross profit margin by sector for the years ended March 31, 2026 and 2025, respectively:

	For the year ended March 31,
	2026		2025
	Gross Profit	Gross Profit Margin	Gross Profit	Gross Profit Margin
	US$	%	US$	%
Public Sector Projects	702,593	6.0	1,722,538	20.3
Private Sector Projects	336,164	2.8	449,198	3.0
Gross profit	1,038,757	4.4	2,171,736	9.3

Our gross profit from public sector projects was US$702,593 for the year ended March 31, 2026, as compared to US$1,722,538 for the year ended March 31, 2025, a decrease of US$1,019,945, or 59.2%. The decrease in gross profit was mainly attributable to the decrease in revenue generated from our infrastructure development projects. Our gross profit margin from public sector projects decreased from 20.3% for the year ended March 31, 2025 to 6.0% for the year ended March 31, 2026, which was due to increase in cost of revenue from the delay of projects.

Our gross profit from private sector projects was US$336,164 for the year ended March 31, 2026, as compared to US$449,198 for the year ended March 31, 2025, a decrease of US$113,034, or 25.1%. The decrease in gross profit was mainly attributable to the decrease in revenue generated from our residential and commercial development projects. Our gross profit margin from private sector projects increased from 3.0% for the year ended March 31, 2025 to 2.8% for the year ended March 31, 2026, which was due to decrease in cost of revenue from the delay of projects.

Administrative Expenses

Our administrative expenses increased from US$668,785 for the year ended March 31, 2025 to US$8,852,414 for the year ended March 31, 2026. The increase was overwhelmingly attributable to a non-cash share-based compensation of US$7,813,520, recognized on the issuance of 2,732,000 ordinary shares to consultants in January 2026. Excluding this non-cash charge, administrative expenses were approximately US$1,038,894, an increase of approximately US$370,109 over the prior year, reflecting higher professional, listing and compliance costs incurred as a result of operating as a public company following our initial public offering.

We present the share-based compensation as a component of administrative expenses in the consolidated statements of operations. Given that this non-cash charge represents approximately 99% of our loss from operations, we are considering presenting it as a separate line item on the face of the consolidated statements of operations to enhance the transparency of our results.

Other income and expenses

Our other income, net increased to US$21,945 for the year ended March 31, 2026, from US$2,448 for the year ended March 31, 2025. Other income, net for FY2026 was comprised of net foreign exchange gains, with no material bank interest income recognized during the year.

Income tax expenses

We are not subject to any income tax in the Cayman Islands and the BVI pursuant to the rules and regulations in those jurisdictions, but our Operating Subsidiary, Masontech Limited, is subject to Hong Kong profits tax. Our income tax expense of US$213,018 for the year ended March 31, 2026, compared to US$229,517 for the year ended March 31, 2025. There was no current Hong Kong profits tax for the year: although our operating subsidiary recorded an accounting profit, it was in a tax-loss position after tax depreciation allowances. The FY2026 tax expense is therefore entirely deferred tax, arising mainly from the acceleration of tax depreciation relative to book depreciation. The share-based compensation of US$7,813,520 was incurred by our holding companies, which are not subject to income tax.

Net (loss) income and total comprehensive (loss) income

As a result of the forgoing, we reported a net loss and total comprehensive loss of US$8,004,730 for the year ended March 31, 2026, as compared to a net income and total comprehensive income of US$1,275,882 for the year ended March 31, 2025. The net loss was principally attributable to the non-cash share-based compensation of US$7,813,520, together with the decline in our gross profit and the increase in administrative costs associated with operating as a public company.

Year ended March 31, 2025, compared to year ended March 31, 2024

The following table sets forth a summary of the consolidated results of operations of us for the periods indicated, both in absolute amount and as a percentage of our total revenues. This information should be read together with our consolidated financial statements and related notes included elsewhere in this report. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	For the year ended March 31,
	2025	2024	Change
	US$	US$	%
Revenues	23,318,482	20,628,643	13.0
Cost of revenue	(21,146,746)	(18,927,164)	11.7
Gross profit	2,171,736	1,701,479	27.6

Operating expenses:
Administrative expenses	(668,785)	(181,483)	268.5
Total operating expenses	(668,785)	(181,483)	268.5

Other income (expense):
Interest expense, net	-	(261)
Other income	2,448	5,686	(100)
Total other income, net	2,448	5,425	(54.9)

Income from operations and before tax expenses	1,505,399	1,525,421	(1.3)
Income tax expense	(229,517)	(229,218)	0.1
Net income	1,275,882	1,296,203	(1.6)

Revenue

Our revenue increased from US$20,628,643 for the year ended March 31, 2024 to US$23,318,482 for the year ended March 31, 2025, representing an increase of approximately US$2,689,839 or 13.0%. The increase in our revenue was mainly driven by the increased volume of work performed by us in our existing sizeable projects. In particular, the overall number of revenue-generating projects increased from 7, in the year ended March 31, 2024, to 9 in the year ended March 31, 2025.

The following table sets forth the breakdown of our revenue by sector for the years ended March 31, 2025 and 2024, respectively:

	For the year ended March 31,
	2025	2024
	US$	US$
Revenues
Public Sector	8,490,226	1,355,251
Private Sector	14,828,256	19,273,392
Total Revenue	23,318,482	20,628,643

Cost of Revenue

Our cost of services mainly comprised subcontracting fees, cost of materials and toolings, direct labour costs and overhead costs. A breakdown of our cost of revenue for the years ended March 31, 2025 and 2024 are as follows:

	For the year ended March 31,
	2025	2024
	US$	US$
Cost of revenue
Subcontracting costs	18,926,090	15,266,179
Material costs	1,413,376	3,243,662
Direct labor costs	308,077	176,090
Depreciation	1,383	7,023
Overhead costs	497,820	234,210
Total cost of revenue	21,146,746	18,927,164

Our cost of services increased from US$18,927,164 for the year ended March 31, 2024 to US$21,146,746 for the year ended March 31, 2025, representing an increase of approximately US$2,219,582 or 11.7%. The increase was generally in line with the increase in revenue while the increase in subcontracting costs, material costs, direct labor costs and overhead costs for the year ended March 31, 2025 was mainly attributable to the increase in the amount of works performed by us in our existing projects during the year ended March 31, 2025.

With respect to material costs, we closely monitor the changes in price levels on a regular basis and we have noticed a gradual increase in the price of raw materials and especially river sand, which is one of the key raw materials used in wet trade works. However, such inflationary pressures have not materially affected our results of operations and we do not expect such inflationary pressures to have a material effect on our results of operations in the future as we have established long-term stable relationships with our main suppliers who are able to consistently supply the necessary raw materials to us at favorable price without significant mark-ups despite the gradual increase in raw material costs.

In general, we take into account the recent upward or downward movements in the market price of raw materials when we prepare our budget for each project before we submit our tender to our customers to mitigate against inflationary pressures. For instance, we may adjust our pricing by increasing our subcontracting fees to pass on inflation driven cost increase to our customers. However, if there is any unexpected increase in the pricing of raw materials after we are awarded a project, such increase in price may not be passed onto our customers as our subcontracting fee is fixed and governed by our subcontracting agreement with our customers. In such event, our results of operations may be affected. For the years ended March 31, 2025 and 2024, we did not experience any unexpected increase in pricing of raw materials after we were awarded a project.

Gross profit and gross profit margin

Our gross profit increased by 27.6% to US$2,171,736 for the year ended March 31, 2025, from US$1,701,479 for the year ended March 31, 2024. Our gross profit margin increased to 9.3% for the year ended March 31, 2025, from 8.3% for the year ended March 31, 2024. The increase in gross profit margin could be attributed to the strong performance of our public sector projects. Such projects experienced a significant increase in revenue, but without a corresponding proportionate increase in the associated costs of revenue due to our management’s implementation of effective cost control measures.

The following table sets out the gross profit and gross profit margin by sector for the years ended March 31, 2025 and 2024, respectively:

	For the year ended March 31,
	2025		2024
	Gross Profit	Gross Profit Margin	Gross Profit	Gross Profit Margin
	US$	%	US$	%
Public Sector Projects	1,722,538	8.3	148,983	11.0
Private Sector Projects	449,198	3.0	1,552,496	8.1
Gross profit	2,171,736	9.3	1,701,479	8.3

Our gross profit from public sector projects was US$1,722,538 for the year ended March 31, 2025, as compared to US$148,983 for the year ended March 31, 2024, an increase of US$1,573,555, or 1,056.2%. The increase in gross profit was mainly attributable to the increase in revenue generated from our infrastructure development projects. Our gross profit margin from public sector projects for the year ended March 31, 2024 increased from 11.0% for the year ended March 31, 2024 to 20.3% for the year ended March 31, 2025, which was mainly due to our directors’ ability to negotiate for better pricing and more favorable terms with our suppliers.

Our gross profit from private sector projects was US$449,198 for the year ended March 31, 2025, as compared to US$1,552,496 for the year ended March 31, 2024, a decrease of US$1,103,298, or 71.1%. The decrease in gross profit was mainly attributable to the decrease in revenue generated from our residential and commercial development projects. Our gross profit margin from private sector projects decreased from 8.1% for the year ended March 31, 2024 to 3.0% for the year ended March 31, 2025, which was due to increase in cost of revenue from the delay of projects.

Other income and expenses

Our other income mainly represents bank interest income. The following table sets forth a breakdown of other income (expenses):

	For the year ended March 31,
	2025	2024
	US$	US$
Income
Bank interest income	2,448	5,686
Expenses
Overdraft interest	-	(25)
Finance lease interest	-	(236)
Total	2,448	5,425

Our other income decreased from US$5,425 for the year ended March 31, 2024 to US$2,448 for the year ended March 31, 2025. Such decrease was primarily attributable to the decrease in bank interest income.

Income tax expenses

We are not subject to any income tax in the Cayman Islands and the BVI pursuant to the rules and regulations in those jurisdictions, but our Operating Subsidiary, Masontech Limited, is subject to Hong Kong profits tax. Our income tax expense increased by US$299 from US$229,218 for the year ended March 31, 2024 to US$229,517 for the year ended March 31, 2025, primarily attributable to an increase in our taxable income. Our applicable income tax rate for the year ended March 31, 2024 and 2025, being tax charged for the year divided by profits before taxation, was 16.5%.

Net income and total comprehensive income

As a result of the forgoing, we reported a net income and total comprehensive income of US$1,275,882 for the year ended March 31, 2025, as compared to US$1,296,203 for the year ended March 31, 2024, a decrease of US$20,321, or 1.57%. Such decrease was mainly attributable to the increase in administrative expenses for the year ended March 31, 2025, in which the increase is due to more indirect listing expenses incurred for the year ended March 31, 2025.

LIQUIDITY AND CAPITAL RESOURCES

Year ended March 31, 2025, compared to year ended March 31, 2024

Cash flows

Our use of cash was primarily related to the repayment to directors, payment of staff costs and various operating expenses. We have historically financed our operations primarily through a combination of cash generated from our wet trades works operations and directors’ advances, which have historically been sufficient to meet our working capital and capital expenditure requirements.

We believe that our existing cash at banks, anticipated cash raised from financing, and anticipated cash flow from operations, together with the net proceeds from this IPO, will be sufficient to meet our anticipated cash needs for the next 12 months from the date of this report. We intend to use portion of the net proceeds from this offering to fund our operations over the next 12 months. However, the exact amount of proceeds we use for our operations and expansion plans will depend on the amount of cash generated from our operations and any strategic decisions we may make that could alter our expansion plans and the amount of cash necessary to fund these plans. We may, however, decide to enhance our liquidity position or increase our cash reserve for future investments through additional capital and finance funding. We may need additional cash resources in the future if we experience changes in business conditions or other developments, or if we find and wish to pursue opportunities for investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash at banks we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Our ability to manage our working capital, including receivables and other assets and liabilities and accrued liabilities, may materially affect our financial condition and results of operations.

The following table sets forth our selected consolidated cash flow data for the periods indicated:

	For the year ended March 31,
	2026	2025
	US$	US$
Cash at banks at the beginning of the year	2,365,532	189,474
Net cash (used in) generated from operating activities	(3,813,420)	3,391,813
Net cash used in investing activities	(1,972,308)	-
Net cash generated from (used in) financing activities	3,735,917	(1,215,755)
Cash at banks at the end of the year	315,721	2,365,532

Operating activities

Our cash inflow from operating activities was principally from receipt of progress payments from customers. Our cash outflows from operating activities were principally due to the payments for purchase of materials from suppliers, subcontracting fees, staff costs, and administrative and other operating expenses.

We recorded a net cash used in operating activities of US$3,813,420 for the year ended March 31, 2026 as compared to net cash generated from operating activities of US$3,391,813 for the year ended March 31, 2025. Such change was attributable primarily to the movements in the following working capital items:

(i)	change in accounts receivable, which resulted in a cash outflow of US$2,435,319 for the year ended March 31, 2026 as compared to a cash inflow of US$3,981,041 for the same period of 2025, a decrease of US$6,416,360 or 161.2%;

(ii)	change in accounts payable, which resulted in a cash inflow of US$1,694,878 for the year ended March 31, 2026 as compared to a cash outflow of US$1,919,732 for the same period of 2025, an increase of US$3,614,610 or 188.3%;

(iii)	change in tax payables, which resulted in a cash outflow of US$32,534 for the year ended March 31, 2026 as compared to a cash inflow of US$261,852 for the same period of 2025, a decrease of US$294,386 or 112.4%; and

(iv)	change in accrued expenses, which resulted in a cash outflow of US$36,055 for the year ended March 31, 2026 as compared to a cash inflow of US$222,678 for the same period of 2025, a decrease of US$258,733 or 116.2%.

(v)	change in contract assets, which resulted in a cash outflow of US$2,321,132 for the year ended March 31, 2026 as compared to a cash outflow of US$448,047 for the same period of 2025, a decrease of US$1,873,085 or 418.1%; and

(vi)	change in prepayments, which resulted in a cash outflow of US$835,897 for the year ended March 31, 2026 as compared to a cash inflow of Nil for the same period of 2025, a decrease of US$835,897.

Please refer to the paragraph headed “Current assets and current liabilities” for discussion on the changes in the working capital items below.

Investing Activities

Net cash used in investing activities was US$1,972,308 for the year ended March 31, 2026 (2025: nil), representing the acquisition of equipment, comprising forklifts, plastering and spraying machines and aerial work platforms.

Financing Activities

For the year ended March 31, 2026, net cash generated from financing activities was US$3,735,917. Financing cash outflow consisted primarily of (i) repayment to directors of US$1,975,616; (ii) advance from a related party of US$153,846; (iii) issuance of ordinary shares of US$6,900,000; and (iv) payment of deferred offering costs of US$1,342,313.

For the year ended March 31, 2025, net cash used in financing activities was US$1,215,755. Financing cash outflow consisted primarily of (i) repayment to directors of US$1,142,786; (ii) issuance of ordinary shares of US$165,350; and (iii) payment of deferred offering costs of US$238,319.

Capital Expenditures

Our capital expenditures were US$1,972,308 for the year ended March 31, 2026 and nil for each of the years ended March 31, 2025 and 2024. Our capital expenditures in FY2026 related to the acquisition of equipment to support our operations. We expect to fund our future capital expenditures with cash generated from operations and our existing cash resources.

Off-Balance Sheet Arrangements

For the periods presented, we did not have, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or for some other contractually narrow or limited purpose.

Year ended March 31, 2025, compared to year ended March 31, 2024

Cash flows

Our use of cash was primarily related to the repayment to directors, payment of staff costs and various operating expenses. We have historically financed our operations primarily through a combination of cash generated from our wet trades works operations and directors’ advances, which have historically been sufficient to meet our working capital and capital expenditure requirements.

We believe that our existing cash at banks, anticipated cash raised from financing, and anticipated cash flow from operations, together with the net proceeds from this IPO, will be sufficient to meet our anticipated cash needs for the next 12 months from the date of this report. We intend to use portion of the net proceeds from this offering to fund our operations over the next 12 months. However, the exact amount of proceeds we use for our operations and expansion plans will depend on the amount of cash generated from our operations and any strategic decisions we may make that could alter our expansion plans and the amount of cash necessary to fund these plans. We may, however, decide to enhance our liquidity position or increase our cash reserve for future investments through additional capital and finance funding. We may need additional cash resources in the future if we experience changes in business conditions or other developments, or if we find and wish to pursue opportunities for investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash at banks we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Our ability to manage our working capital, including receivables and other assets and liabilities and accrued liabilities, may materially affect our financial condition and results of operations.

The following table sets forth our selected consolidated cash flow data for the periods indicated:

	For the year ended March 31,
	2025	2024
	US$	US$
Cash at banks at the beginning of the year	189,474	171,162
Net cash generated from (used in) operating activities	3,391,813	(1,666,207)
Net cash (used in) generated from financing activities	(1,215,755)	1,684,519
Cash at banks at the end of the year	2,365,532	189,474

Operating activities

Our cash inflow from operating activities was principally from receipt of progress payments from customers. Our cash outflows from operating activities were principally due to the payments for purchase of materials from suppliers, subcontracting fees, staff costs, and administrative and other operating expenses.

We recorded a net cash generated from operating activities of US$3,391,813 for the year ended March 31, 2025 as compared to net cash used in operating activities of US$1,666,207 for the year ended March 31, 2024. Such change was attributable primarily to the movements in the following working capital items:

(i)	change in accounts receivable, which resulted in a cash inflow of US$3,981,041 for the year ended March 31, 2025 as compared to a cash outflow of US$3,828,747 for the same period of 2024, an increase of US$7,809,788 or 204.0%;

(ii)	change in accounts payable, which resulted in a cash outflow of US$1,919,732 for the year ended March 31, 2025 as compared to a cash inflow of US$949,911 for the same period of 2024, a decrease of US$2,869,643 or 302.1%;

(iii)	change in tax payables, which resulted in a cash inflow of US$261,852 for the year ended March 31, 2025 as compared to a cash inflow of US$176,938 for the same period of 2024, an increase of US$84,914 or 48.0%; and

(iv)	change in accrued expenses, which resulted in a cash inflow of US$222,678 for the year ended March 31, 2025 as compared to a cash inflow of US$19,904 for the same period of 2024, an increase of US$202,774 or 1,018.8%.

Please refer to the paragraph headed “Current assets and current liabilities” for discussion on the changes in the working capital items below.

Financing Activities

For the year ended March 31, 2025, net cash used in financing activities was US$1,215,755. Financing cash outflow consisted primarily of (i) repayment to directors of US$1,142,786; (ii) issuance of ordinary shares of US$165,350; and (iii) payment of deferred offering costs of US$238,319.

For the year ended March 31, 2024, net cash provided by financing activities was US$1,684,519. Financing cash inflow consisted primarily of the proceeds from advances from directors of US$1,922,564 while being offset by cash outflows including (i) payment of deferred offering costs of US$225,210; and (ii) principal payment of finance lease liabilities of US$12,835.

 Capital Expenditures

We did not incur any significant capital expenditure for the years ended March 31, 2025 and 2024.

Off-Balance Sheet Arrangements

For the periods presented, we did not have, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or for some other contractually narrow or limited purpose.

CURRENT ASSETS AND CURRENT LIABILITIES

The following table sets forth a breakdown of our current assets and liabilities as of the dates indicated.

	As of March 31,
	2026	2025
	US$	US$
CURRENT ASSETS
Cash at banks	315,721	2,365,532
Accounts receivables	3,860,092	1,411,316
Contract assets	4,669,138	2,295,062
Prepayments	208,974	-
Deferred offering costs	-	463,529
Deposits	2,590	2,590
Total current assets	9,056,515	6,538,029

CURRENT LIABILITIES
Accounts payables	2,108,370	413,492
Amounts due to directors	-	1,975,617
Accrued expenses	225,692	261,750
Other payable	153,846	-
Income tax payable	407,172	439,706
Total current liabilities	2,895,083	3,090,565
NET CURRENT ASSETS	6,161,432	3,447,464

Accounts receivables

Accounts receivables represented receivables from our customers arising from our contract work. We generally grant our customers a credit period of 30 days, depending on their reputation and transaction history. As of March 31, 2026, our accounts receivable increased by US$2,448,776 from US$1,411,316 as of March 31, 2025 to US$3,860,092 as of March 31, 2026, which is due primarily to a slowdown in the pace of collections from our customers.

We review our accounts receivable on a periodic basis and make allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual accounts receivable balances, we consider several factors, including the estimated provision rate, age of the balance, the customer’s payment history, current credit-worthiness, and current economic trends. Additionally, we may make specific allowance for credit losses based on any specific knowledge we have acquired that might indicate that an account is uncollectible. The facts and circumstances of each account may require us to use substantial judgment in assessing its collectability. Delinquent account balances are written-off after management has determined that the likelihood of collection is not probable. For the years ended March 31, 2026 and 2025, the balance for allowance for credit loss amounted to US$Nil and US$13,457, respectively.

Contract assets

Contract assets represented our rights to considerations from customers for the provision of services, which arise when: (i) we completed the relevant services under such contracts; or (ii) our customers withhold certain amounts payable to our Group as retention money to secure the due performance of the contracts for a period of generally 12 months (defects liability period) after completion of the relevant works. Any amount previously recognised as a contract asset is reclassified to trade receivables at the point at which it becomes unconditional. Our contract assets increased from US$2,295,062 as of March 31, 2025 to US$4,669,138 as of March 31, 2026. This increase was due primarily to growth in both components of contract assets, consistent with the significant increase in our project activity during the year: revenue recognized in excess of amounts paid or payable increased by US$1,246,711, from US$91,264 to US$1,337,975, and retainage increased by US$1,074,421, from US$2,262,130 to US$3,336,551, partly offset by a US$52,944 decrease in the allowance for credit losses. For the years ended March 31, 2026 and 2025, the allowance for credit losses amounted to US$5,388 and US$58,332, respectively.

The increase in our retention receivable is in line with our trend of growing project size. For the years ended March 31, 2026 and 2025, the balance for allowance for credit loss amounted to US$5,388 and US$58,332, respectively.

Deposits

Our deposits consist of deposits paid for a car park lease and for the application of the Construction Innovation and Technology Fund (CITF).

Accounts payables and accruals

The following table sets forth a breakdown of our accounts payables and accruals as of the dates indicated:

	As of March 31,
	2026	2025
	US$	US$
Accounts payables
Materials and tools	441,455	82,994
Subcontracting fee	1,666,915	330,498
	2,108,370	413,492
Accruals
Audit fee	140,000	140,000
Staff costs	42,962	41,684
Other professional fee	42,730	80,066
	225,692	261,750
Total	2,334,062	675,242

Our accounts payable primarily represent amounts payable to our suppliers of materials and subcontractors. As of March 31, 2026, our accounts payable increased by US$1,694,878 from US$413,492 as of March 31, 2025 to US$2,108,370 as of March 31, 2026. The increase in our accounts payable was due mainly to rise in business activity and the shift toward more material-intensive work.

Our accruals primarily consisted of accrued audit fee, staff salaries and retirement benefits expenses and other professional fee. As of March 31, 2026, our accruals decreased by US$36,058 from US$261,750 as of March 31, 2025 to US$225,693 as of March 31, 2026, which was mainly due to decrease in the incurrence of professional fees associated with our listing.

Amounts due to directors

The following table summarizes amounts due to directors:

	As of March 31,
Name	2026	2025
	US$	US$
Mr. Tse Shing Fung	-	987,809
Mr. Tse Tsz Tun	-	987,808
Total	-	1,975,617

Our amount due to directors is non-trade in nature, unsecured, repayable on demand and non-interest bearing. During the years ended March 31, 2026 and 2025, such amounts represented cash advanced by our directors to the Group for the purpose of providing general working capital to the Company. As of March 31, 2026, our amount due to directors decreased by US$1,975,617 from US$1,975,617 as of March 31, 2025 to US$Nil as of March 31, 2026, as we have repaid outstanding amounts to our directors.

QUANTITIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Credit risk

Credit risk relates to the risk that the counterparty to a financial instrument would fail to discharge its obligations under the terms of the financial instrument and cause a financial loss to us.

Bank deposits are only placed with creditworthy financial institutions. The management does not expect any financial institutions will fail to meet their obligations which will result in material credit losses to us.

In respect of accounts receivable, individual credit evaluations are performed. These evaluations focus on the past history of making payments when due and current ability to pay, and take into account information specific to the customer as well as pertaining to the economic environment in which the customer operates. We do not require collateral from customers.

Our exposure to credit risk is influenced mainly by the individual characteristics of each customer rather than the industry or country in which the customers operate and therefore significant concentrations of credit risk primarily arise when we have significant exposure to individual customers. As of March 31, 2026 and 2025, 100% of the total accounts receivable were due from our five largest customers.

Foreign currency risk

We are exposed to foreign currency risk primarily through service income or expenses that are denominated in a currency other than the functional currency of the operations to which they relate. The currencies giving rise to this risk are primarily US$. As Hong Kong dollars is pegged to US dollars, the management believe that we are not exposed to significant currency risk. We currently do not have a foreign currency hedging policy. However, the management monitor foreign exchange exposure and will consider hedging significant foreign exchange exposure should the need arise.

Interest rate risk

We are exposed to interest rate risk on our interest-bearing assets and liabilities. As part of our asset and liability risk management, we review and take appropriate steps to manage our interest rate exposures on our interest-bearing assets and liabilities. We have not been exposed to material risks due to changes in market interest rates, and not used any derivative financial instruments to manage the interest risk exposure during the year ended March 31, 2026 and 2025.

BUSINESS

Overview

We are a holding company incorporated in the Cayman Islands with operations conducted in Hong Kong by our Operating Subsidiary, Masontech Limited. We have been engaged in the provision of wet trades services and other ancillary services as a subcontractor in Hong Kong since 2018. As a subcontractor, we provide our customers with comprehensive wet trades works solutions, which principally include (i) plastering on floors, ceilings and walls, (ii) tile laying on internal and external walls and floors, (iii) brick laying, (iv) floor screeding, and (v) marble works.

Our direct customers are generally main contractors of various building construction projects in Hong Kong and the ultimate owners of the projects undertaken by us mainly include property developers in Hong Kong as well as the Hong Kong government. Our project portfolio consists mainly of private sectors projects in Hong Kong, which include both private residential development and commercial development. We also engage in public sector projects in Hong Kong, which include infrastructure and public facilities developments, although to a lesser extent. We take pride in the quality of works which we deliver and we have developed stable relationship with a majority of our customers over the years.

In recognition of our achievements in the wet trades industry in Hong Kong, our Operating Subsidiary has been granted registration as a Group 2 Registered Specialist Trade Contractor under the Registered Specialist Trade Contractors Scheme (formerly known as the Subcontractor Registration Scheme) of the Construction Industry Council since 2020.

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

We have an established track record in the wet trades industry in Hong Kong

Since the inception of our Operating Subsidiary in 2018, we have been striving to provide comprehensive wet trades works solutions to our valued customers and in our operating history of over five years, we have built up our expertise in wet trades works as well as our reputation as a dedicated wet trades works subcontractor in the wet trades industry in Hong Kong. Our ability to consistently achieve customer satisfaction has helped build our customer’s confidence in our services and in return, this has created more project engagement opportunities for us. Over the years, we have been awarded by our customers, some of which are leading property developers, with medium to large scale wet trades work projects of various nature in both the private and public sectors including, but limited to, commercial offices, private residential buildings, infrastructures, public housing, government offices. As of the date of this report, we have 6 construction projects on hand (including projects in progress and projects yet to commence). Leveraging our proven track record and our established customer network, we are confident that the demand for our services will continue to grow in the future and we will be able to achieve consistent business growth which will in turn strengthen our competitiveness in the wet trades industry in Hong Kong.

Long-term and stable relationship with our major customers

We have established long-term relationships with customers who we have worked with since the inception of our Operating Subsidiary in 2018, some of which are our major customers as at the date of this report. During the years ended March 31, 2026, 2025and 2024, all of our major customers are reputable main contractors of various buildings projects in Hong Kong that belonged to renowned construction groups that are listed on the Stock Exchange of Hong Kong Limited. At the same time, we strive to maintain such long-term and stable relationship with our major customers as we derive a significant portion of our revenue from them.

We believe that our major customers, being active construction contractors in Hong Kong, regard us as their preferred business partner and their long-standing relationship with us is attributable to their confidence in our ability to consistently deliver quality service over the years of business cooperation, and this gives us a competitive edge when tendering for wet trades contracts which are crucial to our business operations and future business development. Additionally, through working with our major customers who are sizeable developers in Hong Kong, we are well-versed in meeting stringent safety and quality standards over our wet trades works of other potential customers.

Strong network of pre-approved suppliers

As we strive to consistently deliver high quality and timely services to our customers, we maintain a pre-approved list of available suppliers (consists of both subcontractor workers and suppliers of toolings and materials) to allow us to quickly and efficiently source the required materials, equipment, or services for our customers’ projects. Not only does this help maintain our desired level of workmanship and project outcomes, but it also streamlines our procurement process. We have generally established stable relationships with our suppliers including our major suppliers. For the years ended March 31, 2026, 2025 and 2024, we have engaged over 350 subcontractors and 15 suppliers, over 380 subcontractors and 25 suppliers and over 245 subcontractors and 20 suppliers, respectively. We consider that our good track record of timely payment to our subcontractors allows us to maintain a strong network of suppliers and allows us to maintain long-term and stable relationship with them. We have not adopted any “pay-when-paid” policy with our subcontractors and we generally pay our subcontractors before payment by our customers. For the years ended March 31, 2026, 2025 and 2024, our trade receivables turnover days were approximately 53 days, 62 and 56 days, respectively, while our trade payables turnover days were approximately 24 days, 36 and 38 days, respectively.

We believe that our good track record of timely payment helps us to attract and retain high quality subcontractors. With our established relationships with these subcontractors, we believe that not only can we undertake projects of various scale and fulfil the specifications and requirements of different customers, but also ensure stable and timely delivery of services from our subcontractors.

Implementation of stringent quality assurance system

In addition to our ability to attract and retain high quality subcontractors, we have also implemented a stringent quality control system to regulate our work’s quality, safety and environmental management standard which ensures that we consistently deliver high quality services to our customers. Our dedicated project management team actively monitors the progress of each project and maintains an open dialogue with our subcontractors to ensure that our various work standards are being complied with and implements corrective measures immediately if any instance of non-compliance is identified. For the years ended March 31, 2026, 2025 and 2024 and as at the date of this report, we have not encountered any material disputes and legal proceedings initiated by our customers, and no punitive actions have been taken by any local authorities against our Operating Subsidiary for the violation of any applicable regulations. We believe that our stringent quality control system helps separate us from other competitors and solidifies our position as a dedicated wet trades works subcontractor, which is crucial to our customer retention and business growth.

Experienced and professional management team

Our management team has extensive industry knowledge and project experience in the wet trades work industry in Hong Kong. Mr. SF Tse, our executive director and one of the Controlling Shareholders, has over 20 years of experience in the wet trades work industry in Hong Kong and has managed construction projects of all scales as a project manager. Mr. TT Tse, our executive director and one of the Controlling Shareholders, has over 10 years of experience in the wet trades work industry in Hong Kong and has amassed extensive experience acting as quantity surveyor manager for construction projects. Mr. SF Tse and Mr. TT Tse are jointly responsible for the overall management, formulation of business strategies, project management and day-to-day management of the operations of our Group. Mr. SF Tse and Mr. TT Tse’s qualifications and leadership have facilitated us in formulating business strategies and competitive tenders that are essential to us in securing new business. Their technical know-how and industry knowledge acquired and accumulated over the years have also assisted us in carrying out efficient management of project work and in coping with uncertainties encountered during the projects’ operation. We believe that our experienced and professional management team is an invaluable asset and will continue to contribute to our business development and future prospects.

Our Strategies

Our primary business objective is to further solidify our market position and increase our market share in the Hong Kong wet trades industry. We intend to achieve our business objective by expanding our scale of operation through the implementation of the following strategies:

Expand our workforce

We intend to expand our workforce by employing additional staff in each office department at our Operating Subsidiary. If we do not possess sufficient manpower, our project capacity may be limited and we may not be able to submit tender for additional projects until our project workloads are reduced to a more manageable level. This, however, may severely affect our competitiveness and is not a sustainable solution in the long run. Additionally, our failure to respond to our customer’s tender invitation may be perceived negatively by our customers. As such, in order for us to expand our market share, we need to employ additional staff to increase our project capacity such that we could adopt a more proactive approach in our tender submission strategy. In particular, we believe the employment of additional project management staff to be imperative as the increase in projects generally means an increase in number of project worksites. If we intend to take up more projects without recruiting additional project management staff, we may fail to maintain our service quality because such staff may not be able to closely monitor the work quality of each project and address issues of non-compliance immediately due to their increased workload. As such the employment of additional project management staff is one of our priorities and is critical to the continued success of our business.

Acquisition of additional machineries

Along with the hiring of additional manpower, we believe it is equally important for us to acquire additional machinery such as forklifts and plaster spray machines as our project capacity also depends largely on the availability of machinery. We believe that possessing our own machinery is more cost effective than leasing or relying on the provision of machinery by third parties, such as our customers and subcontractors, because (i) we can ensure that the machinery is optimally serviced and exercise greater control over the deployment of our machinery, (ii) we will not be affected by fluctuation in the leasing costs of machineries, (iii) our reliance on available machinery and equipment from third parties is reduced, and (iv) the accuracy of our project cost estimation will be enhanced, thus enabling us to prepare tenders more accurately and competitively. As such, it is imperative for us to continue to acquire additional machinery to ensure that we maintain an optimal level of machinery to cope with the increase in number of projects as our business expands.

Diversifying our project portfolio

Although we have been involved as a subcontractor for construction works in the public sector, our primary focus is still on private sector projects, which accounted for a majority of our total revenue for the years ended March 31, 2026, 2025 and 2024. Nevertheless, we believe it would be beneficial to diversify our project portfolio to the public sector as this could reduce our dependency on some of our major customers and on the general private market. In particular, we see the need to diversify our project portfolio to the public sector as the Government has been active in recent years in initiating land resumption plans across Hong Kong for public housing and infrastructure developments. With the increased social demand for greater public housing and improved infrastructures, we anticipate that there will be greater opportunities for projects in the public sector in the coming years. We will continue our efforts in establishing our own machinery fleet, strengthening our financial capacity and manpower such that we could meet the requirements and qualify for public sector projects tender.

Strengthening our marketing efforts

We are generally dependent on our existing major customers for project tender invitation and we do not engage in any active marketing of our business. In order to achieve our business objective of increasing our market share in the wet trades industry in Hong Kong, we believe the adoption of a proactive marketing strategy would be critical. Our proposed marketing strategies include the following: (i) setting up our own website and regularly update the general public on our latest development; (ii) placing advertisements in online magazines, industry publications and on websites; and (iii) establishing our own business development team who shall actively identify and reach out to prospective customers on possible project opportunities. We believe that not only would such marketing strategies help improve our market presence, but it would also help diversify our customer base and reduce our customer concentration.

OUR BUSINESS OPERATIONS

Types of works undertaken

We through our Operating Subsidiary is principally engaged in provision of comprehensive wet trades works solutions as a subcontractor in Hong Kong. Our wet trades works generally include (i) plastering on floors, ceilings and walls, (ii) tile laying on internal and external walls and floors, (iii) brick laying, (iv) floor screeding, and (v) marble works. Set forth below is a brief overview of each type of wet trades works we offer:

(i)  Plastering works

Plastering works generally refer to the process of covering rough walls and uneven surfaces in the construction of houses and other structures with a plastic material, called plaster, which is a mixture of lime or cement concrete and sand along with the required quantity of water.

(ii) Tile laying

Tile laying works generally entail the cutting and laying tiles on the surface of floors and walls.

(iii) Brick laying

Brick laying works generally entail the laying of brick blocks in uniform layers.

(iv) Floor screeding

Floor screeding works generally entail the application of a well-blended mixture of cement with graded aggregates and water to a floor base.

(v) Marble works

Marble works generally entail the cutting and laying of marble tiles on the surfaces of floors, window sills and walls.

BUSINESS OPERATION FLOW

The following diagram illustrates the key steps of our business operations:

(i) Project identification and invitation by tender

Our projects are typically secured through invitation-based tendering. Our customers, who are main contractors of different types of building construction projects in Hong Kong, usually invite us to submit a tender proposal as a subcontractor. This invitation can be extended through invitation letters, phone calls, or verbal invitations. Additionally, we are provided with preliminary information regarding the project’s specifications, site conditions, and relevant drawings.

(ii) Tender analysis and preparation of tenders

Upon receiving the tender or quotation details, our directors would conduct an initial assessment and consider various factors to determine whether to bid for the tender. These factors include assessing the project’s profitability, feasibility based on technical specifications, our expertise and capacity, available manpower resources, labor and construction material costs, project schedule, quality expectations, preliminary safety and environmental risk analysis, and other potential risk factors associated with the project. If necessary, we may also conduct on-site inspections to gain a better understanding of the site conditions. Once our directors deem a potential project acceptable based on our assessment, our contract manager takes responsibility for preparing a tender proposal which is reviewed by our directors before it is submitted to the customer for consideration.

For the years ended March 31, 2026, 2025 and 2024, our tender success rate was 15.8%, 15.4% and 15%, respectively.

(iii) Analysis, approval and decision-making by customer

Upon receiving our tender, our customer may seek clarification on the details of our submission through interviews or inquiries. Once our customer decides to engage our services, they will typically inform us of their acceptance of our tender through written confirmation. This is followed by the execution of a formal agreement between us and the customer, which sets out the terms of our engagement.

(iv) Formation of project management team and preparation

Project management team composition and responsibilities

Our project management team is generally tasked with a wide range of responsibilities, including, but not limited to the following: (i) developing work schedules, (ii) engaging, supervising, and collaborating with subcontractors, (iii) arranging for the purchase of construction materials and the transportation of machinery (iv) overseeing work progress, monitoring the project budget, ensuring compliance with all applicable laws and regulations, (v) preparing progress reports, (vi) maintaining an open dialogue with our customers to ensure that the quality of work performed meets their requirements: Our project management team generally consist of the following key personnel:

Site agent — Our site agent is responsible for inspecting fieldwork, including monitoring the work progress and communicating with our foreman about each project’s daily operations.

Site foreman — Our foreman is responsible for coordinating, providing guidance to, and supervising our workers and subcontractors on site. Our foreman is also required to act as a safety supervisor.

Quantity surveyor — Our quantity surveyor is responsible for conducting cost estimation, determining and procuring the required quantity of materials and tools for the project, monitoring their usage, managing project implementation costs, and handling payment applications to our customers.

Safety supervisor — Our safety officer is responsible for setting up safety plans for our subcontractors, inspecting machinery and equipment to ensure they are safe to be used, conducting regular safe walks to maintain a safe working environment and site tidiness, handling safety incidents, and keeping safety records.

Engagement of subcontractors

Depending on the scale and complexity of the project, and our available resources, our project management team would engage subcontractors from our pre-approved list of subcontractors prior to the execution of the project. Our list of pre-approved subcontractors is carefully curated and we select our subcontracts based on their work quality, industry reputation, labor capacity, delivery punctuality, and safety and environmental track record. We will execute a formal service contract with our selected subcontracts. Upon engagement, our subcontractors are given instructions and are closely supervised by our site agents.

Machinery Arrangements

Most of our wet trades works involve the usage of machinery. Our site agent is responsible for managing the machinery and equipment for all projects and determining the types of machinery to be used, the time for the usage of machinery and the transportation logistics of machinery.

Purchasing of materials

We are generally responsible for purchasing and providing the required materials to our subcontractors. Our quantity surveyor will place orders with our list of pre-approved suppliers and purchase the required materials. In some projects, certain construction materials might be purchased by our customer on our behalf for their projects.

(v) Project execution

The construction works are carried out by our subcontractors, who work under the supervision of our onsite project teams and representatives of our customers. Throughout the execution phase, our site agents regularly meet with our customers to review the progress of the work and address any issues that may arise during the project execution phase.

(vi) Project management and supervision

We adopt stringent quality standards pursuant to which our project team is required to complete the construction work on time, avoid poor workmanship, and minimize defects. Our site agents and foreman peruse our customer’s project specifications carefully and maintains constant dialogue with our customers so as to understand the acceptance standard before the completed work is to be inspected by our customer. Our site agents are also required to prepare monthly progress records on the works performed by our workers and subcontractors. Such monthly progress records are passed to our quantity surveyors for review.

(vii) Order variation

During the project execution, it is possible for our customers to request additional work or changes to certain aspects of the project. These orders are commonly known as variation orders. Variation orders can involve various types of modifications, including additions, omissions, substitutions, alterations, changes in quality, form, character, kind, position, or dimension. To address variation orders, we engage in discussions with our customers to reach mutual agreement on the cost implications. This involves determining the amount to be added or deducted from the contract sum, primarily based on the rates established in the original contract. Typically, we receive notification of a variation order through a formal letter from our customer, providing detailed instructions regarding the specific work resulting from the variation order. If necessary, we seek quotations from our subcontractors and prepare a rate proposal for the variation order, which is then submitted to our customer for approval.

(viii) Customer inspection and application for interim payment

During the course of the project execution phase, our customer or their representatives would also inspect our work done from time to time in order to monitor our work quality and confirm completion of the relevant works done before our interim payment applications are certified. Upon completion of such inspection, our customer may issue a report identifying the defects (if any) that need to be rectified.

We are generally entitled to interim payments from our customers on a monthly basis based on the work completed throughout the project execution phase. To receive such payment, we are required to prepare payment applications following the instructions of our customers which normally include details of work completed and variation orders (if any). Once our customer has approved our payment application, the interim payment will be paid to us within 30 days. Our customers usually retain up to 10% of each interim payment and up to a maximum limit of 5% of the contract sum as retention money. Generally, the retention money will be withheld by our customer, 50% of which will be released to us on completion of the project and the remaining 50% upon the agreement of the final account between our customer and us, which usually takes approximately 1 year.

(ix) Project completion

Our project is generally considered to be completed once we have completed our work as specified in the contract. Our customers conduct thorough inspections and examinations of the work we have completed to ensure compliance with their quality standards, requirements, and specifications. Upon completion and passing of the inspection, we will generally receive a completion certificate from our customer. We are then required to submit a detailed project settlement report to our customer within a specified period of time for the purpose of settling the final account, pursuant to which we are required to set out, among others, a detailed breakdown of the project costs including labor, materials, subcontractor expenses and other related expenses.

(x) Defects liability period

Subject to the requirements of our customers, a defects liability period of up to 12 months from the date of completion of the project may be provided by us. During the defects liability period, we are responsible for remedial work that may arise from the defective work or materials used.

OUR PROJECTS

Our project portfolio consists mainly of private sectors projects in Hong Kong, which include both private residential development and commercial development. We also engage in public sector projects in Hong Kong, which include infrastructure and public facilities developments, although to a lesser extent. The majority of our revenue was derived from wet trades works for residential developments.

Set forth below are descriptions of the developments for which we performed wet trades works:

Residential: we have participated in both private housing projects initiated by some of the leading private property developers in Hong Kong as well as public housing projects initiated by the Hong Kong government. Residential development projects accounted for approximately 74.8% of our revenue for the year ended March 31, 2026.

Commercial: we have participated in office building construction and new commercial zone development project across Hong Kong. Commercial development projects accounted for approximately 25.2% of our revenue for the year ended March 31, 2026.

Infrastructure and public facilities: we have participated in government office and public leisure centre construction projects. Infrastructure and public facilities development projects accounted for approximately 0% of our revenue for the year ended March 31, 2026.

OUR CUSTOMERS

For the year ended March 31, 2026 and 2025, our customers are primarily main contractors of property development and civil engineering projects in Hong Kong. Our five largest customers accounted for 99.3% and 100% of our revenue for the year ended March 31, 2026 and 2025, respectively. For the year ended March 31, 2026 and 2025, three and four of our customers generated income which accounted for more than 10% of our annual revenue, respectively.

For the year ended March 31, 2026 and 2025 and as of the date of this report, we did not have any uncollectible accounts receivable from our major customers as identified above and we received timely payment from such major customers pursuant to the agreed payment schedule as stipulated under our contracts. Our management monitors the movements in our accounts receivable, particularly accounts receivable from our major customers, to ensure timely collection and maintain healthy cash flow. This includes regularly reviewing outstanding invoices, analyzing payment patterns, and identifying any potential issues with customer creditworthiness.

We do not enter into long-term agreements with our customers, and our customers generally engage us on a project-by-project basis, which we believe is in line with market practice. For the year ended March 31, 2026 and 2025 and as of the date of this report, our customers were located in Hong Kong and our purchase were denominated in Hong Kong dollars.

The following are some of the generalized terms included in most of our contracts with our customers including our major customers:

Contract period	:	We are required to follow the pre-determined work schedule. Such schedule may be extended from time to time pursuant to the terms of the contract.

Type and scope of work	:	In accordance with our customer’s requirements, the contract sets out the types and scope of works in details which we are engaged to perform.

Contract sum	:	The final contract sum will be calculated with reference to a schedule of rates and breakdowns by specification of the type of work to be done, as well as the volume and quantities of construction materials and labor to be used.

Payment and settlement terms	:	We are generally entitled to interim payments from our customers on a monthly basis based on the work completed throughout the contract period. This term sets out the procedure relating to the application of interim payments as well as the procedure relating to the settlement of the final account at completion of the project.

Variation orders/contingencies	:	From time to time, we may be instructed to perform additional work or a varied scope of work. Unless otherwise agreed, such variations may be valued with reference to specified rates or by separate quotation.

Liquidated damage	:	The amount of liquidated damage payable by us per day if we fail to complete the agreed scope of work within the contract period as provided in the contract.

Retention monies	:	A portion of progress payment is usually withheld by the customer at a rate of 0% to 10%, but it is subject to a cap of 5% of the contract sum.

Defects liability period	:	In line with industry practice, our customers often specific a defects liability period of up to 12 months after practical or substantial completion of our projects. If any defect is found in our work, we are responsible for making good during the defects liability period.

Termination	:	If our customer are of the opinion that we failed to execute the works in accordance with their requirements and our works are unsatisfactory or likely to be so and cause undue delay to the overall progress of the project, our customers may terminate our contract by giving advance notice of intention of doing so.

Customers who were also our suppliers

There have been occasions where our customers would supply certain construction materials, equipment, machinery or services to us. For instance, our customers may purchase the required construction materials for us, supply protective equipment to our subcontractors and provide onsite cleaning services. In such cases, our customers may deduct the amount for the procurement of such materials, equipment or services in the relevant payment certificates which will be issued to us throughout the project. Customers usually adopt such practices to ensure that the project execution process could better adhere to their quality and standards.

PRICING STRATEGY

Our pricing is determined on a cost-plus basis with emphasis on factors that include: (i) the difficulties and methodology of the project with references made to other similar projects, (ii) the estimated number and types of workers required, (iii) the estimated number and types of machinery required, (iv) the completion time requested by customer, (v) the payment terms and financial strength of the customers, (vi) the prospect of obtaining future contracts from the customer, (vii) the likelihood of any significant fluctuation of the actual cost from our estimated cost having regard to the types and amount of labour, machinery, materials and other resources involved in our cost estimation, and (viii) the prevailing market conditions.

We consider that it is of utmost importance to estimate project cost accurately, as most of our construction projects in the private sector are a lump-sum contract or fixed unit price, which is based on estimated costs plus a mark-up margin, such that unexpected adverse fluctuation in price, budget, or time overrun may result in diminished project return or even a loss. Despite the contracts we enter into with our customers normally being lump-sum contracts, the total contract sum is normally based on the sum of individual rates and quantities listed in a set of schedules typically known as the bills of quantities. When there are changes in the quantities or scope of work, the bills of quantities are generally referred to for agreeing the price of the variations.

SALES AND MARKETING

Our business opportunities arose mainly from invitation for quotation by our existing customers. We currently do not have a dedicated sales and marketing team. We strive to maintain an open dialogue with our customers as it not only helps ensure that we understand their latest business needs, but also allows us to collect vital market information, thereby allowing us to keep track of the latest market demand on pricing, product range and quality. We would also receive tender invitations through referral from our existing suppliers or customers, which we believe is attributable to our well-established presence in the wet trades industry in Hong Kong and our good customer and supplier relationships.

SUPPLIERS

The suppliers of goods and services that are essential for our business operations can be categorized into three main groups: (i) subcontractors who provide specialized services required for our projects, (ii) suppliers who provide constructions materials and equipment that are required by our subcontractors, and (iii) suppliers of other miscellaneous services such as machinery rental and repair and maintenance services. For the years ended March 31, 2026 and 2025, our suppliers were located in Hong Kong and our purchase were denominated in Hong Kong dollars. Our five largest suppliers accounted for 25.5% and 40.5% of our revenue for the year ended March 31, 2026 and 2025, respectively. For the year ended March 31, 2026 and 2025, nil and 1 of our suppliers accounted for more than 10% of our cost of services, respectively.

Subcontractors

We generally engage and subcontract our wet trades works to different subcontractors, which is inline with the industry practice in Hong Kong. Our customers generally consent to our use of subcontractor and do not limit which subcontractor we use. Our subcontractors consist of both individual professionals and incorporated companies who possess the necessary skills and manpower to carry out the subcontracting works. We conduct a thorough evaluation of potential subcontractors, considering various factors to ensure their suitability for our projects. The relevant factors which we take into account include their background, technical capabilities, experience, service quality, track records, available labor resources, ability to meet project timelines, reputation, and safety performance. Based on the aforesaid evaluation, we establish and maintain a list of approved subcontractors, which we regularly review and update.

As our customers engage us on a project-by-project basis, we have not entered into any long-term or standard contract with our subcontractors. The key terms of the subcontracting engagements include pricing, scope of work, time of performance, arrangement of labor, purchase of materials, and safety requirements.

We are liable to our customers for the performance and the quality of work done by our subcontractors. As such, our subcontractors are not allowed to subcontract parts of our projects without our permission. In the event that our subcontractors subcontract parts of our projects without our permission, we have the absolute discretion to terminate the contract immediately and our subcontractor shall be liable for our consequential additional costs incurred. We require our subcontractors to follow our in-house rules in relation to work quality, occupational safety, and environmental protection. In general, our project team will supervise our subcontractors on a continuing basis to ensure that they comply with our in-house rules.

Suppliers of materials and equipment

We generally source all required construction materials and equipment on a project-by-project basis and do not commit to any minimum purchase amount with our suppliers. The primary materials we source from our suppliers include Portland cement, concrete blocks, hydraulic lime, aggregates and sand. Additionally, we rely on our suppliers for the supply of a range of equipment, such as personal protective equipment, parts, and components for our machineries, as well as ancillary tools for wet trades works. We enter into the agreements for the supply of materials from our list of approved suppliers after we have been awarded a construction contract and place the orders for the materials in advance of the commencement of construction work to fix the purchase price of the construction materials to minimize cost fluctuation and ensure stable supply. Our suppliers of construction materials normally grant us a credit period of not more than 30 days from the invoice date. As we place orders with our list of pre-approved suppliers on a project-by-project basis, we do not keep materials in inventory. The terms of our supply contracts include the type of materials, price, quantity, and payment terms.

We maintain our list of pre-approved suppliers as we strive to ensure consistent in the materials and equipment that we use. We select our suppliers based on the following key facts: (i) quality of materials, (ii) timeliness of delivery, (iii) previous experience and length of partnership with the supplier, (iv) competitiveness of the price offered, and (v) reputation of the supplier. As at the date of this report, we have over 16   suppliers in our pre-approved list of suppliers and we have generally maintained good business relationship with our suppliers of materials and equipment. We understand that the materials which we source directly affect the quality of the work we produce and as such, we conduct thorough inspections of the materials supplied and request for immediate replacement if our project team is of the opinion that the quality of the materials fail to comply with the specifications or standards provided in the purchase order.

MACHINERY

We rely on the use of machinery and equipment to enable us to carry out our wet trades works. Depending on our project capacity we either deploy our own machinery or rent from our suppliers. Our site agent is responsible for managing the machinery for all projects and determining the types of machinery to be used, the time for the usage of machinery and the transportation logistics of machinery. The machinery and equipment we utilize in our projects include:

(i)	Plaster spraying machine	A plaster spraying machine is a piece of equipment used for applying plaster or mortar onto walls, ceilings, or other surfaces. The machine allows for efficient and uniform coverage of large areas, reducing the manual labor involved in traditional plastering methods.

(ii)	Forklift	A forklift is a type of powered industrial truck used for lifting and transporting heavy loads over short distances. It is equipped with two fork-like prongs at the front that can be inserted under pallets or other loads, allowing the forklift to lift and move them.

As at the date of this report, we own 5 forklifts, all of which are put into operation in construction sites. We generally do not encounter the need for the storage of idle machinery and equipment. With the possession of our own machinery and equipment, we do not have to rely completely on our suppliers for machinery and equipment rental services. Nevertheless, we believe that investment in machinery and equipment is crucial for us to have greater control and allow us to cater to projects of larger scale and increase our tender success rate in the future.

SEASONALITY

We believe that the wet trades industry in Hong Kong does not exhibit any significant seasonality.

QUALITY CONTROL

(i) Quality control over services rendered

We adopt stringent quality standards pursuant to which our project team is required to complete the construction work on time, avoid poor workmanship, and minimize defects. Our site agents and foreman peruse our customer’s project specifications carefully and maintains constant dialogue with our customers so as to understand the acceptance standard before the completed work is to be inspected by our customer. Our site agents are also required to prepare monthly progress records on the works performed by our workers and subcontractors. Such monthly progress records are passed to our quantity surveyors for review.

(ii) Quality control over materials and equipment purchased

We maintain a stringent quality monitoring process for the materials and equipment we purchased. To ensure the quality of our supplies, our project team would only source the required materials and equipment from our pre-approved list of suppliers, and our site agents and site foremen would conduct a thorough inspection of the materials and equipment purchased before they are utilized. Any defective materials or equipment identified would be immediately returned to the supplier for replacement. On some occasions, our customers may also inspect the materials used by us at work sites and verify the specifications.

MAJOR LICENSES

As of the date of this report, we hold the following licenses in respect to our operation:

Issuing authority	Type of registration	Registered Trade	Holder	Expiry date
Construction Industry Council	Registered Specialist Trade Contractor	Plastering (Group 2)	Masontech Limited	March 17, 2028

We are a registered specialist trade contractor under the Registered Specialist Trade Contractors Scheme (“RSTCS”). The RSTCS is a certification scheme that aims to improve the quality, standards, and competence of specialist trade contractors in the construction industry in Hong Kong. An applicant applying for registration as a Registered Specialist Trade Contractor (“RSTC”) must meet all registration requirements relating to safety, management, job experience, execution, finance and integrity management. Each RSTC is subject to the monitoring of the committee on RSTCS (“Committee”) and is required to renew their applications every three years to update their business information for assessment of suitability to be continued to be listed under the RSTCS. Each designated trade under the RSTCS is further divided into Group 1 or Group 2, with Group 2 having generally higher registration requirements (such as higher available working capital, higher number of qualified safety personnel and management staff, and projects with higher contract value). Under the rules and procedures for RSTC, for the designated trade of plastering, Group 1 registrants are imposed with a tender limit of subcontract value of up to HK$10 million whereas Group 2 registrants are not imposed with any tender limit. According to the Construction Industry Council, as at the date of this report, there were only 49 registered specialist trade contractors in the designated trade category of plastering (Group 2) under the RSTCS.

We believe our registration as a RSTC with Group 2 plastering certification is significant as it provides us with several key benefits including the following:

1)	Quality and Competence Assurance — Our registration under the RSTCS demonstrates that we have met the scheme’s stringent requirements for qualifications, competence, and adherence to industry standards, which provides assurance to our clients that we are capable of delivering high-quality work.
2)	Increased Opportunities — Our ability to obtain a Group 2 plastering certification, further separates us from other market competitors including Group 1 and other non-registered competitors as we have demonstrated that we have the available resources to take on construction projects of larger scale and in particular, we are not subject to any tender limit of subcontract value under the relevant rules and procedures for RSTC, which is imposed on Group 1 registrants. This opens the gateway for us to larger scale construction projects and makes us a more attractive candidate in tender process.
3)	Lower Risk of Non-compliance — Our registration under the RSTCS ensures that we are compliant with the relevant industry regulations, standards, and best practices as we are subject to monitoring and assessment by the Committee. This can help us better avoid issues related to non-compliance, which can lead to penalties, reputational damage, or even the loss of our registration under the RSTCS.

All in all, we believe our status as a RSTC is an indication of our commitment to professionalism, quality, and industry standard. It reassures our customers that we have the necessary expertise and processes in place to effectively supervise subcontractors and meet their project requirements.

COMPETITION

The wet trades industry in Hong Kong is considered relatively fragmented in terms of number of market participants. According to Construction Industry Council, there were over 500 contractors registered under the trade specialties of “Finishing Wet Trades” as at the date of this report. Nevertheless, there are market entry barriers to the wet trades industry in Hong Kong that hinder new subcontractors from entry and such entry barriers include, but is not limited to, the following: (i) reputation and industry experience, (ii) customer and supplier connections, (iii) sufficiency of working capital, and (iv) technical know-how and experienced management team. Our main competitors include both private and listed companies in Hong Kong who are engaged in the provision of wet trades works as subcontractors. We believe that our proven track record shows that we are able to compete against our competitors and even if the competition within the wet trades industry in Hong Kong intensifies in the future, we are confident that we are able to withstand the intense competition with our competitive strengths.

INTELLECTUAL PROPERTY

As at the date of this report, we do not own any patents, copyrights, trademarks or domains.

INSURANCE AND SURETY

For the years ended March 31, 2026 and 2025, we undertook projects in the role of subcontractor. Our wet trades works were covered by the employees’ compensation insurance, third party liability insurance and contractor’s all risks insurance taken out by the main contractors for the entire construction projects. Such insurance policies covered and protected all employees of main contractors and subcontractors of all tiers working in the relevant construction site and works performed by them in the relevant construction site.

We also maintained employees’ compensation insurance for our executive directors and employees at our office. In addition, we have taken out third-party liability insurance regarding the use of our motor vehicles. We believe that our insurance coverage is adequate and consistent with the industry norm having regard to our current operations and the prevailing industry practice.

FACILITIES

We do not own any real property.

Our principal executive office is located at Room 8, 25/F, CRE Centre 889 Cheung Sha Wan Kowloon, Hong Kong. We believe that our facilities are adequate to meet our needs for the immediate future and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations.

EMPLOYEES

For the years ended March 31, 2026 and 2025, our Operating Subsidiary employed a total number of 11 and 11 employees in Hong Kong, respectively. All of our employees were stationed in Hong Kong. The following table sets out a breakdown of our employees by function:

	As of March 31, 2026	As of March 31, 2025
Director	2	2
Chief finance officer	1	1
Foreman	3	4
Quantity surveyor	2	2
Finance and administration	2	1
Contract manager	1	1
Total	11	11

We believe that our Operating Subsidiary maintains a good working relationship with its employees, and it has not experienced any significant problems with our employees or any disruption to our operations due to labor disputes, nor have we experienced any material difficulties in the recruitment and retention of experienced core staff or skilled personnel during the years ended March 31, 2026 and 2025. There has not been any trade union set up for our employees.

We also emphasize the continuing education and quality training of our staff to enhance its work performance. Our employees also receive in-house training on a regular basis to enhance their technical knowledge on industry quality standards, safety standards, site management, and operation of tools. We consider our training program to be only used as a platform to upgrade the skills of our employees regularly, but also used to encourage greater cohesion. These measures increase overall efficiency and loyalty, and they also serve as a means of retaining quality employees. We review the performance of our employees from time to time in order to determine salary adjustments and promotion appraisals.

OCCUPATIONAL HEALTH AND WORK SAFETY

We are committed to providing a safe and healthy working environment and we have adopted an occupational health and safety system as required by relevant occupational health and safety laws, rules, and regulations for the benefit of our employees and our subcontractors’ employees. Staff handbook is given to our employees to ensure that they are familiar with our occupational health and safety policy. It is also our concern not to put the general public in danger. Our site agent and foremen are responsible for setting up safety plans for workers before carrying out their work on construction sites, inspecting machinery and equipment to ensure they are safe to be used, conducting regular safe walks to maintain a safe working environment and site tidiness, handling safety incidents, and keeping safety records. In addition, we will conduct regular internal safety audits and regular safety training with our staff.

LEGAL PROCEEDINGS

As of the date of this report, we are not a party to, and we are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition, or operations.

ENVIRONMENTAL PROTECTION

Our operations at project sites are subject to certain environmental requirements pursuant to the laws in Hong Kong, including primarily those in relation to air pollution control, water pollution control, noise control and waste disposal for the years ended March 31, 2026, 2025 and 2024.

For the years ended March 31, 2026, 2025 and 2024 and up to the date of this report, we did not record any material non-compliance with the applicable environmental requirements that resulted in prosecution, conviction or penalty being brought against us.

REGULATIONS

The section sets forth a summary of the principal Hong Kong laws and regulations relevant to our business and operations in Hong Kong.

LAWS AND REGULATIONS IN RELATION TO LABOUR, HEALTH AND SAFETY

For the years ended March 31, 2026, 2025 and 2024 and up to the date of this report, our site workers and our subcontractors engaged in wet trades works and were therefore subject to the following laws and regulations.

Construction Workers Registration Ordinance (Chapter 583 of the Laws of Hong Kong)

Construction Workers Registration Ordinance requires construction workers to be registered for carrying out construction work on a construction site. Under the Construction Workers Registration Ordinance, “construction work” means, among other things, any building operation involved in preparing for any operation such as the addition, renewal, alteration, repair, dismantling or demolition of any specified structure that involves the structure of the specified structure or any other specified structure. “Construction site” means, subject to certain exceptions, a place where construction work is, or is to be, carried out. Under section 40 of the Construction Workers Registration Ordinance, no person shall be registered as a registered construction worker unless the Registrar of Construction Workers is satisfied, among other things, that the person has attended the relevant construction work-related safety training course. Further, under section 44 of the Construction Workers Registration Ordinance, the Registrar of Construction Workers shall not renew the registration of a person unless the Registrar of Construction Workers is satisfied that, among other things, (i) the person has attended the relevant construction work-related safety training course and (ii) if the registration will, on the date of expiry, have been in effect for not less than two years, the person has attended and completed, during the period of one year immediately before the date of application for renewal of the registration, such development courses applicable to his registration as the Construction Industry Council may specify.

The Construction Workers Registration Ordinance also contains a “designated workers for designated skills” provision, which provides that only registered skilled or semi-skilled workers of designated trade divisions are permitted to carry out construction works on construction sites relating to those trade divisions independently. Unregistered skilled or semi-skilled workers are only allowed to carry out construction works of designated trade divisions (i) under the instruction and supervision of registered skilled or semi-skilled workers of relevant designated trade division(s); (ii) in proposed emergency works (i.e. construction works which are made or maintained consequential upon the occurrence of emergency incidents); or (iii) in small-scale construction works (e.g. value of works not exceeding HK$100,000).

The “designated workers for designated skills” provision is implemented in two stages. Stage 1 of the “designated workers for designated skills” provision, of which “designated works” include construction, re-construction, addition, alternation and building services works, has been implemented with immediate effect from 1 April 2017. Upon implementation of Stage 1 of the “designated workers for designated skills” provision pursuant to the Construction Workers Registration Ordinance, registered skilled and semi-skilled workers for designated trade divisions shall be included as registered construction workers of the Register of Construction Workers, and accordingly, subcontractors of construction sites are required to employ only registered skilled and semi-skilled workers for designated trade divisions to carry out construction works on construction sites in relation to those trade divisions independently.

Factories and Industrial Undertakings Ordinance (Chapter 59 of the Laws of Hong Kong)

The Factories and Industrial Undertakings Ordinance provides for the safety and health protection to workers in an industrial undertaking. Under the Factories and Industrial Undertakings Ordinance, it is the duty of a proprietor of an industrial undertaking to take care of, so far as is reasonably practicable, the health and safety at work of all persons employed by him at the industrial undertaking. The duties of a proprietor extend to include:

●	providing and maintaining plant and work systems that do not endanger safety or health;
●	making arrangements for ensuring safety and health in connection with the use, handling, storage and transport of articles and substances;
●	providing all necessary information, instructions, training and supervision for ensuring safety and health;
●	providing and maintaining safe access to and egress from the workplaces; and
●	providing and maintaining a safe and healthy working environment.

A proprietor who contravenes any of these duties commits an offence and is liable to a fine of HK$500,000. A proprietor who contravenes any of these requirements wilfully and without reasonable excuse commits an offence and is liable to a fine of HK$500,000 and to imprisonment for six months.

Matters regulated under the subsidiary regulations of the Factories and Industrial Undertakings Ordinance, including the Construction Sites (Safety) Regulations (Chapter 59I of the Laws of Hong Kong), include (i) the prohibition of employment of persons under 18 years of age (save for certain exceptions); (ii) the maintenance and operation of hoists; (iii) the duty to ensure safety of places of work; (iv) prevention of falls; (v) safety of excavations; (vi) the duty to comply with miscellaneous safety requirements; and (vii) provision of first aid facilities. Non-compliance with any of these rules is an offence and different levels of penalty will be imposed and a contractor guilty of the relevant offence could be liable to a fine up to HK$200,000 and imprisonment up to 12 months. In addition, under the Factories and Industrial Undertakings (Safety Management) Regulation (Chapter 59AF of the Laws of Hong Kong), any contractor (i) in relation to construction work with a contract value of HK$100 million or more; or (ii) in relation to construction work having an aggregate of 100 or more workers in a day working in a single construction site; or (iii) in relation to construction work having an aggregate of 100 or more workers in a day working in two or more construction sites is obliged to appoint a safety auditor to conduct a safety audit to collect, assess and verify information on the efficiency, effectiveness and reliability of its safety management system and consider improvements to the system at least once in every six months. Further, any contractor (i) in relation to construction work having an aggregate of 50 or more but less than 100 workers in a day working in a single construction site; or (ii) in relation to construction work having an aggregate of 50 or more but less than 100 workers in a day working in two or more construction sites is obliged to appoint a person, being a person who is capable of competently carrying out a safety review, to be the safety review officer to conduct a safety review to review the effectiveness of its safety management system and consider improvements to the effectiveness of the system at least once in every six months. Any person who contravenes these requirements commits an offence and is liable on conviction to a fine of HK$200,000 and to imprisonment of six months.

According to the Factories and Industrial Undertakings (Safety Management) Regulation, the safety auditor shall (i) be a registered safety officer under the Factories and Industrial Undertakings (Safety Officers and Safety Supervisors) Regulations (Chapter 59Z of the Laws of Hong Kong); (ii) have not less than three years’ full-time experience, in the five years period immediately preceding the application for registration with the Labour Department, in a managerial post responsible for industrial safety and health matters in respect of an industrial undertaking; (iii) occupy, at the time of the application for registration with the Labour Department, the managerial post or a like post; (iv) have successfully completed a scheme conducted by a registered scheme operator; and (v) understand the requirements under legislation in Hong Kong relating to industrial safety and health matters. Pursuant to the Code of Practice on Safety Management issued by the Labour Department, a safety auditor should (i) understand his task and be competent to carry it out; (ii) be familiar with the industry and the processes being carried out in the relevant industrial undertaking; (iii) have a good knowledge of the safety management practices in the industry; and (iv) have the necessary experience and knowledge to enable him to evaluate performance and identify deficiencies effectively, while a safety review officer should (i) have a good understanding of the operation of the relevant industrial undertaking in respect of which he conducts the safety review; (ii) have a good understanding of the legal requirements in force in Hong Kong relating to industrial safety and health; and (iii) have received appropriate training in how to review the effectiveness of a safety management system with a view to improving it.

Factories and Industrial Undertakings (Loadshifting Machinery) Regulation (Chapter 59AG of the Laws of Hong Kong) (“Loadshifting Machinery Regulations”)

Under regulation 3 of the Loadshifting Machinery Regulations, the responsible person of a loadshifting machine shall ensure that the machine is only operated by a person who (i) has attained the age of 18 years; and (ii) holds a valid certificate applicable to the type of loadshifting machine to which that machine belongs. Under the Loadshifting Machinery Regulations, loadshifting machines used in industrial undertakings refer to forklift trucks.

Under regulation 8 of the Loadshifting Machinery Regulations, a responsible person who without reasonable excuse contravenes regulation 3 commits an offence and is liable to a fine of HK$50,000.

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance provides for the safety and health protection to employees in workplaces, both industrial and non-industrial.

Employers must as far as reasonably practicable ensure the safety and health in their workplaces by:

●	providing and maintaining plant and systems of work that are safe and without risks to health;
●	making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances;
●	as regards any workplace under the employer’s control:
–	maintenance of the workplace in a condition that is safe and without risks to health; and
–	provision and maintenance of means of access to and egress from the workplace that are safe and without any such risks;
●	providing all necessary information, instructions, training and supervision for ensuring safety and health; and
●	providing and maintaining a working environment for the employer’s employees that is safe and without risks to health.

Failure to comply with any of the above provisions constitutes an offence and the employer is liable on conviction to a fine of HK$200,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offence and is liable on conviction to a fine of HK$200,000 and to imprisonment for six months.

The Commissioner for Labour may also issue an improvement notice against non-compliance of the Occupational Safety and Health Ordinance or the Factories and Industrial Undertakings Ordinance or suspension notice against activity or condition of workplace which may create imminent risk of death or serious bodily injury. Failure to comply with such notice without reasonable excuse constitutes an offence punishable by a fine of HK$200,000 and HK$500,000 respectively and imprisonment of up to 12 months.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases.

Under the Employees’ Compensation Ordinance, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is in general liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

According to section 15(1A) of the Employees’ Compensation Ordinance, employer shall report work injuries of its employee to the Commissioner of Labour not later than 14 days after the accident, irrespective of whether the accident gives rise to any liability to pay compensation.

According to section 24 of the Employees’ Compensation Ordinance, a principal contractor shall be liable to pay compensation to subcontractors’ employees who are injured in the course of their employment to the subcontractor. The principal contractor is, nonetheless, entitled to be indemnified by the subcontractor who would have been liable to pay compensation to the injured employee. The employees in question are required to serve a notice in writing on the principal contractor before making any claim or application against such principal contractor.

Pursuant to section 40 of the Employees’ Compensation Ordinance, all employers (including contractors and subcontractors) are required to take out insurance policies to cover their liabilities both under the Employees’ Compensation Ordinance and at common law for injuries at work in respect of all their employees (including full-time and part-time employees). Under section 40(1B) of the Employees’ Compensation Ordinance, where a principal contractor has undertaken to perform any construction work, it may take out an insurance policy for an amount not less than HK$200 million per event to cover his liability and that of his subcontractor(s) under the Employees’ Compensation Ordinance and at common law. Where a principal contractor has taken out a policy of insurance under section 40(1B) of the Employees’ Compensation Ordinance, the principal contractor and a subcontractor insured under the policy shall be regarded as having complied with section 40(1) of the Employees’ Compensation Ordinance.

An employer who fails to comply with the Employees’ Compensation Ordinance to secure an insurance cover is liable on conviction upon indictment to a fine at level 6 (currently at HK$100,000) and to imprisonment for two years.

Limitation Ordinance (Chapter 347 of the Laws of Hong Kong)

Under the Limitation Ordinance, the time limit for an applicant to commence common law claims for personal injuries is three years from the date on which the cause of action accrued.

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

A principal contractor shall be subject to the provisions on subcontractor’s employees’ wages in the Employment Ordinance. According to section 43C of the Employment Ordinance, a principal contractor or a principal contractor and every superior subcontractor jointly and severally is/are liable to pay any wages that become due to an employee who is employed by a subcontractor on any work which the subcontractor has contracted to perform, and such wages are not paid within the period specified in the Employment Ordinance. The liability of a principal contractor and superior subcontractor (where applicable) shall be limited to (a) the wages of an employee whose employment relates wholly to the work which the principal contractor has contracted to perform and whose place of employment is wholly on the site of the building works; and (b) the wages due to such an employee for two months (such months shall be the first two months of the period in respect of which the wages are due).

An employee who has outstanding wage payments from subcontractor must serve a notice in writing on the principal contractor within 60 days after the wage due date. A principal contractor and superior subcontractor (where applicable) shall not be liable to pay any wages to the employee of the subcontractor if that employee fails to serve a notice on the principal contractor.

Upon receipt of such notice from the relevant employee, a principal contractor shall, within 14 days after receipt of the notice, serve a copy of the notice on every superior subcontractor to that subcontractor (where applicable) of whom he is aware. A principal contractor who without reasonable excuse fails to serve notice on the superior subcontractor(s) shall be guilty of an offence and shall be liable on conviction to a fine at level 5 (currently at HK$50,000).

Pursuant to section 43F of the Employment Ordinance, if a principal contractor or superior subcontractor pays to an employee any wages under section 43C of the Employment Ordinance, the wages so paid shall be a debt due by the employer of that employee to the principal contractor or superior subcontractor, as the case may be. The principal contractor or superior subcontractor who pays an employee any wages under section 43C of the Employment Ordinance may either (i) claim contribution from every superior subcontractor to the employee’s employer or from the principal contractor and every other such superior subcontractor as the case may be, or (ii) deduct by way of set-off the amount paid by him from any sum due or may become due to the subcontractor in respect of the work that he has subcontracted.

Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong)

The Occupiers Liability Ordinance regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property on the land.

The Occupiers Liability Ordinance imposes a common duty of care on an occupier of premises to take such care as in all the circumstances of the case is reasonable to see that the visitor will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

Immigration Ordinance (Chapter 115 of the Laws of Hong Kong)

According to section 38A of the Immigration Ordinance, a construction site controller (i.e. the principal or main contractor and includes a subcontractor, owner, occupier or other person who has control over or is in charge of a construction site) shall take all practicable steps to (i) prevent having illegal immigrants from being on site or (ii) prevent illegal workers who are not lawfully employable from taking employment on site.

Where it is proved that (i) an illegal immigrant was on a construction site or (ii) such illegal worker who is not lawfully employable took employment on a construction site, the construction site controller commits an offence and is liable to a fine of HK$350,000.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance provides for a prescribed minimum hourly wage rate (set at HK$40 per hour as at the Latest Practicable Date) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by the Minimum Wage Ordinance is void.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPF Schemes Ordinance”)

Employers are required to enroll their regular employees (except for certain exempt persons) aged between at least 18 but under 65 years of age and employed for 60 days or more in a Mandatory Provident Fund (“MPF”) scheme within the first 60 days of employment.

For both employees and employers, it is mandatory to make regular contributions into a MPF scheme. For an employee, subject to the maximum and minimum levels of income (set at HK$30,000 and HK$7,100 per month, respectively, as at the Latest Practicable Date), an employer will deduct 5% of the relevant income on behalf of an employee as mandatory contributions to a registered MPF scheme with a ceiling (set at HK$1,500 as at the Latest Practicable Date). Employer will also be required to contribute an amount equivalent to 5% of an employee’s relevant income to the MPF scheme, subject only to the maximum level of income (set at HK$30,000 as at the Latest Practicable Date).

Industry Schemes

Industry Schemes were established under the MPF system for employers in the construction and catering industries in view of the high labour mobility in these two industries, and the fact that most employees in these industries are “casual employees” whose employment is on a day-to-day basis or for a fixed period of less than 60 days.

For the purpose of the Industry Schemes, the construction industry covers the following eight major categories:

1)	foundation and associated works;
2)	civil engineering and associated works;
3)	demolition and structural alteration works;
4)	refurbishment and maintenance works;
5)	general building construction works;
6)	fire services, mechanical, electrical and associated works;
7)	gas, plumbing, drainage and associated works; and
8)	interior fitting-out works.

The MPF Schemes Ordinance does not stipulate that employers in these two industries must join the Industry Schemes. The Industry Schemes provide convenience to the employers and employees in the construction and catering industries.

Casual employees do not have to switch schemes when they change jobs within the same industry, so long as their previous and new employers are registered with the same Industry Scheme. This is convenient for scheme members and saves administrative costs.

LAWS AND REGULATIONS IN RELATION TO ENVIRONMENTAL PROTECTION

We are subject to the following laws and regulations in connection with the environmental protection as our business activities of wet trades works as a subcontractor.

Air Pollution Control Ordinance (Chapter 311 of the Laws of Hong Kong)

The Air Pollution Control Ordinance is the principal legislation in Hong Kong for controlling emission of air pollutants and noxious odour from construction, industrial and commercial activities and other polluting sources. Subsidiary regulations of the Air Pollution Control Ordinance impose control on air pollutant emissions from certain operations through the issue of licences and permits.

A contractor shall observe and comply with the Air Pollution Control Ordinance and its subsidiary regulations, including without limitation the Air Pollution Control (Open Burning) Regulation (Chapter 311O of the Laws of Hong Kong), the Air Pollution Control (Construction Dust) Regulation (Chapter 311R of the Laws of Hong Kong) and the Air Pollution Control (Smoke) Regulations (Chapter 311C of the Laws of Hong Kong). The contractor responsible for a construction site shall devise, arrange methods of working and carry out the works in such a manner so as to minimise dust impacts on the surrounding environment, and shall provide experienced personnel with suitable training to ensure that these methods are implemented. Asbestos control provisions in the Air Pollution Control Ordinance require that building works involving asbestos must be conducted only by registered asbestos contractors and under the supervision of a registered consultant.

Air Pollution Control (Non-road Mobile Machinery) (Emission) Regulation (Chapter 311Z of the Laws of Hong Kong)

The NRMM Regulation came into effect on 1 June 2015 to introduce regulatory control on the emissions of NRMMs, including non-road vehicles and regulated machines that are subject to the NRMM Regulations (the “Regulated Machines”). Unless exempted, NRMMs which are regulated under this provision are required to comply with the emission standards prescribed under this regulation. Under section 5 of the NRMM Regulation, starting from 1 December 2015, only approved or exempted NRMMs with a proper label are allowed to be used in specified activities and locations including construction sites. However, existing NRMMs which are already in Hong Kong on or before 30 November 2015 will be exempted from complying with the emission requirements pursuant to section 11 of the NRMM Regulation. Under Section 5 of the NRMM Regulation, any person who uses or causes to be used a Regulated Machine in specified activities or locations without (i) exemption or approval by the Environmental Protection Department is liable on conviction to a fine of HK$200,000 and to imprisonment for six months, and (ii) a proper label is liable on conviction to a fine of HK$50,000 and to imprisonment for up to three months.

Pursuant to the Technical Circular issued by the Work Branch of the Development Bureau on 8 February 2015, an implementation plan to phase out the use of exempted NRMMs for four types of exempted NRMMs (namely generators, air compressors, excavators and crawler cranes) has been included in the Technical Circular, under which, all new capital works contracts of public works including design and build contracts with an estimated contract value exceeding HK$200 million and tenders invited on or after 1 June 2015 shall require the contractor to allow no exempted generator and air compressor to be used after 1 June 2015 and the number of exempted excavators and crawler cranes not to exceed 50%, 20% and 0% of the total units of exempted NRMMs from 1 June 2015, 1 June 2017 and 1 June 2019 respectively.

Noise Control Ordinance (Chapter 400 of the Laws of Hong Kong)

The Noise Control Ordinance controls, among others, the noise from construction, industrial and commercial activities. A contractor shall comply with the Noise Control Ordinance and its subsidiary regulations in carrying out construction works. For construction activities that are to be carried out during the restricted hours and for percussive piling during the daytime, not being a general holiday, construction noise permits are required from the Director of the Environmental Protection Department in advance.

Under the Noise Control Ordinance, construction works that produce noises and the use of powered mechanical equipment (other than percussive piling) are not allowed between 7:00 p.m. and 7:00 a.m. or at any time on general holidays, unless prior approval has been granted by the Director of the Environmental Protection Department through the construction noise permit system. The use of certain equipment is also subject to restrictions. Hand-held percussive breakers and air compressors must comply with noise emissions standards and be issued with a noise emission label from the Director of the Environmental Protection Department.

Any person who carries out any construction work except as permitted is liable on first conviction to a fine of HK$100,000 and on subsequent convictions to a fine of HK$200,000, and in any case to a fine of HK$20,000 for each day during which the offence continues.

Water Pollution Control Ordinance (Chapter 358 of the Laws of Hong Kong)

The Water Pollution Control Ordinance controls the effluent discharged from all types of industrial, commercial, institutional and construction activities into public sewers and public drain. For any industry/trade generating wastewater discharge (except domestic sewage or unpolluted water that are discharged into communal sewer or communal drain), they are subject to licensing control by the Director of the Environmental Protection Department. All discharges, other than domestic sewage or unpolluted water to communal sewer or communal drain, must be covered by an effluent discharge license. The license specifies the permitted maximum allowable quantity and effluent standards of the effluent. The general guidelines are that the effluent does not damage sewers or pollute inland or inshore marine waters.

According to the Water Pollution Control Ordinance, unless being licensed under the Water Pollution Control Ordinance, a person who discharges any waste or polluting matter into the waters of Hong Kong in a water control zone or discharges any matter, other than domestic sewage and unpolluted water, into a communal sewer or communal drain in a water control zone commits an offence and is liable to imprisonment for six months and (a) for a first offence, a fine of HK$200,000; (b) for a second or subsequent offence, a fine of HK$400,000, and (c) in addition, if the offence is a continuing offence, a fine of HK$10,000 for each day during which it is proved to the satisfaction of the court that the offence has continued.

Waste Disposal Ordinance (Chapter 354 of the Laws of Hong Kong)

The Waste Disposal Ordinance controls the production, storage, collection and disposal including treatment, reprocessing and recycling of wastes. At present, livestock waste and chemical waste are subject to specific controls whilst unlawful deposition of waste is prohibited. Import and export of waste is generally controlled through a permit system.

A contractor shall observe and comply with the Waste Disposal Ordinance and its subsidiary regulations, including without limitation the Waste Disposal (Charges for Disposal of Construction Waste) Regulation (Chapter 354N of the Laws of Hong Kong) and the Waste Disposal (Chemical Waste) (General) Regulation (Chapter 354C of the Laws of Hong Kong).

Under the Waste Disposal (Charges for Disposal of Construction Waste) Regulation, construction waste can only be disposed at designated prescribed facilities and a main contractor who undertakes construction work with a value of HK$1 million or above will be required, within 21 days after being awarded the contract, to establish a billing account in respect of that particular contract with the Director of the Environmental Protection Department to pay any disposal charges for the construction waste generated from the construction work under that contract.

Under the Waste Disposal (Chemical Waste) (General) Regulation, a person who produces chemical waste or causes it to be produced has to register as a chemical waste producer. Any chemical waste produced must be packaged, labeled and stored properly before disposal. Only a licensed waste collector can transport the waste to a licensed chemical waste disposal site for disposal. Chemical waste producers also need to keep records of their chemical waste disposal for inspection by the Environmental Protection Department.

Public Health and Municipal Services Ordinance (Chapter 132 of the Laws of Hong Kong)

Pursuant to section 127 of the Public Health and Municipal Services Ordinance, where a nuisance notice is served on the person by reason of whose act, default or sufferance the nuisance arose or continues, or if that person cannot be found, on the occupier or owner of the premises or vessel on which the nuisance exists, then if either the nuisance to which the notice relates arose by reason of the wilful act or default of that person, or that person fails to comply with any of the requirements of the notice within the period specified therein, that person shall be guilty of an offence.

Emission of dust from any building under construction or demolition in such manner as to be a nuisance is actionable under the Public Health and Municipal Services Ordinance. The maximum penalty of section 127 as mentioned above is a fine at level 3 (currently HK$10,000) upon conviction with a daily fine of HK$200.

Discharge of muddy water etc. from a construction site is actionable under the Public Health and Municipal Services Ordinance. The maximum fine is level 5 (currently HK$50,000) upon conviction.

Any accumulation of water on any premises found to contain mosquito larvae or pupae is actionable under the Public Health and Municipal Services Ordinance. The maximum penalty is a fine at level 4 (currently at HK$25,000) upon conviction and a daily fine of HK$450.

Any accumulation or deposit which is a nuisance or injurious to health is actionable under the Public Health and Municipal Services Ordinance. The maximum penalty is level 3 (currently at HK$10,000) upon conviction and a daily fine of HK$200.

Any premises in such a state as to be a nuisance or injurious to health is actionable under the Public Health and Municipal Services Ordinance. The maximum penalty is a fine of level 3 (currently at HK$10,000) upon conviction and a daily fine of HK$200.

LAWS AND REGULATIONS IN RELATION TO CONTRACTOR LICENSING REGIME AND OPERATION

As a subcontractor engaged in wet trades works, we are subject to the following laws, regulations and possible legislation.

Registered Specialist Trade Contractors Scheme

Subcontractors which are involved in, among others, plastering in Hong Kong may apply for registration under the Registered Specialist Trade Contractors Scheme managed by the Construction Industry Council, a body corporate established under the Construction Industry Council Ordinance (Chapter 587 of the Laws of Hong Kong) in February 2007.

The Subcontractor Registration Scheme (substituted by the Registered Specialist Trade Contractors Scheme on 1 April 2019) was formerly known as the Voluntary Subcontractor Registration Scheme (the “VSRS”), which was introduced by the Provisional Construction Industry Co-ordination Board (the “PCICB”). The PCICB was formed in September 2001 to spearhead industry reform and to pave way for the early formation of the statutory industry coordinating body.

A technical circular issued by the Works Branch of the Development Bureau (then the Environment, Transport and Works Bureau) (“WBDB”) on 14 June 2004 (now subsumed into the Project Administration Handbook for Civil Engineering Works by the Civil Engineering and Development Department) requires that all public works contractors with tenders to be invited on or after 15 August 2004 to employ all subcontractors (whether nominated, specialist or domestic) registered from the respective trades available under the VSRS.

After the Construction Industry Council took over the work of the PCICB in February 2007 and the VSRS in January 2010, the Construction Industry Council launched stage two of the VSRS in January 2013. VSRS was also then renamed Subcontractor Registration Scheme. All subcontractors registered under the VSRS have automatically become registered subcontractors under the Subcontractor Registration Scheme.

With effect from 1 April 2019, the Registered Specialist Trade Contractors Scheme replaced the Subcontractor Registration Scheme. The Registered Specialist Trade Contractors Scheme comprises of two registers: the Register of Specialist Trade Contractors (“RSTC”) and the Register of Subcontractors (“RS”). All subcontractors who are registered under the seven trades namely demolition, concreting formwork, reinforcement bar fixing, concreting, scaffolding, curtain wall and erection of concrete precast component of the Subcontractor Registration Scheme have automatically become Registered Specialist Trade Contractors and no application is required. All subcontractors who are registered under the remaining trades of the Subcontractor Registration Scheme have been retained as registered subcontractors and no application is required. With effect from 1 January 2021, plastering trade was upgraded as the eighth designated trade. All registered subcontractors who are registered under the plastering trade have automatically become Registered Specialist Trade Contractors under the plastering trade (Group 1) and no application is required.

Registered Specialist Trade Contractors within each designated trade are further divided into Group 1 (“Group 1”) or Group 2 (“Group 2”) according to the relevant registration requirements under the Registered Specialist Trade Contractors Scheme fulfilled by them. The tender limits (the “Tender Limits”) for tenders to be invited for subcontractors vary among the different designated trade categories for Group 1. For the designated trade of plastering, the Tender Limits of contracts/subcontracts value up to HK$10 million for Group 1, will be imposed for projects to be invited for tenders on or after 1 January 2022. There are no Tender Limits imposed for Group 2.

Categories of registration

Subcontractors may apply for registration on the Subcontractor Registration Scheme in one or more of 52 trades covering common structural, civil, finishing, electrical and mechanical works and supporting services. The 52 trades further branch out into around 94 specialties, including general demolition, and others (concrete coring and saw cutting) etc. Since 1 April 2019, subcontractors may apply for registration on the RSTC in one or more of the seven designated trades including demolition, reinforcement bar fixing, erection of concrete precast component, concreting formwork, concreting, scaffolding and curtain wall and on the RS in other common civil, building, electrical and mechanical trades. Since 1 January 2021, subcontractors may apply for registration on the RSTC in the designated trade of plastering.

Where a contractor is to subcontract/sub-let part of the public works involving trades available under the Primary Register (a list of companies registered in accordance with the Rules and Procedures for the Primary Register of the Registered Specialist Trade Contractors Scheme) of the Registered Specialist Trade Contractors Scheme, it shall engage all subcontractors (whether nominated, specialist or domestic) who are registered under the relevant trades in the Primary Register of the Registered Specialist Trade Contractors Scheme. Should the subcontractors further subcontract (irrespective of any tier) any part of the public works subcontracted to them involving trades available under the Primary Register of the Registered Specialist Trade Contractors Scheme, the contractor shall ensure that all subcontractors (irrespective of any tier) are registered under the relevant trades in the Primary Register of the Registered Specialist Trade Contractors Scheme.

Requirements for registration under the Registered Specialist Trade Contractors Scheme

Applications for registration under the RS are subject to the following entry requirements:

(a)	completion of at least one job within the last five years as a main contractor/subcontractor in the trades and specialities for which registration is applied or to have acquired comparable experience by itself/its proprietors, partners or directors within the last five years;
(b)	listings on one or more government registration schemes operated by policy bureaus or departments of the Hong Kong Government relevant to the trades and specialties for which registration is sought; and
(c)	the proprietor, partner or director having been employed by a registered subcontractor for at least five years with experience in the trade/specialty applying for and having completed all the modules of the Project Management Training Series for Subcontractors (or equivalent) conducted by the Construction Industry Council; or the company’s proprietor, partner or director having registered as Registered Skilled Worker under the Construction Workers Registration Ordinance for the relevant trade/specialty with at least five years’ experience in the trade/specialty applying for and having completed the Senior Construction Workers Trade Management Course (or equivalent) conducted by the Construction Industry Council.

Applications for registration under the RSTC are subject to a number of requirements based on the relevant trade category and tender limits as detailed in Schedule 2 of the Rules and Procedures for the Register of Specialist Trade Contractors issued by the Construction Industry Council in January 2021.

Validity period of registration and renewal of registration

A registered subcontractor shall apply for renewal within three months before the expiry date of its registration whereas a registered specialist trade contractor shall apply for renewal not earlier than six months but not later than three months before the expiry date of its registration by submitting an application to the Construction Industry Council in a specified format providing information and supporting documents as required to show compliance with the entry requirements. An application for renewal shall be subject to approval by the committee on Registered Specialist Trade Contractors Scheme which oversees the Registered Specialist Trade Contractors Scheme (the “Committee”). If some of the entry requirements covered in an application can no longer be satisfied, the Committee of the Construction Industry Council may give approval for renewal based on those trades and specialties where the requirements are met. An approved renewal as a registered subcontractor shall be valid for three or five years from the expiry of the current registration whereas the approved renewal for a registered specialist trade contractor shall be valid for not less than 36 months after the decision date for that application for renewal.

Codes of Conduct

A registered subcontractor and a registered specialist trade contractor shall observe the Codes of Conduct for Registered Subcontractor (Schedule 8 of the Rules and Procedures for the Primary Register of the Subcontractor Registration Scheme) (the “Codes of Conduct”). Failure to comply with the Codes of Conduct may result in regulatory actions taken by the Committee.

The circumstances pertaining to a registered subcontractor that may call for regulatory actions include, but are not limited to:

(a)	supply of false information when making an application for registration, renewal of registration or inclusion of additional trades;
(b)	failure to give timely notification of changes to the registration particulars;
(c)	serious violations of the registration rules and procedures;
(d)	convictions of senior management staff (including but not limited to proprietors, partners or directors) for bribery or corruption under the Prevention of Bribery Ordinance (Chapter 201 of the Laws of Hong Kong);
(e)	convictions for failure to pay wages on time to workers in accordance with the relevant provisions contained in the Employment Ordinance;
(f)	wilful misconducts that may bring the Subcontractor Registration Scheme (and since 1 April 2019, the Registered Specialist Trade Contractors Scheme) into serious disrepute;
(g)	civil awards/judgments in connection with the violation of or convictions under the relevant sections of the Mandatory Provident Fund Schemes Ordinance;
(h)	convictions under the Factories and Industrial Undertakings Ordinance or Occupational Safety and Health Ordinance in relation to serious construction site safety incidents resulting in one or more of the following consequence: (i) loss of life; or (ii) serious bodily injury resulting in loss or amputation of a limb or had caused or was likely to cause permanent total disability
(i)	conviction of five or more offences under the Factories and Industrial Undertakings Ordinance and/or Occupational Safety and Health Ordinance each arising out of separate incidents in any six months period (according to the date of committing the offence but not the date of conviction), committed by the Registered Subcontractor at each of a construction site under a contract;
(j)	convictions for employment of illegal worker under the Immigration Ordinance; or
(k)	late payment of workers’ wages and/or late payment of contribution under the Mandatory Provident Fund Schemes Ordinance over ten days with solid proof of such late payment of wages and/or contribution.

The circumstances that may lead to regulatory actions be taken against a registered specialist trade contractor include, but are not limited to (a) a petition for winding-up or bankruptcy has been filed against the registered specialist trade contractor or other financial problems; (b) registered specialist trade contractor’s failure to answer queries or provide information relevant to the registration within the prescribed time specified by the committee of the Construction Industry Council; (c) misconduct or suspected misconduct of the registered specialist trade contractor; (d) court conviction or violation of any law by the registered specialist trade contractor, including but not limited to the Factories and Industrial Undertakings Ordinance, Occupational Safety and Health Ordinance, Employment Ordinance, Mandatory Provident Fund Schemes Ordinance, Immigration Ordinance, Prevention of Bribery Ordinance, Construction Industry Council Ordinance, Construction Workers Registration Ordinance; (e) matters of public interest; (f) serious or suspected serious poor performance or other serious causes in any public or private sector works contract; and (g) the registered specialist trade contractor’s failure to comply with any provisions of the Rules and Procedures for the Registered Specialist Trade Contractors Scheme.

Regulatory actions

The Committee may instigate regulatory actions against a registered subcontractor by directing that: (a) written strong direction and/or warning be given to a registered subcontractor; (b) a registered subcontractor to submit an improvement plan with the contents as specified and within a specified period; (c) a registered subcontractor be suspended from registration for a specified duration; or (d) the registration of a registered subcontractor be revoked. The Committee may instigate regulatory actions against a registered specialist trade contractor by directing that: (a) written warning be given to the registered specialist trade contractor; (b) the registered specialist trade contractor be suspended from registration for a specified period; (c) the grouping of a registered specialist trade contractor be changed; or (d) the registration of the registered specialist trade contractor be revoked.

OTHERS

Proposed Security of Payment Legislation (“SOPL”)

The Government has conducted a public consultation on the SOPL for the construction industry to promote fair payment and help main contractors, subcontractors, consultants, sub-consultants and suppliers to receive payment on time for work done and services provided, so as to improve payment practices and provide rapid dispute resolution.

The SOPL will, among others:

●	prohibit “pay when paid” and similar terms in contracts, which refer to provisions in contracts that make payment contingent or conditional on the operation of other contracts or agreements, meaning that payment is conditional on the payer receiving payment from a third party;
●	prohibit payment periods of more than 60 calendar days for interim payments and 120 calendar days for final payments;
●	enable parties who are entitled to progress payments under the terms of a contract covered by the SOPL to claim such payments as statutory payment claims, upon receipt of which the payer has 30 calendar days to serve a payment response, and parties who are entitled to payments under statutory payment claims will be entitled to pursue adjudication if the statutory payment claims are disputed or ignored; and
●	grant parties the right to suspend or reduce the rate of progress of works after either non-payment of an adjudicator’s decision or non-payment of amounts admitted as due.

All contracts and sub-contracts, whether in written or oral form, for (i) government works, under which the Government and specified public entities procure construction and maintenance activities or related services, materials or plant; and (ii) private sector works, under which private entities procure construction activities for new buildings (as defined in the Buildings Ordinance) with a main contract value of over HK$5 million or procure related services, material or plant or supply-only contracts with a contract value of over HK$500,000, will be governed by the SOPL. Where the main contract is covered by the SOPL, all subcontracts (irrespective of tier) will be covered by the SOPL regardless of value. The legislation will not apply to private sector construction works relating to new buildings with a main contract value of less than HK$5 million or related services, material or plant supply-only contracts with a contract value of less than HK$500,000.

The proposed legislation will not apply retrospectively but will apply only to contracts entered on or after a date to be set by or pursuant to the legislation.

The SOPL is designed to assist contractors throughout the contractual chain to ensure cash-flow and access to a swift dispute resolution process. However, there are still uncertainties on the final legislative framework to be submitted to the Legislative Council for consideration and approval.

The Government released a Technical Circular on the Implementation of the Spirit of Security of Payment Legislation in Public Works Contracts (the “Technical Circular”) in October 2021. The Technical Circular sets out the policy on the implementation of the spirit of the SOPL in public works contracts with a view to facilitating timely processing of contract payments and providing an interim mechanism for speedy resolution of payment disputes before the enactment of the SOPL. The scope of contracts covered by theTechnical Circular includes public works contracts, term contracts and related subcontracts tendered (i) on or after December 31, 2021, for tenders to be invited from Group B or Group C contractors on the List of Approved Contractors for Public Works; and (ii) on or after April 1, 2022, for tenders to be invited from other contractors on the List of Approved Contractors for Public Works or the List of Approved Suppliers of Materials and Specialist Contractors for Public Works.

The implementation date of the proposed SOPL has not been announced, and therefore does not affect our Operating Subsidiary.

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and, as soon as practicable after the prescribed business registration fee and levy are paid, issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance, where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by the Company.

Capital gains and profit tax

No tax is imposed in Hong Kong in respect to capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession, or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax, which is imposed at the rates of 8.25% on assessable profits up to HKD2,000,000 and 16.5% on any part of assessable profits over HKD2,000,000 on corporations from the year of assessment commencing on or after April 1, 2018. Certain categories of taxpayers (for example, financial institutions, insurance companies, and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong), the Hong Kong stamp duty currently charged at the ad valorem rate of 0.1% on the higher of the consideration for or the market value of the shares, will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HKD5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (“PDPO”) imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 — purpose and manner of collection of personal data;
●	Principle 2 — accuracy and duration of retention of personal data;
●	Principle 3 — use of personal data;
●	Principle 4 — security of personal data;
●	Principle 5 — information to be generally available; and
●	Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense that may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;
●	if the data user holds such data, to be supplied with a copy of such data; and
●	the right to request correction of any data the individual considers to be inaccurate.

The PDPO criminalizes, including, but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request, and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

MANAGEMENT

Directors and Executive officers	Age	Position
Mr. Tse Shing Fung	40	Co-Chairman of the Board and Director
Ms. Jinyu Xie	41	Chief Executive Officer and Co-Chairman of the Board
Mr. Tsoi Chi Hei	37	Chief Financial Officer
Mr. Lui Po Yuen	36	Independent Director
Mr. Man Wing Wa	38	Independent Director
Ms. Cheng Shing Yan	50	Independent Director
Mr. Lam Ka Shun	40	Project Manager

Mr. Tsz Tun Tse resigned as our chief executive officer and director effective September 24, 2026, for personal reasons and not due to any disagreement with the Company. On the same date the board re-designated Ms. Jinyu Xie as chief executive officer and co-chairman of the board.

The following is a brief biography of each of the executive officers and directors or director appointees listed above:

Mr. Tse Shing Fung (“Mr. SF Tse”) has served as the Co-Chairman of the Board and Director since February 28, 2024. Mr. SF Tse is the founder member of our Operating Subsidiary and he has served as the director of our Operating Subsidiary since its inception on September 11, 2018. Mr. SF Tse, together with Mr. TT Tse, are jointly responsible for the overall management, formulation of business strategies, project management and day-to-day management of the operations of our Group. Mr. SF Tse has over 20 years of experience in the wet trades work industry in Hong Kong. Prior to the formation of our Operating Subsidiary, Mr. SF Tse worked as a project manager at Eric Tse Cement Works Co., Ltd. from June 2004 to August 2018. Mr. SF Tse completed his secondary education in Australia in December 2003. Mr. SF Tse is the cousin of Mr. TT Tse, a former director of the Company.

Ms. Jinyu Xie (“Ms. Xie”) has served as our Chief Executive Officer and Co-Chairman of the Board since September 24, 2026. Ms. Jinyu Xie has over 16 years of experience in accounting and investment. Ms. Xie currently serves as an accountant at Zhuhai Wushui Investment Holding Co., Ltd., a position she has held since 2017. From 2012 to 2017, she was engaged in self-directed investment activities. Prior to that, Ms. Xie has also held the position of accountant at AEON South China Commercial Co., Ltd., from 2009 to 2012. Ms. Xie holds an associate degree in financial management from Guangdong Peizheng College in the PRC in 2006 and obtained a certificate of accounting professional in 2009.

Mr. Tsoi Chi Hei (“Mr. Tsoi”) is our chief financial officer. Mr. Tsoi also served as the chief financial officer of our Operating Subsidiary since December 1, 2023. Mr. Tsoi is a member of the Hong Kong Institute of Certified Public Accountants since March 2014 and has over 10 years of experience in auditing, accounting and financial management. Mr. Tsoi has worked in a number of accounting firms as an auditor, including working in Shinewing (HK) CPA Limited from July 2012 to December 2014 with his last position as senior accountant and KPMG from December 2014 to January 2017 with his last position as manager. Mr. Tsoi has served as the company secretary of Noble Engineering Group Holdings Limited (stock code: 8445), a company listed on the GEM of the Stock Exchange of Hong Kong Limited, since January 2017, a position which he holds today. Mr. Tsoi obtained a Bachelor of Accountancy from The Hong Kong Polytechnic University in November 2010.

Mr. Lui Po Yuen (“Mr. Lui”) has been appointed as our independent director, and a chairman of the audit committee and a member of the nominating and corporate governance committee and compensation committee of Masonglory on June 30, 2025. Mr. Lui has over 10 years of experience in the field of auditing, accounting and financial management. Mr. Lui has assumed senior positions at numerous accounting firms in Hong Kong, including one of the big four international accounting firms in Hong Kong. Mr. Lui has also previously served as the financial controller of Winwind Corporate Services Limited, an indirect wholly owned subsidiary of Oshidori International Holdings Limited (stock code: 622), a company listed on the Stock Exchange of Hong Kong Limited. Mr. Lui obtained a Bachelor of Business Administration with Honours in Accountancy in July 2010. Mr. Lui is a fellow member of the Hong Kong Institute of Certified Public Accountants and a CFA Charterholder of the CFA Institute.

Mr. Man Wing Wa (“Mr. Man”) has been appointed as our independent director, and a chairman of the compensation committee and a member of the audit committee and nominating and corporate governance committee of Masonglory on June 30, 2025. Mr. Man has over 10 years of experience in the wet trades work industry in Hong Kong. Mr. Man worked as a quantity surveyor manager at Eric Tse Cement Works Co., Ltd. since May 2013. Mr. Man obtained a Bachelor of Business Administration in Management from the Open University of Hong Kong (currently known as the Hong Kong Metropolitan University) in November 2010. Mr. Man has also attended and completed the Construction Safety Supervisor Course conducted by the Construction Industry Council in February 2015.

Ms. Cheng Shing Yan (“Ms. Cheng”) has been appointed as our independent director, and a chairman of the nominating and corporate governance committee and a member of the audit committee, nominating and corporate governance committee and compensation committee of Masonglory on June 30, 2025. Ms. Cheng has over 20 years of experience in the field of auditing, accounting and financial management. Ms. Cheng has assumed senior positions at numerous accounting firms in Hong Kong, including one of the big four international accounting firms in Hong Kong. Ms. Cheng has served as the joint company secretary of China New Consumption Group Limited, a company listed on GEM of the Stock Exchange of Hong Kong Limited, since December 2023, and the independent non-executive director of Easy Smart Group Holdings Limited, a company listed on GEM of the Stock Exchange of Hong Kong Limited (stock code: 2442), since April 2023. Ms. Cheng has also previously served as the independent non-executive director of Kwong Luen Engineering Holdings Limited (stock code: 1413), Putian Communication Group Limited (stock code: 1720) and China Shenghai Food Holdings Company Limited (now known as Gaodi Holdings Limited) (Stock code: 1676), all of which are listed on the Main Board of the Stock Exchange of Hong Kong Limited. Ms. Cheng is a fellow member of the Hong Kong Institute of Certified Public Accountants, a fellow of the Association of Chartered Certified Accountants, an associate of Hong Kong Chartered Governance Institute and an associate of The Chartered Governance Institute.

Mr. Lam Ka Shun (“Mr. Lam”) has served as our project manager since February 28, 2024. Mr. Lam has also served as the contract manager of our Operating Subsidiary since December 1, 2023. Mr. Lam has over 15 years of experience in the wet trades work industry in Hong Kong. Prior to joining our Operating Subsidiary, Mr. Lam worked at Eric Tse Cement Works Co., Ltd. from February 2008 to November 2023 with his last position as quantity surveyor manager. Mr. Lam obtained a Bachelor of Business (Marketing) and Master of Business (Marketing) from the Queensland University of Technology in September 2007 and August 2008, respectively. Mr. Lam has also attended and completed the Construction Safety Supervisor Course conducted by the Construction Industry Council in June 2017.

Family Relationships

Save as disclosed above, none of our directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Compensation

For the year ended March 31, 2026 and 2025, we paid an aggregate of approximately HK$1,018,700 (US$130,603) and HK$816,000 (US$104,615), in cash (including salaries and mandatory provident fund) to our directors. Our Hong Kong subsidiary is required by law to make contributions equal to certain percentages of each employee’s salary for his or her mandatory provident fund. We have not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Board Practices

Board of Directors

The board of directors consists of five directors, comprising two executive directors and three independent directors. A director is not required to hold any shares in our Company to qualify to serve as a director. Subject to making appropriate disclosures to the board of directors in accordance with our Amended and Restated Memorandum and Articles, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is interested; in voting in respect to any such matter, such director should take into account his or her directors duties. A director may exercise all the powers of the company to borrow money; mortgage its business, property, and uncalled capital; and issue debentures or other securities whenever money is borrowed or as security for any obligation of the Company or of any third party.

Board Diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our board of directors, including, but not limited to, gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity, and length of service. The ultimate decision of the appointment will be based on merit and the contribution that the selected candidates will bring to our board of directors.

Our directors have a balanced mix of knowledge and skills. We have three independent directors with different industry backgrounds, representing a majority of the members of our board of directors. Our board of directors is well balanced and diversified in alignment with our business development and strategy.

Committees of the Board of Directors

We have established an audit committee, a compensation committee, and a nominating and corporate governance committee under the board of directors and have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

Our audit committee consists of Mr. Lui, Mr. Man and Ms. Cheng, and is chaired by Mr. Lui. We have determined that each of these three director satisfies the “independence” requirements of the Nasdaq listing rules and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Lui qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements. The audit committee is responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;
●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses;
●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;
●	discussing the annual audited financial statements with management and the independent registered public accounting firm;
●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;
●	annually reviewing and reassessing the adequacy of our audit committee charter;
●	meeting separately and periodically with management and the independent registered public accounting firm;
●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and
●	reporting regularly to the board of directors.

Compensation Committee

Our compensation committee consists of Mr. Lui, Mr. Man and Ms. Cheng, and is chaired by Mr. Man. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq listing rules. The compensation committee assists the board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our Chief Executive Officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the board of directors for its approval, the compensation for our Chief Executive Officer and other executive officers;
●	reviewing and recommending to the board of directors for determination with respect to the compensation of our non-employee directors;
●	reviewing periodically and approving any incentive compensation or equity plans, programs, or other similar arrangements; and
●	selecting a compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Lui, Mr. Man and Ms. Cheng, and is chaired by Ms. Cheng. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq listing rules. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board of directors and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	recommending nominees to the board of directors for election or re-election to the board of directors or for appointment to fill any vacancy on the board of directors;
●	reviewing annually with the board of directors the current composition of the board of directors in regard to characteristics such as independence, knowledge, skills, experience, expertise, diversity, and availability of service to us;
●	selecting and recommending to the board of directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;
●	developing and reviewing the corporate governance principles adopted by the board of directors and advising the board of directors with respect to significant developments in the law, practice of corporate governance, and our compliance with such laws and practices; and
●	evaluating the performance and effectiveness of the board of directors as a whole.

Board Oversight of Cybersecurity Risks

The board of directors plays an active role in monitoring cybersecurity risks and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on our operations. In addition to regular reports from each of the board’s committees, the board receives regular reports from our management on material cybersecurity risks and the degree of our exposure to those risks, including in connection with our clients, service suppliers and other service providers. While the board of directors oversees our cybersecurity risk management, management is responsible for day-to-day risk management processes. Management also works with third party service providers, i.e., software companies who provide software and antivirus support to the Company to ensure appropriate controls are in place and to regularly monitor network activities. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our board leadership structure supports this approach.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.
●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.
●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances.

In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association as may be amended from time to time. Our Company has a right to seek damages against any director who breaches a duty owed to us.

The functions and powers of our Board of Directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;
●	declaring dividends and distributions;
●	appointing officers and determining the term of office of officers; and
●	exercising the borrowing powers of our Company and mortgaging the property of our Company.

Employment Agreements

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers will be employed for a specified time period. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate an executive officer’s employment without cause upon 30 days’ advance written notice. In such case of termination by us, we will provide severance payments to the executive officer as expressly required by applicable law of the jurisdiction where the executive officer is based. The executive officer may resign at any time with 30 days’ advance written notice.

Each executive officer has agreed to hold, at all times during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information, or the confidential or proprietary information disclosed to the executive officer by or obtained by the executive officer from us either directly or indirectly in writing, orally, or otherwise, if specifically indicated to be confidential or reasonably expected to be confidential.

We have entered into agreements with all directors. Pursuant to the agreements, each director has agreed to attend and participate in such number of meetings of the Board of Directors and of the committees of which he or she may become a member as regularly or specially called and will agree to serve as a director for a year and be up for re-election each year at our annual shareholder meeting. The directors’ services will be compensated by cash under the agreement in an amount determined by the board of directors.

RELATED-PARTY TRANSACTIONS

Before the completion of this offering, we intend to adopt an audit committee charter, which will require the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the audit committee.

Set forth below are the related party transactions of our company that occurred during the years ended March 31, 2026, 2025, 2024 and up to the date of this report:

List of Related Parties

(a) Mr. Tse Shing Fung, a director of the Company, a cousin of Mr. Tse Tsz Tun.

(b) Mr. Tse Tsz Tun, a former director of the Company, a cousin of Mr. Tse Shing Fung.

(c) Mr. Tse Chun Yuen and Ms. Or So Lan, parents of Mr. Tse Shing Fung

(d) Mr. Tse Chun Kuen and Ms. Yapp Ngi Yang, parents of Mr Tse Tsz Tun

Balances with related parties:

	As of March 31,
	2026	2025
	USD	USD
Due to related parties
Mr. Tse Shing Fung (a)	-	987,809
Mr. Tse Tsz Tun (b)	-	987,808
Total(1)	-	1,975,617

Other payable
Mr. Tsoi Chi Hei (c)	153,846	-
Total(1)	153,846	-

(1)	The balance represented the advances to the directors for operating cash flow of the Company. The amount was unsecured, interest-free and repayable on demand.

Set forth below are the related party transactions of our company that occurred during the past three fiscal years up to the date of this report.

Transactions with related parties:

related party transactions

	For the year ended March 31,
	2026	2025	2024
	USD	USD	USD
Office rental to related parties
Parents of the Mr. Tse Shing Fung (a) and Mr. Tse Tsz Tun (b)	12,308	12,308	12,308
Total(1)	12,308	12,308	12,308

(1)	The office rental expenses were paid/ payable to, namely, the parents of our directors, Mr. TT Tse and Mr. SF Tse, related to payments for our Hong Kong office lease.

	For the year ended March 31,
	2026	2025	2024
	USD	USD	USD
Advances from (Repayment to) related parties
Mr. Tse Shing Fung (a)	(987,809)	(571,393)	961,282
Mr. Tse Tsz Tun (b)	(987,808)	(571,393)	961,282
Total(1)	(1,975,617)	(1,142,786)	1,922,564

(1)	The amounts due to related parties during the relevant periods were advances from our directors, Mr. TT Tse and Mr. SF Tse for operating cash flow of the Company, which are unsecured and interest-free with no specific repayment terms.

Policies and Procedures for Related-Party Transactions

Our board of directors has created an audit committee that is tasked with reviewing and approving all related-party transactions.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this report by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares. Holders of our Class A Ordinary Shares are entitled to one vote per share and holders of our Class B Ordinary Shares are entitled to fifty (50) votes per share, and the two classes vote together as a single class on all matters submitted to a vote of our shareholders, except as otherwise required by law. The table below sets out beneficial ownership of our Ordinary Shares; because our Class B Ordinary Shares carry fifty votes per share, a holder’s percentage of voting power differs materially from its percentage of shares, and percentages of voting power are shown separately.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him or her, subject to applicable community property laws.

Directors and executive officers(1)	Number of Ordinary Shares	Approximate percentage of Ordinary Shares/ Voting Power

Directors and executive officers
Mr. Tse Shing Fung(1)(2)(3)	949,452	22.80 / 91.45%
Mr. Tsoi Chi Hei(1)	-	-
Mr. Lui Po Yuen(1)	-	-
Mr. Man Wing Wa(1)	-	-
Ms. Cheng Shing Yan(1)	-	-
Mr. Lam Ka Shun(1)	-	-
Ms. Jinyu Xie(1)	-	-
All directors and executive officers (7 individuals)	949,452	22.8 / 91.5%
5% or greater shareholders
Mr. Tse Shing Fung(1)(2)(3)	949,452	22.8 / 91.5%
Mr. Tse Tsz Tun(2)(4)	949,452	22.8 / 91.5%
Fung & Tun Limited(5)	949,452	22.8 / 91.5. %
Mr. Xudong Yang(6)	1,377,000	33.1% / 3.7%

(1)	Except as otherwise indicated below, the business address for our directors and executive officers is at Room 8, 25/F, CRE Centre, 889 Cheung Sha Wan, Kowloon, Hong Kong.
(2)	Mr. SF Tse and Mr. TT Ts, are cousins. Mr. SF Tse and Mr. TT Tse do not share the same household nor beneficial ownership over the Ordinary Shares the other owns.
(3)	Mr. SF Tse, a director of the Company, owns 36% of the equity interests in Fung & Tun Limited.
(4)	Mr. TT Tse resigned as our chief executive officer and director, effective September 24, 2026, for personal reasons and not due to any disagreement with the Company. Mr. TT Tse owns 35% of the equity interests in Fung & Tun Limited. The business address of Mr. TT Tse is Flat C, 19/F, Tower 9, K City, 7 Muk Ning Street, Kai Tak, Kowloon City, Kowloon, Hong Kong.
(5)	Fung & Tun Limited is controlled by Mr. SF Tse and Mr. TT Tse. Pursuant to Section 13(d) of the Exchange Act and the rules promulgated thereunder, Mr. SF Tse and Mr. TT Tse may be deemed to have voting and investment power with respect to the 1,130,500 Ordinary Shares held by Fung & Tun Limited. The registered address of Fung & Tun Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.
(6)	The business address of Mr. Xudong Yang is No. 11, Group 5, Weijia Village, Washi Town, Yantan District, Zigong City, Sichuan Province, China.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as an exempted company with limited liability in the Cayman Islands under the laws of the Cayman Islands on February 21, 2024 under the name “Masonglory Limited”. Our affairs are governed by our Amended and Restated Memorandum and Articles, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 62,500,000 shares of par value US$0.0008 each, comprising (i) 60,000,000 class A ordinary shares of a par value of US$0.0008 each and (ii) 2,500,000 class B ordinary shares of a par value of US$0.0008 each.

The following are summaries of the material provisions of our Amended and Restated Memorandum and Articles currently in force and the Companies Act, insofar as they relate to the material terms of our Class A Ordinary Shares and Class B Ordinary Shares. Our Amended and Restated Memorandum and Articles are filed as an exhibit to the registration statement of which this prospectus forms a part.

Ordinary Shares

General

All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares to bearer.

Our Ordinary Shares consist of Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by our shareholders. Save and except for voting rights and conversion rights expressly provided in our Amended and Restated Memorandum and Articles, the Class A Ordinary Shares and the Class B Ordinary Shares rank pari passu with one another and have the same rights, preferences, privileges and restrictions.

Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. Upon any direct or indirect sale, transfer, assignment or disposition of any Class B Ordinary Share, or the direct or indirect transfer or assignment of the voting power attached to such Class B Ordinary Share through voting proxy or otherwise, by a holder thereof to any person or entity which is not ultimately controlled by another holder of Class B Ordinary Shares or an affiliate of such another holder, all Class B Ordinary Shares held by such holder shall be automatically and immediately converted into the same number of Class A Ordinary Shares. Subject to the unanimous prior approval of the holders of Class B Ordinary Shares, Class A Ordinary Shares are convertible into Class B Ordinary Shares in such number and/or at such conversion ratio as may be approved by all holders of Class B Ordinary Shares.

Dividends

Subject to the Companies Act, any rights and restrictions for the time being attached to any shares and our Amended and Restated Memorandum and Articles, our board of directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorize payment of the same out of the funds of our Company lawfully available therefor. In addition, our Company in general meeting may by an ordinary resolution declare dividends, but no dividend shall be declared in excess of the amount recommended by our directors.

Except in so far as the rights attaching to, or the terms of issue of, any share may otherwise provide:

(i)	all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, although no amount paid up on a share in advance of calls shall for this purpose be treated as paid up on the share;

Any dividend, bonus or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and shall be sent at the holder’s or joint holders’ risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to our Company. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.

Whenever our directors or our Company in general meeting has resolved that a dividend be paid or declared, our board of directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind.

Our directors may, if it thinks fit, receive from any member willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced may pay interest at such rate (if any) not exceeding, without the sanction of an ordinary resolution, eight percent (8%) per annum, as may be agreed upon between the member paying the sum in advance and our board of directors, but no such sum paid in advance of a call shall entitle the member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

Any dividend unclaimed after a period of six calendar years from the date of declaration of such dividend may be forfeited by our board of directors and, if so forfeited, shall revert to our Company.

No dividend or other monies payable by our Company on or in respect of any share shall bear interest against our Company.

Voting Rights

Subject to any rights and restrictions for the time being attached to any share, every shareholder and every person representing a shareholder by proxy shall have one (1) vote for each Class A Ordinary Share and fifty (50) votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll. All questions submitted to a meeting shall be decided by an ordinary resolution except where a greater majority is required by our Amended and Restated Memorandum and Articles or by the Companies Act. In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote. On a poll, a member entitled to more than one vote need not use all his votes or cast all the votes he does use in the same way.

Transfer of Ordinary Shares

Subject to the Companies Act and our Amended and Restated Memorandum and Articles, all transfers of shares shall be effected by an instrument of transfer in the usual or common form or in such other form as our board of directors may approve and may be under hand or, if the transferor or transferee is a clearing house (or its nominee(s)) or a central depository house (or its nominee(s)), under hand or by machine imprinted signature, or by such other manner of execution as our board of directors may approve from time to time.

Execution of the instrument of transfer shall be by or on behalf of the transferor and, if in respect of a nil or partly paid up share or if so required by our board of directors, shall also be executed on behalf of the transferee. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members of our Company in respect of that share.

Our directors may, in our absolute discretion, decline to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve or on which our Company has a lien. It may also decline to register a transfer of any share issued under any share option scheme upon which a restriction on transfer subsists or a transfer of any share to more than four joint holders.

Our directors may decline to recognize any instrument of transfer unless a certain fee, up to such maximum sum as Nasdaq may determine to be payable, is paid to our Company, the instrument of transfer is properly stamped (if applicable), is in respect of only one class of share and is lodged at our registered office or the place at which the principal register is located accompanied by the relevant share certificate(s) and such other evidence as our directors may reasonably require is provided to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of Nasdaq, be suspended at such times and for such periods (not exceeding in the whole thirty days in any year) as our board of directors may determine.

Fully paid shares shall be free from any restriction on transfer (except when permitted by Nasdaq) and shall also be free from all liens.

Procedures on liquidation

A resolution that our Company be wound up by the court or be wound up voluntarily shall be a special resolution of our shareholders.

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares:

(i)	if our Company is wound up, the surplus assets remaining after payment to all creditors shall be divided among the members in proportion to the par value of the shares held by them respectively at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise; and

(ii)	if our Company is wound up and the surplus assets available for distribution among the members are insufficient to repay the whole of the share capital, such assets shall be distributed, subject to the rights of any shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the members in proportion to the par value of the shares held by them, respectively.

If our Company is wound up (whether the liquidation is voluntary or compelled by the court), the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide among the members in specie or kind the whole or any part of the assets of our Company, whether the assets consist of property of one kind or different kinds, and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be so divided and may determine how such division shall be carried out as between the members or different classes of members and the members within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, but so that no member shall be compelled to accept any shares or other property upon which there is a liability.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to the Amended and Restated Memorandum and Articles and to the terms of allotment, our directors may, from time to time, make such calls as it thinks fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment of such shares made payable at fixed times. A call may be made payable either in one sum or by instalments. If the sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at the rate of eight percent (8%) per annum from the day appointed for payment to the time of actual payment, but our board of directors may waive payment of such interest wholly or in part. Our board of directors may, if it thinks fit, receive from any member willing to advance the same, either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced our Company may pay interest at such rate (if any) not exceeding, without the sanction of an ordinary resolution, eight percent (8%) per annum, as may be agreed upon between the member paying the sum in advance and our board of directors.

If a member fails to pay any call or instalment of a call on the day appointed for payment, our board of directors may, for so long as any part of the call or instalment remains unpaid, serve not less than 14 calendar days’ notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment. The notice shall name a further day (not earlier than the expiration of 14 calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and shall also name the place where payment is to be made. The notice shall also state that, in the event of non-payment at or before the appointed time, the shares in respect of which the call was made will be liable to be forfeited.

If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of our board of directors to that effect. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, nevertheless, remain liable to pay to our Company all monies which, at the date of forfeiture, were payable by him to our Company in respect of the shares but his liability shall cease if and when our Company receives payment in full of the amount unpaid on the forfeited shares.

Redemption of Ordinary Shares

Subject to the Companies Act, our Amended and Restated Memorandum and Articles, and, where applicable, the Nasdaq listing rules or any other law or so far as not prohibited by any law and subject to any rights conferred on the holders of any class of shares, any power of our Company to purchase or otherwise acquire all or any of its own shares (including any redeemable shares) be exercisable by our board of directors in such manner, upon such terms and subject to such conditions as it thinks fit.

Subject to the Companies Act, our Amended and Restated Memorandum and Articles, and to any special rights conferred on the holders of any shares or attaching to any class of shares, shares may be issued on the terms that they may, at the option of our Company or the holders thereof, be liable to be redeemed on such terms and in such manner, including out of capital, as our board of directors may deem fit.

Variations of Rights of Shares

Subject to the Companies Act and without prejudice to our Amended and Restated Memorandum and Articles, if at any time the share capital of our Company is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided for by the terms of issue of the shares of that class) only be materially and adversely varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. These provisions relating to general meetings shall mutatis mutandis apply to every such separate general meeting, but so that the necessary quorum shall be one or more persons holding or representing by proxy at least one-third in nominal or par value amount of the issued shares of that class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those shareholders who are present shall form a quorum). Every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him, and any holder of shares of the class present in person or by proxy may demand a poll.

Any special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Amended and Restated Memorandum and Articles provide that our Company may (but shall not be obliged to) in each calendar year hold a general meeting as our annual general meeting, which shall be specified as such in the notice calling it and shall be held at such time and place as may be determined by our directors.

Extraordinary general meetings may be convened on the requisition of one or more members holding, at the date of deposit of the requisition, shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all the issued and outstanding shares of our Company that as at the date of the deposit carry the right to vote at general meetings. Such requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at our registered office. If our board of directors does not within twenty-one (21) calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further forty-five (45) calendar days, the requisitionists, or any of them representing more than one-half (1/2) of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) calendar months after the expiration of the said forty-five (45) calendar days.

Every general meeting of our Company shall be called by at least seven (7) calendar days’ notice in writing. The notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given, and shall specify the place, the day and the hour of the meeting and the general nature of the business to be considered at that meeting.

Although a meeting of our Company may be called by shorter notice than as specified above, such meeting may be deemed to have been duly called if it is so agreed:

(i)	in the case of an annual general meeting, by all members of our Company entitled to attend and vote thereat; and

(ii)	in the case of any other meeting, by holders of two-thirds (2/3) of our shareholders having a right to attend and vote at the meeting, present in person or, in the case of a corporation or other non-natural person, represented by its duly authorized representative or by proxy.

No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, and continues to be present until the conclusion of the meeting.

The quorum for a general meeting shall be one or more members present in person (or in the case of a member being a corporation, by its duly authorized representative) or by proxy holding shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all shares in issue and entitled to vote at such general meeting.

Inspection of Books and Records

Holders of our Ordinary Shares have no general right under Cayman Islands law to inspect or obtain copies of our register of members or corporate records (except for our Amended and Restated Memorandum and Articles, any special resolutions passed by our Company and the register of mortgages and charges of our Company). However, we will provide our shareholders with annual audited financial statements.

Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	sub-divide our shares or any of them into our shares of smaller amount than is fixed by our Company’s memorandum of association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced our shares shall be the same as it was in case of the share from which the reduced our shares is derived;

(d)	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled; and

(e)	divide our shares into several classes and, without prejudice to any special rights previously conferred on the holders of existing shares, attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions as our board of directors may determine.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital or any capital redemption reserve in any way.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

This discussion does not purport to be a complete statement of the rights of holders of our ordinary shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.	As a matter of Cayman Islands law, a director of a Cayman Islands exempted company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless our Company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands exempted company owes to the company a duty to act with skill and care. It was previously considered that a director needs not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

	Delaware	Cayman Islands
Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.	Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Interested Directors	Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Declaration of director’s interest is mainly governed by the terms of a company’s memorandum and articles of association.

Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including but not limited to, alteration of the memorandum or articles of association, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Companies Act requires that a special resolution be passed by a majority of at least two-thirds of such members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given, except that a company may in its articles of association specify that the required majority shall be a number greater than two-thirds, and may additionally so provide that any such majority (being not less than two-thirds) may differ as between matters required to be approved by a special resolution.

	Delaware	Cayman Islands
Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Subject to our Amended and Restated Memorandum and Articles and the Companies Act, our Company may from time to time in general meeting by ordinary resolution elect any person to be a director either to fill a casual vacancy or as an additional director.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	As permitted under Cayman Islands law, our Amended and Restated Memorandum and Articles do not provide for cumulative voting.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	As permitted by Cayman Islands law, the memorandum and articles of association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.	Nomination and removal of directors filling a casual vacancy are governed by the terms of the memorandum and articles of association.

Mergers and Similar Arrangements	Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.	The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies in the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

Delaware	Cayman Islands
Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by, in the case of a scheme of arrangement with members or class of members, seventy-five (75) per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and in the case of a scheme of arrangement with creditors, a majority in number of the creditors or class of creditors, as the case may be, with whom the arrangement is to be made, and who must in addition represent seventy-five (75) per cent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

	Delaware	Cayman Islands

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of not less than ninety percent (90%) of the shares affected, the offeror may, within a two-month period after the approval by the said holders, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority”.

Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Holders of our Ordinary Shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. Under our Amended and Restated Memorandum and Articles , our shareholders (not being a director) or other person have no right to inspect our account or book or document except as conferred by the Companies Act or ordered by a court of competent jurisdiction or authorized by our board of directors or our Company in general meeting.

	Delaware	Cayman Islands
Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, our Amended and Restated Memorandum and Articles provide that extraordinary general meetings shall be convened on the requisition of one or more members holding, at the date of deposit of the requisition, shares carrying in aggregate not less than one-third (1/3) of all votes attaching to all the issued and outstanding shares of our Company that carry the right to vote at general meetings.

Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.	Our Amended and Restated Memorandum and Articles provide that any action required or permitted to be taken at general meetings of our Company may only be taken upon the vote of shareholders at general meeting and shareholders may approve corporate matters by way of a unanimous written resolution without a meeting being held.

Variation of rights of shares	Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.	Subject to the Companies Act and without prejudice to our Amended and Restated Memorandum and Articles, if at any time the share capital of our Company is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided for by the terms of issue of the shares of that class) only be materially and adversely varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of governing documents	Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	As permitted by Cayman Islands law, the memorandum and articles of association may only be amended by a special resolution of the shareholders.

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	Our Amended and Restated Memorandum and Articles provide that our chairman or our directors may call general meetings. Extraordinary general meetings shall also be convened on the requisition of one or more of our shareholders holding, at the date of deposit of the requisition, shares carrying in aggregate not less than one-third (1/3) of all votes attaching to all the issued and outstanding shares of our Company that carry the right to vote at general meetings.

Dissolution; Winding Up	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.	Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Amended and Restated Memorandum and Articles, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

SHARES ELIGIBLE FOR FUTURE SALE

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “FFTT.” Future sales of substantial amounts of our Class A Ordinary Shares in the public market after the date of this prospectus, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, the 3,378,000 Class A Ordinary Shares registered for resale under this prospectus will be available for sale in the public market upon the effectiveness of the registration statement of which this prospectus forms a part, subject to the restrictions applicable to our affiliates described below.

As of the date of this prospectus, we have 3,481,147 Class A Ordinary Shares and 682,500 Class B Ordinary Shares issued and outstanding. Of that amount, 2,044,000 Class A Ordinary Shares are issued and outstanding and up to 1,334,000 Class A Ordinary Shares are issuable upon exercise of the Warrants, and all 3,378,000 Class A Ordinary Shares are registered for resale under this prospectus. The remaining Class A Ordinary Shares and all of the Class B Ordinary Shares are held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The Ordinary Shares issued and outstanding prior to this offering are restricted securities, as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

In general, persons who have beneficially owned restricted Ordinary Shares for at least six months, and any affiliate of the Company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a seller may sell an unlimited number of restricted securities under Rule 144 if:

●	the restricted securities have been held for at least six months, including the holding period of any prior owner other than one of our affiliates;
●	we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale; and
●	we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three months period only that number of securities that does not exceed the greater of either of the following:

●	1% of the number of Ordinary Shares then outstanding, which will equal approximately Ordinary Shares immediately after the Closing Date based on the number of Ordinary Shares outstanding as of March 31, 2026; or
●	the average weekly trading volume of our Ordinary Shares in the form of Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six months holding period of Rule 144, which does not apply to sales of unrestricted securities.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers, or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until 90 days after the date of this prospectus before selling any such shares. However, the Rule 701 shares would remain subject to lock-up arrangements as described below and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates, or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

●	none of the shareholder, its affiliate, nor any person acting on their behalf engages in directed selling efforts in the United States, and
●	in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee, or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

MATERIAL INCOME TAX CONSIDERATIONS

The following summary of the material Cayman Islands, Hong Kong and U.S. federal income tax consequences of an investment in the Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Shares, such as the tax consequences under state, local and other tax laws. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser.

Cayman Islands Taxation

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies save for those which hold interests in land in the Cayman Islands. There are no exchange control regulations or currency restrictions in effect in the Cayman Islands.

Hong Kong Profits Taxation

Our subsidiary incorporated in Hong Kong was subject to Hong Kong profits tax at 8.25% on its assessable profits up to HK$2,000,000 and 16.5% on its assessable profits over HK$2,000,000 on its taxable income assessable profits generated from operations arising in or derived from Hong Kong for the years of assessment of 2021/2022 and 2020/2021. As from year of assessment of 2018/2019 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax laws, our Hong Kong subsidiary is exempted from Hong Kong income profits tax on its foreign-derived income profits. In addition, payments of dividends from our Hong Kong subsidiary to us are not subject to any tax withholding in Hong Kong.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that hold our Ordinary Shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions; insurance companies; dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes; tax-exempt entities or governmental organizations; retirement plans; regulated investment companies; real estate investment trusts; grantor trusts; brokers, dealers, or traders in securities, commodities, currencies, or notional principal contracts; certain former citizens or long-term residents of the United States; persons who hold our Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or integrated investment; persons that have a “functional currency” other than the U.S. dollar; persons that own directly, indirectly, or through attribution 10% or more of the voting power of our Ordinary Shares; corporations that accumulate earnings to avoid U.S. federal income tax; partnerships and other pass-through entities; and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift, or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our Ordinary Shares who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons has the authority to control all of its substantial decisions, or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Ordinary Shares, the U.S. federal income tax consequences relating to an investment in such Ordinary Shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership, and disposition of our Ordinary Shares.

Persons considering an investment in our Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership, and disposition of our Ordinary Shares, including the applicability of U.S. federal, state, and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company (“PFIC”) Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (i) at least 75% of its gross income is “passive income” (“PFIC income test”), or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income (“PFIC asset test”). Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash (even if held as working capital or raised in a public offering) marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we do not presently expect to be a PFIC for our current taxable year or the foreseeable future. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Ordinary Shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Ordinary Shares; and (ii) any gain recognized on a sale, exchange, or other disposition, including a pledge, of our Ordinary Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Ordinary Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and one of our non-U.S. subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-U.S. subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and, accordingly, cannot be classified as lower-tier PFICs. However, non-U.S. subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our Ordinary Shares if a valid “mark-to-market” election is made by the U.S. Holder for our Ordinary Shares. An electing U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange, or other disposition of our Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income, and any loss from such sale, exchange, or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income test or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above, and any gain or loss recognized on the sale or exchange of the Ordinary Shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

Our Ordinary Shares will be marketable stock as long as they remain listed on the Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the Ordinary Shares for any taxable year during which we are not a PFIC, but it will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

No estate, inheritance, succession, or gift tax, rate, duty, levy, or other charge is payable by persons who are not resident in the Cayman Islands with respect to any of our shares, debt obligations, or other securities. All instruments relating to transactions in respect to our shares, debt obligations, or other securities and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the Cayman Islands, save for Cayman Islands companies which hold interests in land situated in the Cayman Islands. There are currently no withholding taxes or exchange control regulations in the Cayman Islands applicable to us or our shareholders.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund (“QEF”) election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership, and disposition of our Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares, and the IRS information reporting obligations with respect to the purchase, ownership, and disposition of Ordinary Shares of a PFIC.

Distributions

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder that receives a distribution with respect to our Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation” to certain non-corporate U.S. Holders may be eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “PFIC Consequences”), we will not be treated as a qualified foreign corporation, and therefore, the reduced capital gains tax rate described above will not apply.

Dividends will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend income paid in Cayman Islands dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect to the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Ordinary Shares that are readily tradable on an established securities market in the United States.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange, or other disposition of our Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange, or other disposition and such U.S. Holder’s adjusted tax basis in the Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange, or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates, or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Ordinary Shares. If you are a U.S. person that is an individual, estate, or trust, you are encouraged to consult your tax advisor regarding the applicability of this Medicare tax to your income and gains in respect to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “PFIC Consequences,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than $100,000 for our Ordinary Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any Ordinary Shares under the laws of their country of citizenship, residence, or domicile.

SELLING SHAREHOLDERS

This prospectus relates to the offer and sale, from time to time, by the Selling Shareholders named in the table below of up to 3,378,000 Class A Ordinary Shares, consisting of (i) 1,377,000 Class A Ordinary Shares issued on August 12, 2026 to Xudong Yang (the “Swap Shares”), being the subscriber under the share swap agreement dated August 12, 2026 pursuant to which Global Champion Business Limited transferred a 20% equity interest in Beta Beteiligungs und Besitz GmbH to our subsidiary Key Strategic Development Limited, the Swap Shares being issued at US$3.40 per share for aggregate consideration of US$4,681,800; (ii) 667,000 Class A Ordinary Shares issued on October 5, 2026 to four investors at a purchase price of US$1.50 per share (the “PIPE Shares”); and (iii) up to 1,334,000 Class A Ordinary Shares issuable upon exercise of the Series A Warrants and Series B Warrants issued to those investors (the “Warrant Shares”).

The following table sets forth information regarding the beneficial ownership of our Class A Ordinary Shares by each Selling Shareholder as of the date of this prospectus, the number of Class A Ordinary Shares that may be sold by each Selling Shareholder under this prospectus and the number of Class A Ordinary Shares that each Selling Shareholder will beneficially own after the offering, assuming that each Selling Shareholder sells all of the Class A Ordinary Shares offered by it. We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. The percentages set forth below are calculated based on 3,481,147 Class A Ordinary Shares issued and outstanding as of the date of this prospectus. The Selling Shareholders may sell any, all or none of the Class A Ordinary Shares offered by this prospectus, and we do not know when or in what amount they may do so. Information about the Selling Shareholders may change from time to time, and we will supplement this prospectus as required.

Selling Shareholder	Class A Ordinary Shares Beneficially Owned Before the Offering	Class A Ordinary Shares to be Offered	Class A Ordinary Shares Beneficially Owned After the Offering
Xudong Yang	1,377,000	1,377,000	0
PIPE investors: Xu Haiyang, Tan Xiao, Pan Wuzheng and Zhong Youdi	2,001,000	2,001,000	0
Total	3,378,000	3,378,000	0

(2) The number of Class A Ordinary Shares beneficially owned prior to the offering by the PIPE investors includes up to 1,334,000 Class A Ordinary Shares issuable upon exercise of the Series A Warrants and the Series B Warrants held by them, and assumes the exercise in full of those Warrants. The Warrant Shares will be issued only upon exercise of the Warrants. Per the records of VStock Transfer, LLC, our transfer agent, each of the four PIPE investors holds 166,750 Class A Ordinary Shares in restricted book-entry form (accounts 19 through 22) bearing a Securities Act legend, and those records show no free-trading shares.

The four PIPE investors, each of which purchased 166,750 Class A Ordinary Shares together with a Series A Warrant for 166,750 Class A Ordinary Shares and a Series B Warrant for 166,750 Class A Ordinary Shares, are:

Xu Haiyang — 166,750 Class A Ordinary Shares, 166,750 Series A Warrant Shares and 166,750 Series B Warrant Shares, 500,250 shares in aggregate;

Tan Xiao — 166,750 Class A Ordinary Shares, 166,750 Series A Warrant Shares and 166,750 Series B Warrant Shares, 500,250 shares in aggregate;

Pan Wuzheng — 166,750 Class A Ordinary Shares, 166,750 Series A Warrant Shares and 166,750 Series B Warrant Shares, 500,250 shares in aggregate;

Zhong Youdi — 166,750 Class A Ordinary Shares, 166,750 Series A Warrant Shares and 166,750 Series B Warrant Shares, 500,250 shares in aggregate.

Each Selling Shareholder is a non-U.S. person that acquired its Class A Ordinary Shares and Warrants in an offshore transaction under Regulation S, is not an affiliate of the Company and has not been an affiliate during the preceding three months. The Class A Ordinary Shares are registered for resale under this prospectus and will be freely tradable in the hands of the Selling Shareholders upon the effectiveness of the registration statement of which this prospectus forms a part, subject to the prospectus being current. The Warrant Shares will be registered for resale upon issuance and are issuable only upon payment of the exercise price in cash. The Company will instruct VStock Transfer, LLC to remove the Securities Act legend from shares sold in accordance with this prospectus upon receipt of a customary broker representation letter and, where required, an opinion of counsel that the shares are freely tradable.

The Selling Shareholders identified in the table above acquired the Class A Ordinary Shares offered by this prospectus in transactions that were not registered under the Securities Act, and those shares are “restricted securities” within the meaning of Rule 144. The Class A Ordinary Shares will become freely tradable upon the effectiveness of the registration statement of which this prospectus forms a part, subject to the restrictions applicable to our affiliates described under “Shares Eligible for Future Sale.” The Selling Shareholders have not held any position or office with us or had any other material relationship with us during the past three years, except that the holder of the Swap Shares is the holder of a 49% equity interest in Beta Beteiligungs und Besitz GmbH (and the beneficial owner of such holder) and, as a result of the acquisition described above, the holder of the Swap Shares may be deemed to be a counterparty to a material transaction with us. None of the PIPE investors beneficially owns 5% or more of our aggregate voting power.

PLAN OF DISTRIBUTION

Xu Haiyang, Tan Xiao, Pan Wuzheng and Zhong Youdi each hold a Series A Warrant and a Series B Warrant. Each of them may exercise its Warrants and sell the Class A Ordinary Shares issued upon exercise under this prospectus. The Warrants are exercisable for cash only, in whole or in part, at any time before October 5, 2028; a holder must deliver a notice of exercise and pay the aggregate exercise price of US$1.30 or US$1.10 per share, as applicable. We will receive the exercise price in respect of any Warrants exercised, up to approximately US$1.6 million if all of the Warrants are exercised, but we will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders.

The Class A Ordinary Shares offered by this prospectus are being offered and sold by the Selling Shareholders. We are not selling any Class A Ordinary Shares and will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders. All net proceeds from the sale of the Class A Ordinary Shares covered by this prospectus will go to the Selling Shareholders. We will, however, receive cash proceeds equal to the aggregate exercise price of any Warrants exercised for cash, up to approximately US$1,600,800 if all of the Warrants are exercised for cash, and we intend to use those proceeds for general corporate purposes, including working capital.

The Selling Shareholders may sell the Class A Ordinary Shares offered by this prospectus from time to time in one or more transactions: on the Nasdaq Capital Market or any other national securities exchange or quotation service on which the Class A Ordinary Shares may be listed or quoted at the time of sale; in the over-the-counter market; in transactions other than on these exchanges or in the over-the-counter market; through the writing of options, whether the options are listed on an options exchange or otherwise; through the settlement of short sales; or through a combination of any of the foregoing. Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. The Selling Shareholders may also sell the Class A Ordinary Shares under Rule 144 or Regulation S under the Securities Act, if available, rather than under this prospectus.

In connection with the sale of the Class A Ordinary Shares, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell the Class A Ordinary Shares short and deliver the Class A Ordinary Shares to close out such short positions, or loan or pledge the Class A Ordinary Shares to broker-dealers that in turn may sell such shares.

The Selling Shareholders may effect these transactions by selling the Class A Ordinary Shares directly to purchasers or to or through broker-dealers, agents or underwriters, who may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders or the purchasers of the Class A Ordinary Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Sales will be made only through broker-dealers registered as such under the applicable securities laws of the states of the United States, if required.

We have not engaged any underwriter, placement agent or dealer in connection with the offer and sale of the Class A Ordinary Shares by the Selling Shareholders, and no person has any arrangement or understanding with us to sell any of the Class A Ordinary Shares. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Because the Selling Shareholders may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act and to Regulation M under the Exchange Act, which may limit the timing of purchases and sales of the Class A Ordinary Shares by any of them.

We will bear all costs and expenses relating to the registration of the Class A Ordinary Shares offered by this prospectus. The Selling Shareholders will bear any brokerage commissions, discounts and similar selling expenses attributable to their sales of the Class A Ordinary Shares, and any transfer taxes payable in connection with such sales. We have agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act, and the Selling Shareholders have agreed to indemnify us against certain liabilities, including liabilities arising from information furnished to us in writing by them for use in this prospectus, in each case to the extent provided in the agreements pursuant to which the Class A Ordinary Shares were issued.

We will keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the date on which all of the Class A Ordinary Shares covered by this prospectus have been sold by the Selling Shareholders, or (ii) the date on which the Class A Ordinary Shares covered by this prospectus may be sold without registration and without regard to any volume or manner-of-sale limitations of Rule 144. We will supplement this prospectus to the extent required to describe any material change in the plan of distribution.

LEGAL MATTERS

We are being represented by Charles Wilson LLP with respect to certain legal matters as to United States federal securities law and New York State law, as well as certain legal matters as to Hong Kong law. The validity of the Class A Ordinary Shares offered by this prospectus and certain other legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels, our legal counsel as to Cayman Islands law.

EXPERTS

The consolidated financial statements of Masonglory Limited for the fiscal years ended March 31, 2026, 2025 and 2024 incorporated by reference in this prospectus and elsewhere in the registration statement, and the consolidated financial statements of Beta Beteiligungs und Besitz GmbH for the fiscal years ended December 31, 2025 and 2024 incorporated by reference in this prospectus, have been so incorporated by reference in reliance on the reports of J&S Associate PLT, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of J&S Associate PLT is located at C-13-11, Megan Avenue II, 12, Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; (e) and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include: (a) the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provides less protection to investors; and (b) the Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in Hong Kong. In addition, all of our directors and officers reside outside the United States and all or a substantial portion of their assets are located outside the United States. Due to the lack of reciprocity and treaties between the United States and Hong Kong, together with cost and time constraints, it may be difficult for investors to effect service of process within the United States upon us or the persons who are nationals or residents of Hong Kong, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any state in the United States.

Enforceability

Harney Westwood & Riegels, our counsel as to the laws of Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of any state in the United States.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of the Foreign Court of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, exercising its discretion having regard to comity, fairness and mutuality, such as orders for specific performance or declaratory judgments. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. In addition, the foreign judgment must not already have been wholly satisfied and must still be capable of enforcement in the country of origin. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of United States federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are in the nature of a final or other penalty. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal despite the time-limit for which having not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending an appeal against the foreign judgment and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

All of our directors and officers reside outside the United States in Hong Kong. There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

It is also uncertain whether, in the future, the Hong Kong government will implement regulations and policies of the Chinese government or adopt regulations and policies of its own that are substantially similar to those of the Chinese government.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The registration statements, reports and other information so filed can be obtained electronically by means of the SEC’s website at http://www.sec.gov. The information on that website is not a part of this prospectus, except for the documents specifically incorporated by reference herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with or furnish to the SEC. This means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the following documents, including the financial statements and financial information identified below:

(1) our Annual Report on Form 20-F for the fiscal year ended March 31, 2026, filed with the SEC on July 30, 2026 (File No. 001-42728) (the “2026 Annual Report”), including Item 18 thereof and the audited consolidated financial statements of Masonglory Limited and its subsidiaries, together with the related notes and the report of the independent registered public accounting firm thereon, comprising the consolidated balance sheets as of March 31, 2026 and 2025 and the consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for the fiscal years ended March 31, 2026, 2025 and 2024; and

(2) our Report on Form 6-K/A (Amendment No. 1) furnished to the SEC on October 30, 2026 (the “Beta 6-K/A”), solely with respect to Exhibits 99.1, 99.2 and 99.3 thereto, comprising: (i) the audited consolidated financial statements of Beta Beteiligungs und Besitz GmbH for the fiscal years ended December 31, 2025 and 2024 (Exhibit 99.1); (ii) its unaudited condensed consolidated financial statements for the six months ended June 30, 2026 and 2025 (Exhibit 99.2); and (iii) the Company’s unaudited pro forma condensed combined financial information giving effect to its acquisition of a 20% equity interest in Beta Beteiligungs und Besitz GmbH, accounted for using the equity method in accordance with ASC 323 (Exhibit 99.3).

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed or furnished document that is also incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request and at no cost, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference). Requests should be directed to Masonglory Limited, Room 8, 25/F, CRE Centre, 889 Cheung Sha Wan Road, Kowloon, Hong Kong, Attention: Investor Relations, telephone: +852 3997 3682.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against fraud or dishonesty.

Pursuant to our Amended and Restated Memorandum and Articles, the directors, alternate directors, secretary and other officers for the time being of the Company and the trustees (if any) for the time being acting in relation to any of the affairs of the Company, and their respective executors or administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their executors or administrators, shall or may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own dishonesty, willful default or fraud, and none of them shall be answerable for the acts, receipts, neglects or defaults of any other of them, or for joining in any receipt for the sake of conformity, or for any bankers or other persons with whom any moneys or effects of the Company shall be lodged or deposited for safe custody, or for the insufficiency or deficiency of any security upon which any moneys of the Company shall be placed out or invested, or for any other loss, misfortune or damage which may arise in the execution of their respective offices or trusts, or in relation thereto, except as the same shall happen by or through their own dishonesty, willful default or fraud.

We entered into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

We obtained directors’ and officers’ liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No Underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary Shares
Harneys Fiduciary (Cayman) Limited(1)	February 21, 2024	1	USD 0.0001
Tse Shing Fung(2)	February 29, 2024	1	USD 0.0001
Fung & Tun Limited	June 14, 2024	11,499,998	USD 1,150
Main Works International Limited	June 14, 2024	500,000	HKD 650,000
Vision Win Enterprises Limited	June 14, 2024	500,000	HKD 650,000
Mr. Xudong Yang(3)	August 12, 2026	1,377,000	20% equity interest in Beta
PIPE investors (Xu Haiyang, Tan Xiao, Pan Wuzheng and Zhong Youdi)(4)	October 5, 2026	667,000	USD1,000,500
PIPE investors (Series A and Series B Warrants)(4)	October 5, 2026	1,334,000	No separate consideration

(1)	On February 28, 2024, Harneys Fiduciary (Cayman) Limited transferred one (1) Ordinary Share to Tse Tsz Tun, which was subsequently transferred to Fung & Tun Limited on March 25, 2024.
(2)	On March 25, 2024, Tse Shing Fung transferred one (1) Ordinary Share to Fung & Tun Limited.
(3)	On August 12, 2026, the Company issued an aggregate of 1,377,000 Class A Ordinary Shares as consideration in connection with the share swap transaction involving Beta Beteiligungs und Besitz GmbH. The business address of Mr. Xudong Yang is No. 11, Group 5, Weijia Village, Washi Town, Yantan District, Zigong City, Sichuan Province, China.
(4)	On October 5, 2026, the Company completed a private placement with four investors, issuing an aggregate of 667,000 Class A Ordinary Shares at US$1.50 per share, together with Series A Warrants to purchase up to 667,000 Class A Ordinary Shares at US$1.30 per share and Series B Warrants to purchase up to 667,000 Class A Ordinary Shares at US$1.10 per share. The Warrants are exercisable for cash only until October 5, 2028.

Item 8. Exhibits and Financial Statement Schedules.

(a)	The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	If the registrant is relying on Rule 430B:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)	The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Second Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 6-K furnished to the SEC on August 6, 2026, File No. 001-42728).
4.1	Specimen certificate evidencing Ordinary Shares (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on November 7, 2024 (File No. 333-283046; accession No. 0001213900-24-095137)).
5.1*	Opinion of Harney Westwood & Riegels regarding the validity of the Ordinary Shares being registered
10.1	Form of Indemnification Agreement between the registrant and its officers and directors (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on November 7, 2024 (File No. 333-283046; accession No. 0001213900-24-095137)).
10.2	Form of Director Agreement between the registrant and its directors (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form F-1 filed with the SEC on November 7, 2024 (File No. 333-283046; accession No. 0001213900-24-095137)).
10.3	Form of Independent Director Agreement between the registrant and its independent directors (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form F-1 filed with the SEC on November 7, 2024 (File No. 333-283046; accession No. 0001213900-24-095137)).
10.4	Form of Employment Agreement between the registrant and its officers (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form F-1 filed with the SEC on November 7, 2024 (File No. 333-283046; accession No. 0001213900-24-095137)).
10.5	Office Lease Contract by and amongst Tse Chun Yuen, Tse Chun Kuen, Or So Lan, Yapp Ngi Yang and Masontech Limited dated April 1, 2024 (incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 20-F filed with the SEC on July 30, 2025, File No. 001-42728).
10.6	Office Lease Contract by and amongst Tse Chun Yuen, Tse Chun Kuen, Or So Lan, Yapp Ngi Yang and Masontech Limited dated April 1, 2025 (incorporated by reference to Exhibit 4.6 to the Company’s Annual Report on Form 20-F filed with the SEC on July 30, 2025, File No. 001-42728).
10.7	Form of Director Agreement between the registrant and Jinyu Xie (incorporated by reference to Exhibit 4.7 to the Company’s Annual Report on Form 20-F filed with the SEC on July 30, 2026, File No. 001-42728).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Amendment No. 1 to Form F-3, filed with the SEC on October 30, 2026 (File No. 333-299600; accession No. 0001185185-26-005097)
23.1*	Consent of J&S Associate PLT, an independent registered public accounting firm
23.2*	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
23.3	Consent of Mr. Lui Po Yuen (incorporated by reference to Exhibit 23.4 to the Company’s Registration Statement on Form F-1 filed with the SEC on November 7, 2024, File No. 333-283046; accession No. 0001213900-24-095137).
23.4	Consent of Mr. Man Wing Wa (incorporated by reference to Exhibit 23.5 to the Company’s Registration Statement on Form F-1 filed with the SEC on November 7, 2024, File No. 333-283046; accession No. 0001213900-24-095137).
23.5	Consent of Mr. Cheng Shing Yan (incorporated by reference to Exhibit 23.6 to the Company’s Registration Statement on Form F-1 filed with the SEC on November 7, 2024, File No. 333-283046; accession No. 0001213900-24-095137).
24.1*	Power of Attorney (included on signature page)
99.1	Code of Business Conduct and Ethics (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on November 7, 2024 (File No. 333-283046; accession No. 0001213900-24-095137)).
99.2	Audit Committee Charter (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form F-1 filed with the SEC on November 7, 2024 (File No. 333-283046; accession No. 0001213900-24-095137)).
99.3	Nominating Committee Charter (incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on Form F-1 filed with the SEC on November 7, 2024 (File No. 333-283046; accession No. 0001213900-24-095137)).
99.4	Compensation Committee Charter (incorporated by reference to Exhibit 99.4 to the Company’s Registration Statement on Form F-1 filed with the SEC on November 7, 2024 (File No. 333-283046; accession No. 0001213900-24-095137)).
107*	Calculation of Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on November 3, 2026.

MASONGLORY Limited

By:	/s/ Jinyu Xie
Name:	Jinyu Xie
Title:	Chief Executive Officer and Co-Chairman of the Board

KNOW ALL BY THOSE PRESENT, that each person whose signature appears below hereby constitutes and appoints and each of them, his or her true and lawful agent, proxy, and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto; (2) act on, sign, and file such certificates, instruments, agreements, and other documents as may be necessary or appropriate in connection therewith; (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act; and (4) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying, and confirming all that such agent, proxy, and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tse Shing Fung	Co-Chairman of the Board and Director	November 3, 2026
Name: Tse Shing Fung

/s/ Jinyu Xie	Chief Executive Officer and Co-Chairman of the Board	November 3, 2026
Name: Jinyu Xie

/s/ Tsoi Chi Hei	Chief Finance Officer	November 3, 2026
Name: Tsoi Chi Hei	(Principal Accounting and Financial Officer)

/s/ Lui Po Yuen	Independent Director	November 3, 2026
Name: Lui Po Yuen

/s/ Man Wing Wa	Independent Director	November 3, 2026
Name: Man Wing Wa

/s/ Cheng Shing Yan	Independent Director	November 3, 2026
Name: Cheng Shing Yan

/s/ Lam Ka Shun	Project Manager	November 3, 2026
Name: Lam Ka Shun

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Masonglory, has signed this registration statement or amendment thereto in New York, New York on November 3, 2026.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.